UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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AAR CORP.
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AAR®

# 2026 Proxy Statement

## Doing it right.

# Nonstop.™

AAR®

Doing it right. Nonstop.™

# Parts.
# Repair.
# Software.

Commercial / Government

Dear fellow stockholders,
Fiscal Year 2026 was a year of significant progress for AAR. We set a series of financial records, completed four acquisitions, progressed and completed facility expansions, launched innovative new software products, and further defined our strategy focusing on Parts, Repair, and Software.
The energy across AAR's global operations fueled a year of strong execution. We delivered the high standards our commercial and government customers expect with the urgency required to keep aircraft flying. The pace of that execution reinforced a defining aspect of how we operate, leading us to add nonstop to our longstanding brand promise, now Doing it right. Nonstop.TM
AAR’s repositioned portfolio and focused strategy drove record-breaking financial results in Fiscal Year 2026. Powered by our Parts, Repair, and Software platform, we delivered industry leading turnaround times at our Airframe MRO facilities, realized significant market share gains for our new parts Distribution customers, and fully embraced AI in our software offering. The strength of our execution translated into the highest revenue, profitability, and earnings in AAR’s history.
Nothing is more important than safety, a principle deeply embedded in AAR's culture. During Fiscal Year 2026, we expanded our Safety Management System (SMS) to our newly acquired repair facilities, implementing AAR's approach to safety across our growing repair network. We also conducted an anonymous safety culture survey that achieved 93% participation, with results significantly exceeding industry benchmarks across key measures of safety culture.
I continue to be grateful to our Board for their support and guidance. On that note, on behalf of all of us at AAR, I would like to thank General Duncan J. McNabb, who will retire from the Board at our 2026 annual meeting of stockholders, for his distinguished service as a director and as Chair of the Board’s Aviation Safety and Training Committee. Throughout his tenure, General McNabb has made a lasting impact on AAR’s safety culture and helped reinforce our “Quality first. Safety always.” value.
With that, I am pleased to invite you to AAR’s 2026 annual meeting of stockholders, which will be a virtual meeting. The annual meeting will be held on Wednesday, September 23, 2026, at 9:00 a.m., Central Time and you will be able to attend the annual meeting online, vote your shares electronically, and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/AIR2026 and entering your control number. You will not be able to attend the annual meeting in person.
I encourage you to read our 2026 proxy statement, our annual report, and our other proxy materials. Please see Appendix B for reconciliations of non-GAAP financial measures. Whether or not you plan to attend the annual meeting of stockholders, your vote is important. Please follow the voting instructions to ensure that your shares are represented and voted at the annual meeting.
Thank you for your continued trust, confidence and investment in AAR.

John M. Holmes
Chairman, President and Chief Executive Officer

2026 Proxy Statement | 1

Notice of 2026 annual meeting
of stockholders
To our stockholders:
We are pleased to invite you to attend our 2026 annual meeting of stockholders (the “annual meeting”). Please read the information in this notice and proxy statement to learn more about AAR and the matters to be voted on at the annual meeting.

Date and time Wednesday, September 23, 2026 9:00 a.m. Central Time	Place www.virtualshareholdermeeting.com/ AIR2026	Record date You may vote your shares at the annual meeting if you were a stockholder at the close of business on Tuesday, July 28, 2026.

Items of business
You will be asked at our annual meeting to:

Items of business		Board recommendation	Page
1	Elect three director nominees included in our annual proxy statement	FOR each director nominee	15
2	Vote on an advisory proposal to approve our Fiscal Year 2026 executive compensation	FOR	40
3	Approve our new stock plan	FOR	81
4	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal Year 2027	FOR	89

Stockholders will transact any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.
Voting
Your vote is important. We encourage you to vote your shares as soon as possible. You may vote by proxy over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-paid envelope provided. If you are a “street name” stockholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares. We also welcome you to attend the virtual meeting and vote online.

www.proxyvote.com	www.virtualshareholdermeeting.com/AIR2026
1-800-690-6903	Complete and return the proxy card or voting information card

Please see Appendix A for important information about voting your shares at our 2026 annual meeting.
By Order of the Board,

Jessica Garascia
Senior Vice President, General Counsel, Chief Administrative Officer, and Secretary
August 4, 2026

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Important notice regarding the availability of the proxy materials for our annual meeting of stockholders to be held on Wednesday, September 23, 2026:
The notice and proxy statement, our proxy card, our 2026 Annual Report to Stockholders, and our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, are available free of charge at www.proxyvote.com. Proxy materials or a Notice of Internet Availability of Proxy Materials are first being made available, released, or mailed to stockholders on August 4, 2026.

2026 Proxy Statement | 3

Proxy statement summary
This summary highlights selected information contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares. We are providing the enclosed proxy materials to you in connection with the solicitation by the Board of proxies to be voted at the annual meeting of stockholders to be held on September 23, 2026. We began providing these proxy materials to our stockholders on August 4, 2026.
AAR – Who we are and what we do
AAR is a leading global aerospace and defense aftermarket solutions company with operations in over 20 countries. The leading parts, repair, and software platform in the aviation aftermarket, AAR serves both commercial and government customers.
Business overview

Parts • Distribution of new parts to commercial and government / defense operators • Used Serviceable Material (USM)	Repair • Airframe MRO • Component MRO • Engineering Services

Software • TraxSM • AerostratSM • Airinmar® • AirvoyantSM	Government Solutions • Government Programs • Mobility Systems

Customers (percentage of Fiscal Year 2026 sales)

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Proxy statement summary
Key business achievements in Fiscal Year 2026

Executed and expanded in commercial and government markets

• Completed construction of Airframe MRO expansion in Oklahoma City and began servicing additional lines of heavy maintenance
• Renewed 100% of new parts Distribution contracts and entered into significant new contracts, expanding U.S. and foreign military support
• Completed formation of xCelle Asia joint venture, expanding offerings in Asia-Pacific Region
• Secured flagship airline commitment for Trax
Strategic actions positioning the Company for continued growth and margin expansion

• Simplified segmentation to align with Parts, Repair, and Software approach and initiated wind-down of Commercial Programs business to improve margins and return on capital
• Acquired ADI American Distributors, LLC, broadening new parts Distribution offerings and presenting high-growth opportunities
• Acquired Aerostrat and launched Airvoyant, each strengthening our Software platform
• Expanded Airframe MRO capacity and optimized footprint with acquisition of HAECO Americas
• Acquired Aircraft Reconfig Technologies, enhancing our Engineering Services offerings and reducing reliance on third parties for design certification

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our goals, commitments, strategies, results and executive compensation program. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for various reasons, including due to the risks, uncertainties, and other important factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 (the “2026 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”), and subsequent filings. We assume no obligation to update any forward-looking statements or information, which speak as of the date of this proxy statement.

2026 Proxy Statement | 5

Proxy statement summary
Our strategy
Our strategy is to deliver on customer commitments and build long-term value for all stakeholders by generating above-market sales growth and margin expansion. We effectuate this strategy through actions to:
•	Win more core business through deepening customer relationships
•	Drive organic growth by winning new agreements, expanding capabilities and capacity, and capturing opportunities in new markets
•	Leverage our platform of integrated aviation aftermarket solutions to drive sales growth across the organization
•	Use our global footprint to drive efficiencies across the business and integrate capabilities across Parts, Repair, and Software
•	Scale with discipline by prioritizing disciplined M&A as a means to achieving strategic objectives
•	Deliver high-quality solutions to customers on time while controlling costs and fostering a culture of innovation and product development
Integrated business: platform for self-reinforcing growth
Parts
•
New parts Distribution drives long-term relationships with OEMs
•
OEM relationships support technical requirements for Component MRO
•
Highly transactional USM business keeps us in close contact with Parts buyers and provides critical market intelligence for new parts Distribution

Software
•
Data available through Parts and Repair activities improve Software offering and enable us to quickly identify market trends
•
Software provides platform through which customers can purchase Parts and Repairs
•
Planning tools provide insight to long-range maintenance planning, allowing us to optimize Airframe MRO capacity and improve new and used parts provisioning

Repair
•
Component MRO supports Airframe MRO and USM activities with repairs
•
Airframe MRO allows us to collect data relevant to OEMs for new parts Distribution
•
Airframe MRO is a highly visible activity that helps drive volume to higher-margin Component MRO

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Proxy statement summary
Financial highlights
AAR had continued strong financial performance for Fiscal Year 2026. Consolidated sales were $3.3 billion, diluted earnings per share were $4.86, and adjusted diluted earnings per share, a non-GAAP financial measure, were a record $5.05 (an increase of 29% from Fiscal Year 2025). During Fiscal Year 2026, we continued our strong focus on working capital management with cash flows provided by operating activities of $99 million.
For a definition of adjusted diluted earnings per share and a reconciliation of this measure to the closest comparable GAAP financial measure, see Appendix B.
Selected financial information

(dollars in millions except per share data) For the fiscal year ended May 31	2026 ($)	2025 ($)	2024 ($)
Sales	3,308.0	2,780.5	2,318.9
Operating income	277.8	185.2	129.2
Diluted earnings per share	4.86	0.35	1.29
Cash flows provided by operations	98.7	36.1	43.6

As of May 31
Working capital	1,128.9	955.9	922.7
Total assets	3,355.9	2,844.6	2,770.0
Total debt	900.0	977.0	997.0
Equity	1,703.8	1,211.6	1,189.8

Key financial achievements

*
See “Selected financial information” above for diluted earnings per share (GAAP) and Appendix B for a reconciliation of adjusted diluted earnings per share (non-GAAP) to the most directly comparable GAAP financial measure.

For more information about our Fiscal Year 2026 performance, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2026 Form 10-K.

2026 Proxy Statement | 7

Proxy statement summary
Our culture and impact
AAR strives to foster a positive, inclusive culture for our valued team members. We prioritize team member engagement, create opportunities for development, and emphasize giving back to the communities where we do business. In addition to supporting team member satisfaction and retention, our positive Company culture also translates to successful outcomes for our operations and customers.
Our commitment to current members of the military, veterans, and their families was recognized with Military Friendly® Employer and Spouse Employer designations. Our veteran population, which comprises nearly 20% of our U.S.-based team members, applies the skills they developed in the military to supporting our customers, including in our Government Solutions segment. During Fiscal Year 2026, our quality and customer support earned AAR repeat recognition from The145.com as the overall Top Shop: Best Total Solutions Provider.
Our values
Our Company values shape our culture and guide our actions. We proudly display our values in our hangars, warehouses, and offices globally. Our values are incorporated into AAR’s Code of Conduct, which all employees and directors commit to when they join AAR.

Our vision, purpose, and mission

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Proxy statement summary
Safety and sustainability
Living our “Quality first. Safety always.” value, we remain steadfast in our commitment to continually advance our safety culture. We became the first independent third-party MRO organization to implement a corporate safety management system (SMS) four years ago, as we expanded the SMS from a site-specific model to a Company-wide model. Our SMS provides a platform for employees to identify and report hazards, perform risk analyses, implement mitigation measures, and share best practices. Our SMS also guides us in keeping our employees, customers, partners, and other stakeholders safe and in compliance with safety regulations. Our four SMS components include:
•	Safety Policy: Establishes executive-level commitment, governance structure, and accountability mechanisms to drive continuous safety improvement
•	Safety Risk Management: Systematically identifies and evaluates risks, ensuring appropriate controls are implemented and maintained within defined tolerance levels
•	Safety Assurance: Monitors performance and control effectiveness through data-driven evaluation, enabling continuous improvement and early identification of emerging risks
•	Safety Promotion: Enhances workforce engagement and awareness through targeted training, communication, and leadership alignment
Since the inception of our SMS, we launched a Company-wide internal safety site where employees can access key safety resources, including “Safety Spotlights” featuring leadership insights, maintenance alerts, quality alerts, safety news, and a centralized safety toolbox library. Over the past year, we successfully integrated newly acquired sites into our APRISe system (our quality and safety management system) and the corporate SMS program, ensuring consistency in safety reporting and oversight across our global operations. Additionally, we expanded the corporate SMS framework to encompass our Design Organization, thereby further strengthening our risk management and safety assurance processes.
In addition, we conducted a broad-based safety culture assessment across 16 major AAR sites to benchmark performance and identify opportunities for further improvement.
Along with our guiding principle of Doing it right. Nonstop.™, our sustainability commitments help inform AAR’s decision-making as we navigate an ever-changing world. We are committed to analyzing and better understanding how AAR impacts our local and global communities, the environment, and our industry so that we may reduce potential risk, promote resiliency, and drive value for all stakeholders. Our commitments include:
•
Environmental: We are committed to carefully monitoring environmental impacts and instituting safeguards for preserving the natural environment, reducing climate-related risks, and creating opportunities for the prevention, reduction, and recycling of waste and other materials used in our business processes, wherever possible.

•	Social: We are committed to managing our relationships with all stakeholders, including our employees, customers, supply chain partners, and communities, in an inclusive, fair, and respectful manner.
•
Governance: We are committed to establishing, implementing, and maintaining an effective corporate governance structure that is agile and responsive to business needs and evolving best practices, and sets high ethical standards.

Our focus on safety and sustainability is embedded in our strategy, which is overseen by the Board. The Board’s standing committees oversee aspects of safety and sustainability based on the delegated subject matter as set forth below.

Committee	Safety and sustainability oversight responsibilities
Nominating and Governance Committee
Oversees our corporate governance policies and practices; also reviews various components of our sustainability framework, including our sustainability oversight structure, overall sustainability strategy, and material disclosures regarding the oversight process and sustainability initiatives

Human Capital and Compensation Committee
Oversees our executive compensation program and human capital management function, including succession planning, talent development, inclusion efforts, pay equity, and culture, as well as the oversight of any sustainability goals in the incentive compensation programs

Audit Committee
Oversees the internal and external review of quantitative environmental data and related disclosures included in our sustainability reports, and oversees the enterprise risk management process, including environmental (such as climate) risks, in addition to overseeing financial reporting, internal audit, compliance and ethics, and cybersecurity matters

Aviation Safety and Training Committee
Oversees all aspects of aviation safety, including safety compliance related to the delivery of services and products, employee safety, our culture of safety compliance, safety reporting practices, safety training programs, and aircraft damage and accidents

At the management level, a sustainability cross-functional team of leaders represents legal, communications, human resources, and environmental, health and safety, and receives input and guidance from senior business leaders. Together, this group assesses risks and opportunities related to sustainability, monitors and implements our strategies, tracks our progress, and guides our reporting to stakeholders.

2026 Proxy Statement | 9

Proxy statement summary
Proposals to be voted on at the annual meeting

Proposal 1	Election of three director nominees named in this proxy statement
FOR each director nominee	See pages 15-39

John W. Dietrich Independent Director

•
More than 30 years’ experience with multinational public companies, including all facets of aviation and airline management
•
Former Chief Financial Officer of FedEx Corporation where he advanced corporate initiatives to foster greater efficiencies, manage costs, and provide innovative solutions
•
Former Chief Executive Officer of one of the world’s largest airfreight operators, Atlas Air Worldwide Holdings, Inc., a $4 billion public company
•
Extensive knowledge of commercial and government aircraft services
•
Expertise in operations, supply chain, legal, human resources and risk management
•
See bio on page 17 for more information

Robert F. Leduc Independent Director

•
Extensive experience in the aviation sector
•
Operational expertise, including managing through various down cycles
•
Significant experience in enhancing brands and managing talent, including roles of increasing leadership responsibility in program management, strategy and customer support, at a large international company
•
Experience serving on other public company boards in the aviation industry
•
See bio on page 18 for more information

Peter Pace Independent Director

•
Leadership and management skills and experience from over 40 years of service with the U.S. Marine Corps and retiring from the most senior position in the U.S. Armed Forces
•
Extensive government experience gained while serving as the principal military advisor to the President, the Secretary of Defense, the National Security Council and the Homeland Security Council in his role as Chairman of the Joint Chiefs of Staff
•
Deep understanding of the government and defense markets
•
Cybersecurity expertise
•
Prior service as a director of other public companies
•
See bio on page 18 for more information

Proposal 2	Advisory proposal to approve our Fiscal Year 2026 executive compensation
FOR	See pages 40-80

Proposal 3	Approval of our new stock plan
FOR	See pages 81-88

Proposal 4	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal Year 2027
FOR	See pages 89-90

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Proxy statement summary
Board of Directors highlights

	Director Since	Class and Term Expiration	Committees
			NGC	HCCC	AC	ASTC	EC
Director Nominees*
John W. Dietrich Former Executive Vice President and Chief Financial Officer, FedEx Corporation	2023	Class III 2026		○	○	○
Robert F. Leduc Former President, Pratt & Whitney	2020	Class III 2026		○	○	○
Peter Pace General, U.S. Marine Corps (Ret.); Former Chairman of the Joint Chiefs of Staff	2011	Class III 2026		○	○
Continuing Directors*
Michael R. Boyce Chairman, Chief Executive Officer, and Managing Director, Peak Investments, LLC	2005	Class I 2027	○		○	○
Billy J. Nolen Chief Regulatory Affairs Officer, Archer Aviation Inc.; Former Acting FAA Administrator	2023	Class I 2027		○		○
Jennifer L. Vogel Former Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer, Continental Airlines, Inc.	2016	Class I 2027	○	•			○
Hema Widhani Principal and Chief Experience, Brand and Marketing Officer, Edward Jones	2025	Class I 2027	○		○
Jeffrey N. Edwards Partner and Vice Chairman, New Vernon Capital	2024	Class II 2028	•		○		○
John M. Holmes Chairman, President, and Chief Executive Officer, AAR CORP.	2017	Class II 2028					•
Ellen M. Lord Former Under Secretary of Defense for Acquisition and Sustainment; Former President and Chief Executive Officer, Textron Systems	2021	Class II 2028	○	○		○
Marc J. Walfish Lead Independent Director Founding Partner, Merit Capital Partners	2003	Class II 2028	○		•		○

• Committee Chair	NGC - Nominating and Governance Committee	AC - Audit Committee	EC - Executive Committee
○ Committee Member	HCCC - Human Capital and Compensation Committee	ASTC - Aviation Safety and Training Committee
*
Duncan J. McNabb, a current Class III director, will retire from the Board as of the annual meeting and, therefore, is not standing for re-election as a director at the annual meeting. Mr. McNabb is the current Chair of the Aviation Safety and Training Committee and a member of the Nominating and Governance Committee and the Executive Committee.

2026 Proxy Statement | 11

Proxy statement summary
Corporate governance highlights
We strive to implement and maintain “best corporate governance practices,” tailoring them, as appropriate, to fit our culture, strategy and performance. Below are highlights of the expected composition our Board of Directors (the current director nominees and the continuing members) following the annual meeting and a list of our corporate governance practices.

11 directors	10 independent directors	66 Average age of directors	9 years Average tenure of directors

Lead Independent Director
Majority voting in uncontested director elections
Stock ownership and retention guidelines
Annual stock grant to non-employee directors
Executive sessions of independent directors
Independent compensation consultant
Board, Board Committee, and individual director self-evaluations
Director orientation and continuing education programs
Code of business ethics and conduct

Ethics hotline policy
Related person transaction policy
Disclosure committee for financial reporting
Annual say-on-pay stockholder vote
Stockholder engagement program
Independent Board Committees
Enterprise risk management program
Active board refreshment processes

Stockholder engagement
We recognize and value the importance of engaging with our stockholders and other key constituents in an open and constructive manner.
Why we engage
The purposes of our stockholder engagement program are to promote communication, increase transparency, and most importantly, better understand and address the perspectives of our stockholders. We believe that opportunities to receive and consider stockholder feedback enhance our corporate governance, strategic vision, and executive compensation practices, which in turn contributes to the long-term value of the Company.
Stockholder outreach
In Fiscal Year 2026, we continued our longstanding practice to regularly engage with stockholders on a host of topics including company strategy and performance, corporate governance, executive compensation, sustainability, and other topics. Members of our senior management team participated from time to time in numerous investor meetings, calls, and conferences. These interactions allow investors the opportunity to meet, ask questions of, and provide advice to, our key executives. A member of the Board attends these meetings when requested by stockholders.
See “Stockholder engagement” and “Response to stockholder feedback” in the “Compensation discussion and analysis” (“CD&A”) section for details on how we have engaged with stockholders, what we heard from them and how we responded to their feedback related to executive compensation. The feedback received from our stockholder outreach efforts is shared with and considered by our Board. Our engagement has generated valuable input that helps inform our decisions and strategy regarding executive compensation.
We also carefully consider the viewpoints of proxy advisory firms that represent the interests of various stockholders, which further inform the actions that our Board and Human Capital and Compensation Committee take to enhance our executive compensation program.

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Proxy statement summary
Executive compensation highlights
Pay-for-performance and stockholder alignment
•
Annual cash bonuses are linked to two key performance metrics critical to the success of our business strategy: adjusted diluted earnings per share from continuing operations (80%) and adjusted net working capital turns (20%).

•	The Fiscal Year 2026 long-term incentive program is 100% equity based, consisting of performance-based restricted stock (60%), stock options (20%) and time-based restricted stock (20%).
•
Performance-based restricted stock for Fiscal Year 2026 is linked to three key performance metrics: adjusted income from continuing operations (70%), return on invested capital (20%) and relative total stockholder return (10%).

•
AAR targets total pay opportunities for its executive officers, individually and as a group, within a competitive range around the median of the market. Fiscal Year 2026 pay levels and decisions disclosed in this proxy statement are consistent with this philosophy.

•	AAR’s compensation mix – cash versus equity, fixed versus variable, and annual versus longer-term – is consistent with competitive best practices.
Cash bonuses under the Fiscal Year 2026 short-term incentive plan

Strategic goal	Compensation measure
Drive profitability and deliver value to stockholders	80%	Adjusted diluted earnings per share from continuing operations
Make efficient use of stockholder capital in support of Company sales	20%	Adjusted net working capital turns

Performance-based restricted stock under the Fiscal Year 2026 long-term incentive plan

Strategic goal	Compensation measure
Increase profitability and deliver value to stockholders	70%	Adjusted income from continuing operations
Enhance efficiency in allocating capital to generate higher returns	20%	Average return on invested capital
Outperform peer group* companies in generating stockholder value	10%	Relative total stockholder return

*	Companies include a custom peer group of companies in commercial aviation-linked lines of business.
Fiscal Year 2026 compensation of our Chief Executive Officer, John M. Holmes

Fiscal Year 2026 compensation of other named executive officers as a group (excluding Mr. Wolin and Mr. Gillen)

2026 Proxy Statement | 13

Proxy statement summary
Executive compensation program enhancements
We continue to be committed to pay-for-performance. In response to previous feedback from stockholders, our Human Capital and Compensation Committee made enhancements to our executive compensation program for Fiscal Year 2026. See “Compensation discussion and analysis” for further information.
We will continue to consider investor feedback relating to our executive compensation program.
Executive compensation practices
What We Do

Annual say-on-pay stockholder vote
Emphasis on performance-based or at-risk compensation
Multi-year vesting periods for stock awards
Limited perquisites
“Double trigger” change-in-control provisions*
Meaningful stock ownership and retention guidelines for directors and executive officers
Prohibition on short sales, pledging and hedging transactions
Claw-backs of incentive compensation in the event of certain financial restatements
Annual assessment of incentive compensation plans

What We Do Not Do

No tax gross-ups
No repricing of stock options
No dividends or dividend equivalents paid on stock or stock unit awards unless vesting conditions are met

*
All agreements with our named executive officers contain “double trigger” change-in-control provisions with the exception of the vesting of equity awards under a legacy agreement with our Chairman, President and Chief Executive Officer that was entered into in 2018.

Note about links to websites
Links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites, including content on our website, is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the SEC.

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Proposal 1
Election of director nominees

Proposal 1	Election of three director nominees named in this proxy statement
Board recommendation
Our Board unanimously recommends that you vote FOR each director nominee.

Proposal summary
We are asking you to elect three directors named in this proxy statement at this annual meeting. The director nominees are: John W. Dietrich, Robert F. Leduc, and Peter Pace. Duncan J. McNabb, a current Class III director, will retire from the Board as of the annual meeting and, therefore, is not standing for re-election as a director at the annual meeting.
Each director nominee is currently serving as a director of the Company. All three director nominees have been determined by the Board to be “independent” within the meaning of the rules of the New York Stock Exchange (“NYSE”) and the SEC.
Director skills & qualifications
The Nominating and Governance Committee believes that the Board is currently well-balanced and able to address the Company’s needs. As evidenced by the biographical information provided below, our directors have significant experience in chief executive or other senior-level operating, financial and international management positions.
Six of our director nominees and continuing directors currently serve as a director of other public companies, which provides them with a range of experiences that can enhance their contribution to our Board.

2026 Proxy Statement | 15

Proposal 1 Election of director nominees
Set forth below is information regarding the nominees for election as directors and the directors in each class continuing in office after the annual meeting. Also discussed below are specific experiences, qualifications, attributes and skills of our directors considered by the Nominating and Governance Committee as part of its review of our Board’s membership and in connection with its nomination of the candidates for election to the Board at the annual meeting.

	Michael R. Boyce	John W. Dietrich	Jeffrey N. Edwards	John M. Holmes	Robert F. Leduc	Ellen M. Lord	Billy J. Nolen	Peter Pace	Jennifer L. Vogel	Marc J. Walfish	Hema Widhani
CEO experience
Finance
Accounting
Commercial aerospace
Military aerospace
Services
International business
Sales & marketing
Supply chain & logistics
Operating
M&A
Manufacturing
Government contracting
Information technology / cyber / innovation
Human resources
Risk management
Corporate governance
Safety
Female directors
Male directors

16 |

Proposal 1 Election of director nominees
Information about our director nominees and our continuing directors
Information about our director nominees and our continuing directors whose terms expire in future years is set forth below.
Our director nominees
Class III Directors whose terms expire at the 2026 annual meeting:

Age: 61
Director since: 2023
Committees:
•
Human Capital and Compensation
• Audit
•
Aviation Safety and Training
Other public company directorships:
•
American Airlines Group Inc.
•
First Horizon Corp.
Other public company directorships held in the past five years:
•
Atlas Air Worldwide Holdings, Inc.

John W. Dietrich   Independent Director
Expertise relevant to our business and strategy
•
More than 30 years’ experience with multinational public companies, including all facets of aviation and airline management
•
Former Chief Financial Officer of FedEx Corporation where he advanced corporate initiatives to foster greater efficiencies, manage costs, and provide innovative solutions
•
Former Chief Executive Officer of one of the world’s largest airfreight operators, Atlas Air Worldwide Holdings, Inc., a $4 billion public company
•
Extensive knowledge of commercial and government aircraft services
•
Expertise in operations, supply chain, legal, human resources and risk management
Career highlights
•
Executive Vice President and Chief Financial Officer, FedEx Corporation, a global provider of transportation, e-commerce and business services (2023 – June 2026)
•
President, Chief Executive Officer and Director, Atlas Air Worldwide Holdings, Inc., a leading global provider of outsourced aircraft and aviation operating services (2020 – 2023); President and Chief Operating Officer (2019 – 2020); Executive Vice President and Chief Operating Officer (2006 – 2019); Senior Vice President, General Counsel and Corporate Secretary and Associate General Counsel (1999 – 2006)
Skills and qualifications
•
CEO experience, Finance, Accounting, Commercial aerospace, Military aerospace, Services, International business, Sales & marketing, Supply chain & logistics, Operating, M&A, Government contracting, Human resources, Risk management, Corporate governance, Safety

2026 Proxy Statement | 17

Proposal 1 Election of director nominees

Age: 70 Director since: 2020 Committees: • Human Capital and Compensation • Audit • Aviation Safety and Training Other public company directorships: • JetBlue Airways Corporation • Howmet Aerospace, Inc.
Robert F. Leduc   Independent Director
Expertise relevant to our business and strategy
• Extensive experience in the aviation sector
•
Operational expertise, including managing through various down cycles
•
Significant experience in enhancing brands and managing talent, including roles of increasing leadership responsibility in program management, strategy and customer support, at a large international company
•
Experience serving on other public company boards in the aviation industry
Career highlights
•
President of Pratt & Whitney, an aerospace manufacturer and a subsidiary of United Technologies Corporation (2016 – 2020)
•
Various senior executive roles at United Technologies Corporation over 38 years, including President of Sikorsky Aircraft, a helicopter manufacturer (2015 – 2016)
•
Leadership positions at Hamilton Sundstrand and UTC Aerospace Systems (prior to 2015)
Skills and qualifications
•
CEO experience, Finance, Commercial aerospace, Military aerospace, Services, International business, Sales & marketing, Supply chain & logistics, Operating, M&A, Manufacturing, Government contracting, Human resources, Risk management, Corporate governance, Safety

Age: 80
Director since: 2011
Committees:
•
Human Capital and Compensation
•
Audit
Other public company directorships:
•
None
Other public company
directorships held in the past five years:
•
Qualys, Inc.
•
Rigetti Computing, Inc.

Peter Pace   Independent Director
Expertise relevant to our business and strategy
•
Leadership and management skills and experience from over 40 years of service with the U.S. Marine Corps and retiring from the most senior position in the U.S. Armed Forces
•
Extensive government experience gained while serving as the principal military advisor to the President, the Secretary of Defense, the National Security Council and the Homeland Security Council in his role as Chairman of the Joint Chiefs of Staff
•
Deep understanding of the government and defense markets
•
Cybersecurity expertise
•
Prior service as a director of other public companies
Career highlights
•
General, U.S. Marine Corps (Retired)
•
Chairman of the Joint Chiefs of Staff, the most senior position in the U.S. Armed Forces (2005 – 2007); Vice Chairman of the Joint Chiefs of Staff (2001 – 2005)
Skills and qualifications
•
Commercial aerospace, Military aerospace, Services, Supply chain & logistics, Operating, Government contracting, Information technology / cyber / innovation, Human resources, Risk management, Corporate governance, Safety

18 |

Proposal 1 Election of director nominees
Class I Directors whose terms expire at the 2027 annual meeting:

Age: 78
Director since: 2005
Committees:
•
Nominating and Governance
•
Audit
•
Aviation Safety and Training
Other public company directorships:
•
None
Other public company directorships held in the past five years:
•
Stepan Company

Michael R. Boyce   Independent Director
Expertise relevant to our business and strategy
•
Chairman and CEO of a company that has successfully acquired multiple businesses
•
Extensive international management experience leading two global industrial organizations
•
Insight into global manufacturing, supply and distribution practices
•
International business development skills
Career highlights
•
Chairman, Chief Executive Officer and Managing Director of Peak Investments, LLC, an operating and acquisition company (2018 – present)
•
Retired Chairman of the Board of PQ Corporation, a specialty chemicals and catalyst company (2017 – 2019); Chairman and Chief Executive Officer (2005 – 2017)
•
Previously held various senior executive roles at industrial chemical companies worldwide
Skills and qualifications
•
CEO experience, Finance, International business, Sales & marketing, Supply chain & logistics, Operating, M&A, Manufacturing, Risk management, Corporate governance, Safety

Age: 68 Director since: 2023 Committees: • Human Capital and Compensation • Aviation Safety and Training Other public company directorships: • None
Billy J. Nolen   Independent Director
Expertise relevant to our business and strategy
•
More than 30 years of experience in the aviation industry, corporate safety, regulatory affairs and flight operations
•
Revamped certification requirements and airport-focused safety management systems while serving as Acting Administrator at the Federal Aviation Administration (“FAA”)
•
Knowledge of commercial and government aircraft services
•
Expertise in operations, safety, human resources and risk management
Career highlights
•
Chief Regulatory Affairs Officer of Archer Aviation Inc., an aerospace company (2023 – present)
•
Acting Administrator at the FAA, the government agency that regulates civil aviation activities in the U.S., where he led certification reform and new safety management systems for airports (2022 – 2023); Associate Administrator of Aviation Safety (2022)
•
Vice President, Safety, Security and Quality at WestJet Airlines, a large airline in Canada (2020 – 2021); Executive Manager of Group Safety and Health for Qantas, a large airline in Australia (2018 – 2019); Senior Vice President – Safety, Security & Operations, Airlines for America (A4A), an American trade association for the leading U.S. airlines (2015 – 2018); Managing Director – Corporate Safety & Regulatory Affairs, American Airlines Inc., a major U.S. airline (2011 – 2015)
•
Captain, U.S. Army (1989 – 2015); served as pilot and trained pilots
Skills and qualifications
•
Commercial aerospace, Military aerospace, Services, International business, Operating, Government contracting, Human resources, Risk management, Safety

2026 Proxy Statement | 19

Proposal 1 Election of director nominees

Age: 64 Director since: 2016 Committees: • Nominating and Governance • Human Capital and Compensation (Chair) • Executive Other public company directorships: • Allegiant Travel Company
Jennifer L. Vogel   Independent Director
Expertise relevant to our business and strategy
•
Experience as a highly successful corporate executive with over 25 years of leadership experience in the airline and energy industries, including her leadership positions with Continental Airlines, Inc.
•
Legal and corporate governance expertise
•
Experience in regulatory issues, mergers and acquisitions, ethics and compliance matters
•
Experience as a director of other public companies including as the former Chair of the Board of Sun Country Airlines Holdings, Inc. prior to its acquisition by Allegiant Travel Company
Career highlights
•
Co-founder and owner of InVista Advisors, an advisory firm focused on legal department effectiveness, leadership, compliance, crisis readiness and risk management (2012 – 2020)
•
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Continental Airlines, Inc. (2003 – 2010)
Skills and qualifications
•
Commercial aerospace, Services, International business, M&A, Government contracting, Human resources, Risk management, Corporate governance, Safety

Age: 48 Director since: 2025 Committees: • Nominating and Governance • Audit Other public company directorships: • None
Hema Widhani   Independent Director
Expertise relevant to our business and strategy
•
Expertise in digital customer experience, including information technology and innovation, on an international scale through her various senior leadership roles at leading global financial services companies
•
Experience in digital transformations, data analytics and insights, and artificial intelligence (“AI”)
•
Led several Generative AI initiatives for Prudential’s global insurance and retirement business
Career highlights
•
Principal and Chief Experience, Brand and Marketing Officer, Edward Jones, a leading financial services firm (2025 – present)
•
Chief Marketing and Digital Officer at Prudential Financial, Inc., a global financial services leader and investment manager (2023 – 2025); Chief Customer Officer (2019 – 2023); Digital Product and Direct-to-Consumer Marketing Officer (2015 – 2019)
•
Various digital, data, and customer-focused leadership roles at E*Trade, Citibank, Citicards and the WPP Group
Skills and qualifications
•
Finance, services, international business, sales and marketing, operating, information technology / cyber/ innovation, and risk management

20 |

Proposal 1 Election of director nominees
Class II Directors whose terms expire at the 2028 annual meeting:

Age: 65 Director since: 2024 Committees: • Nominating and Governance (Chair) • Audit • Executive Other public company directorships: • American Water Works Company, Inc. • Raymond James Financial, Inc.
Jeffrey N. Edwards   Independent Director
Expertise relevant to our business and strategy
•
Extensive expertise in finance, capital markets and business growth with more than 40 years in the financial services sector
•
Served in various senior executive roles at financial services firms including Vice Chairman at Merrill Lynch & Co.
•
Experience in strategic planning, international business development, operations and corporate governance
• Current director of two S&P 500 companies
Career highlights
•
Partner and Vice Chairman of New Vernon Capital, an investment advisory firm (2024 – present); Chief Operating Officer (2009 – 2024)
•
Vice Chairman, Merrill Lynch & Co., a leading global capital markets and financial services firm (2007 – 2009); Chief Financial Officer (2005 – 2007); various other senior executive positions related to origination, capital markets, equity and investment banking over 24 years at the firm
Skills and qualifications
•
Finance, Accounting, Services, International business, Sales & marketing, Operating, M&A, Risk management, Corporate governance

Chairman, President and Chief Executive Officer of AAR CORP. Age: 49 Director since: 2017 Committees: • Executive (Chair) Other public company directorships: • GATX Corporation
John M. Holmes   Chairman of the Board
Expertise relevant to our business and strategy
•
Demonstrated leadership and management abilities as our President and Chief Executive Officer and in other senior officer positions at the Company
• Knowledge of our businesses, portfolio of services and the markets in which we compete
• Customer and supplier relationships developed over 20+ years at the Company
•
Continues to grow the Company through multiple acquisitions
• Senior leadership and board experience at public companies
Career highlights
• Chairman of the Board (2023 – present)
• President and Chief Executive Officer (2018 – present)
• President and Chief Operating Officer (2017 – 2018)
• Positions of increasing responsibility at AAR prior thereto
Skills and qualifications
•
CEO experience, Finance, Commercial aerospace, Services, International business, Sales & marketing, Supply chain & logistics, Operating, M&A, Human resources, Risk management, Corporate governance, Safety

2026 Proxy Statement | 21

Proposal 1 Election of director nominees

Age: 66
Director since: 2021
Committees:
•
Nominating and Governance
•
Human Capital and Compensation
•
Aviation Safety and Training
Other public company directorships:
• Parsons Corporation
• SES S.A.
Other public company directorships held in the past five years:
•
Comtech Telecommunications Corp.

Ellen M. Lord   Independent Director
Expertise relevant to our business and strategy
•
Leadership, management and strategic planning expertise acquired while serving as the Under Secretary of Defense for Acquisition and Sustainment for the U.S. Department of Defense
• Experience in procurement, contract administration, logistics, and environmental matters
•
Experience in the private sector as the Chief Executive Officer of Textron Systems, where she led a multi-billion-dollar company with products and services supporting defense, homeland security, aerospace and infrastructure protection
Career highlights
•
Under Secretary of Defense for Acquisition and Sustainment for the U.S. Department of Defense (2017 – 2021)
•
President and Chief Executive Officer of Textron Systems, an aerospace and defense development and manufacturing firm (2012 – 2017); other leadership positions at Textron Systems and related companies
•
Currently serves as Vice Chair of the U.S. Naval Institute and advises multiple defense technology companies and not-for-profit organizations
•
Former Vice Chair of the Congressional Planning, Programming, Budgeting and Execution (PPBE) Commission
Skills and qualifications
•
CEO experience, Finance, Commercial aerospace, Military aerospace, Services, International business, Sales & marketing, Supply chain & logistics, Operating, M&A, Manufacturing, Government contracting, Information technology / cyber / innovation, Risk management, Safety

Age: 74 Director since: 2003 Committees: • Nominating and Governance • Audit (Chair) • Executive Other public company directorships: • None
Marc J. Walfish   Lead Independent Director
Expertise relevant to our business and strategy
• Familiar with navigating the unique economic cycles that impact the Company
•
Experience in the finance industry, including as a founding partner of Merit Capital Partners, which manages partnerships with over $1 billion in committed capital
• Knowledge of capital markets, complex M&A transactions and portfolio management
• Expertise in corporate finance, strategic planning and risk management
•
Held responsibility for managing Midwest offices and portfolio of over $2 billion as a senior executive at Prudential Capital Corporation
Career highlights
•
Founding Partner of Merit Capital Partners, a mezzanine investor company formerly known as William Blair Mezzanine Capital Partners (1991 – present)
•
Senior Vice President, Prudential Capital Corporation and various other positions at The Prudential Insurance Company of America (1978 – 1991)
Skills and qualifications
• Finance, Accounting, Sales & marketing, M&A, Risk management

22 |

Proposal 1 Election of director nominees
Corporate governance
Good corporate governance is an essential part of our corporate culture. We review our corporate governance policies and procedures on an annual basis. We strive to implement and maintain “best corporate governance practices,” tailoring them, as appropriate, to fit our culture, strategy and performance. We believe that we comply with all applicable SEC and NYSE corporate governance rules and regulations. We also have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.
Copies of the following corporate governance documents are available on the Company’s website at www.aarcorp.com under “Investors — Corporate Governance”:
•	Audit Committee Charter
•	Human Capital and Compensation Committee Charter
•	Nominating and Governance Committee Charter
•	Aviation Safety and Training Committee Charter
•	Executive Committee Charter
•	Corporate Governance Guidelines
•	Categorical Standards for Determining Director Independence
•	Code of Conduct
These corporate governance documents are also available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.

2026 Proxy Statement | 23

Proposal 1 Election of director nominees
Director nominations and qualifications
The Board, acting through its Nominating and Governance Committee, is responsible for identifying, evaluating and recommending candidates for director.

Solicitation of director candidate recommendations

The Nominating and Governance Committee solicits director candidate recommendations from management, other directors, business and community leaders and stockholders. The Nominating and Governance Committee also may retain the services of a search firm to assist in identifying director candidates.

Candidate considerations

The Nominating and Governance Committee considers all director candidates in the same manner, regardless of whether recommendations come from the Board, stockholders or other sources. In its evaluation of director candidates, the Nominating and Governance Committee considers the factors specified in the Company’s Corporate Governance Guidelines, including:

•
A high level of integrity and professional and personal ethics and values consistent with those of the Company;
•
Professional background and relevant business and industry experience;
•
Current employment, leadership experience and other board service;
•
Demonstrated business acumen or special technical skills or expertise (e.g., auditing, financial, law and aviation/aerospace);
•
A commitment to enhancing stockholder value and serving the interests of all stockholders;
•
Independence (including within the meaning of the applicable SEC rules and applied to all NYSE rules) and freedom from any conflicts of interest that may interfere with a director’s ability to discharge his/her fiduciary duties;
•
Willingness and ability to make the commitment of time and attention necessary for effective Board service;
•
A balance of business, financial and other experience, expertise, capabilities and perspectives among sitting directors in the context of the current composition of the Board, operating requirements of the Company and long-term interests of stockholders; and
•
Other factors the Nominating and Governance Committee deems appropriate.

Composition considerations

To maintain a balanced and effective Board, the Nominating and Governance Committee considers the range of knowledge, skills, experience, background and perspectives of the members of the Board and director candidates. When the Nominating and Governance Committee seeks new candidates for director roles, it seeks individuals with qualifications that will complement the experience, skills and perspectives of the other members of the Board.

Recommendation
Following its evaluation of director candidates, the Nominating and Governance Committee recommends its director nominees to the full Board. Based on its review and consideration of the Committee’s recommendation, the Board makes the final determination of the director nominees to be presented for election by the Company’s stockholders.

24 |

Proposal 1 Election of director nominees
A full list of the qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Company’s website at www.aarcorp.com under “Investors – Corporate Governance” and is available in print to any stockholder upon written request to the Secretary of the Company at the address listed on the first page of this proxy statement. The Nominating and Governance Committee regularly reviews these qualifications and the performance of individual directors and the Board as a whole.
Stockholders may submit a proposed director nomination to the Nominating and Governance Committee for consideration at the 2027 annual meeting of stockholders by writing to the Secretary, AAR CORP., 1100 North Wood Dale Road, Wood Dale, Illinois 60191. To be eligible for consideration under the Company’s By-Laws, a proposed nomination must be delivered to or mailed to and received at the Company’s principal executive offices no earlier than the close of business on May 26, 2027 and no later than the close of business on June 25, 2027. However, in the event that the annual meeting is held on a date that is more than 30 calendar days before or after the anniversary date of the previous year’s annual meeting, to be timely, the notice must be received by the Secretary of the Company no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever occurs first. The notice must state the reasons for the proposed nomination and must contain the information required under the Company’s By-Laws, including the full name and address of the proposed nominee, a brief biographical background setting forth the nominee’s past and present directorships, principal employment and occupation and information as to stock ownership and certain arrangements regarding the Company’s common stock. A proposed nomination must also include a statement indicating that the proposed nominee has consented to being named in the proxy statement and to serve if elected.
Universal Proxy Rules. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934 (the “Exchange Act”) must provide written notice that sets forth the information required by our By-Laws and Rule 14a-19. This notice must be delivered to the Company at its principal executive offices within the applicable timeframes reflected in the advance notice of director nomination provision of our By-Laws described above (for the 2027 annual meeting, not earlier than the close of business on May 26, 2027 and not later than the close of business on June 25, 2027, subject to adjustment in certain events).
Director independence

A majority of the members of the Board must be independent directors under the Company’s Corporate Governance Guidelines and applicable SEC and NYSE rules. The Nominating and Governance Committee and the Board review each director annually and make a determination concerning independence after consideration of all known facts and circumstances. The Board has established categorical standards to assist it in determining director independence. The Company’s “Categorical Standards for Determining Director Independence” include all of the elements of the applicable SEC and NYSE rules with respect to director independence.
Based on these categorical standards, its review of all relevant facts and information available, and the recommendations of the Nominating and Governance Committee, the Board, at its meeting in July 2026, affirmatively determined that no director has a material relationship with the Company that would impair the director’s ability to exercise independent judgment and, accordingly, that each current director, including Mr. McNabb, is an independent director, except for Mr. Holmes.
Director independence 10 of 11 director nominees and continuing directors are independent

The Board’s independence determinations consider the impact of Board service tenure on a director’s independence, particularly with respect to directors with 10 or more years of Board service. The Board concluded that all longer-tenured directors, based on their communications and interactions with management, their decisions and their adherence to their fiduciary duties to stockholders, have demonstrated their independence from management.

2026 Proxy Statement | 25

Proposal 1 Election of director nominees
Board composition and refreshment

The continuing Board consists of 11 directors that are divided into three classes, designated as Class I, Class II and Class III.
Four of our directors — John W. Dietrich, Jeffrey N. Edwards, Billy J. Nolen and Hema Widhani — have joined in the last four years as a part of ongoing Board refreshment processes. The Board will continue to adjust its composition as needed to lead the Company as it seeks to solidify and enhance its status in the aviation services markets.
We do not currently have a mandatory retirement age. The Board reviews director succession on an annual basis, and evaluates director skills, experience, qualifications and other attributes, including tenure and age, as well as fit with the Company’s current business needs, before nominating such Board member for re-election. Recognizing the value of continuity of directors who have experience with the Company, there are no limits on the number of terms a director may hold office. As an alternative to term limits, the Board’s goal is to seek to maintain an average tenure of ten years or less for the independent directors as a group.

In considering new director candidates, the Board takes into account the skills, tenure and experience of current directors to maintain a proper balance between director stability and fresh perspectives in the boardroom.
As a part of this effort, the Board maintains a director matrix as shown on page 16, to ensure that the Board, as a whole, has the expertise, experience, and skillset critical to the Company’s continued success.

26 |

Proposal 1 Election of director nominees
The Board’s role and responsibilities
Risk management

2026 Proxy Statement | 27

Proposal 1 Election of director nominees
The Board gives particular attention to the following critical areas of board focus:

1	Strategic planning

The Board oversees the Company’s business and capital allocation strategies. It discusses strategic planning at each Board meeting and typically holds a special strategy session with management each year dedicated exclusively to strategic planning. This session focuses on the development and implementation of the Company’s short-term, intermediate-term and long-term strategic plans. The Board and management review and discuss the Company’s operations, and financial and non-financial performance. They analyze aviation industry developments and trends, the Company’s service and solution offerings and the competitive landscape in which the Company operates.

The Board monitors management’s performance in the execution of the Company’s strategy throughout the year. It receives regular updates from management at each meeting on strategic opportunities and risks that the Company is currently assessing or addressing, including through the oversight of management’s enterprise risk management program.

2	Company performance

The Board receives regular updates relating to our financial performance against key measures, including sales growth, earnings per share growth, selling, general and administrative expense as a percentage of sales, return on invested capital and working capital turnover. The Board oversees operational performance at our business units through management presentations at each meeting.

The Board regularly reviews and compares its corporate governance profile against its peer group companies, competitors and market indices and is committed to engaging with and listening to its various stakeholders. See “Stockholder engagement” in the proxy summary and “Stockholder engagement” and “Response to stockholder feedback” in the CD&A for examples of how AAR listens and responds to its stockholders.

3	Management development and succession planning

AAR’s Board places a high priority on senior management development and succession planning. The Nominating and Governance Committee conducts an annual evaluation review focused on CEO succession planning, and the Human Capital and Compensation Committee evaluates succession planning and retention practices for senior management leaders.

The annual review addresses the development and evaluation of current and potential senior leaders, and the development of short-term and longer-term succession plans for key positions, including a succession plan for the CEO position. The Board also has a CEO emergency succession planning process to address unanticipated events and emergency situations.

4	Cybersecurity

The Board has delegated responsibility to the Audit Committee for overseeing our cybersecurity risk management strategy. On a regular basis, the Board or Audit Committee receive and review reports from the Chief Digital and Technology Officer and the Chief Information Security Officer relating to the status of cybersecurity planning and protections, the overall state of our cybersecurity program, emerging cybersecurity developments and threats, and our strategy to mitigate cybersecurity risks.

28 |

Proposal 1 Election of director nominees
Role and responsibilities of the Board committees
The Board has a Nominating and Governance Committee, a Human Capital and Compensation Committee, an Audit Committee, an Aviation Safety and Training Committee, and an Executive Committee. The following table outlines the general responsibilities of the Board committees as well the composition of such committees:
Nominating and Governance Committee

Jeffrey N. Edwards Chair Members Michael R. Boyce Ellen M. Lord Duncan J. McNabb* Jennifer L. Vogel Marc J. Walfish Hema Widhani * Mr. McNabb is retiring from the Board on the date of the annual meeting.
Role and responsibilities
The Nominating and Governance Committee is comprised entirely of independent directors qualified to serve on the Committee under applicable SEC and NYSE rules and our Categorical Standards for Determining Director Independence.
The Nominating and Governance Committee acts under a written charter adopted by the Board. The charter is reviewed and approved by the Committee and the Board annually. The full text of the Committee charter appears on our website at www.aarcorp.com under “Investors – Corporate Governance” and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
The Nominating and Governance Committee is responsible for both nominating and governance matters as described in its charter. The Committee performs the specific functions described in its charter, including:
•
Oversees the composition, structure and evaluation of the Board and its committees;
•
Conducts, together with the Human Capital and Compensation Committee and Lead Independent Director, an annual performance evaluation of the Chief Executive Officer;
•
Reviews, considers, and acts upon related person transactions (also reviews the policy periodically and recommends changes to the Board);
•
Reviews succession plans for the Chairman and committee chairs, as well as the Chief Executive Officer, and recommends individuals to fill these positions;
•
Reviews various components of our sustainability framework, including sustainability oversight structure, sustainability strategy and material disclosures regarding the oversight process and our sustainability initiatives, and, if appropriate, makes recommendations to the Board concerning the same;
•
Develops and recommends Corporate Governance Guidelines for Board approval;
•
Monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees;
•
Reviews any stockholder proposals that may be received related to corporate governance;
•
Reviews and makes recommendations to the Board regarding certain policies and procedures as required by the Board; and
•
Oversees the Company’s management of risks related to the topics covered under its charter.
The Nominating and Governance Committee held four meetings during Fiscal Year 2026.
The Nominating and Governance Committee oversees and reports to the Board on corporate governance risks, including Board and committee membership, director independence and related person transactions. See “Risk management” on page 27 for key risk oversight responsibilities.

2026 Proxy Statement | 29

Proposal 1 Election of director nominees
Human Capital and Compensation Committee

Jennifer L. Vogel Chair Members John W. Dietrich Robert F. Leduc Ellen M. Lord Billy J. Nolen Peter Pace
Role and responsibilities
The Human Capital and Compensation Committee is comprised entirely of independent directors qualified to serve on the Committee under applicable SEC and NYSE rules and our Categorical Standards for Determining Director Independence.
The Human Capital and Compensation Committee acts under a written charter adopted by the Board. The charter is reviewed and approved by the Committee and the Board annually. The full text of the Committee charter appears on our website at www.aarcorp.com under “Investors – Corporate Governance” and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
The Human Capital and Compensation Committee is primarily concerned with establishing, reviewing and approving Chief Executive Officer compensation, reviewing and approving other senior executive compensation and overseeing our stock plans and other executive compensation and employee benefit plans and human capital management and related initiatives. The Committee performs the specific functions described in its charter, including:
•
Sets the compensation of the Chief Executive Officer and, together with the Nominating and Governance Committee and Lead Independent Director, conducts an annual performance review of the Chief Executive Officer;
•
Reviews and approves compensation policies and practices for all elected corporate officers, including named executive officers;
•
Administers our short-term incentive plan and the long-term incentive stock plan, and reviews and monitors awards under such plans;
•
Reviews and sets any performance, operating or strategic goals for participants in the Company’s incentive plans;
•
Recommends director compensation and benefits to the Board for approval;
•
Reviews and approves any clawback policy allowing the Company to recoup compensation paid to employees;
•
Oversees administration of certain other employee benefit, director deferred compensation, savings and retirement plans;
•
Reviews succession plans for Company officers other than the Chief Executive Officer;
•
Reviews our activities with respect to our human capital management function, including succession planning and talent development;
•
Reviews public disclosures and any stockholder proposals that may be received related to human capital and compensation; and
•
Oversees the Company’s management of risks related to the topics covered under its charter.
The Committee may, in its discretion, delegate its duties and responsibilities to a subcommittee of the Committee or to other directors and officers of the Company as it deems appropriate and to the extent permitted by applicable laws and regulations of the SEC and NYSE.
The Human Capital and Compensation Committee held seven meetings during Fiscal Year 2026. Information about the roles of the Committee’s independent compensation consultant and management in the executive compensation process is set forth under “Executive compensation – Compensation, discussion and analysis.”
The Human Capital and Compensation Committee oversees and reports to the Board on our cash bonus and stock-based compensation programs to ensure that they are appropriately structured to incentivize officers and key employees while avoiding unnecessary or excessive risk-taking. See “Risk management” on page 27 for key risk oversight responsibilities.

30 |

Proposal 1 Election of director nominees
Audit Committee

Marc J. Walfish Chair Members Michael R. Boyce John W. Dietrich Jeffrey N. Edwards Robert F. Leduc Peter Pace Hema Widhani
Role and responsibilities
The Audit Committee is comprised entirely of independent directors qualified to serve on the Committee under applicable SEC and NYSE rules and our Categorical Standards for Determining Director Independence. The Board has determined that each Committee member is financially literate and that each of Messrs. Walfish, Boyce, Dietrich, Edwards, Leduc and Pace is an “audit committee financial expert” within the meaning of applicable SEC rules.
The Audit Committee acts under a written charter adopted by the Board. The charter is reviewed and approved by the Committee and the Board annually. The full text of the Committee charter appears on our website at www.aarcorp.com under “Investors – Corporate Governance” and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
The Audit Committee’s primary responsibility is to assist the Board in fulfilling its duty to stockholders to oversee and review: the quality and integrity of our financial statements and internal controls over financial reporting; the qualifications, independence and performance of our independent registered public accounting firm; and the performance of our Internal Audit function.
The Audit Committee performs the specific functions described in its charter, including:
•
Approves and engages the independent registered public accounting firm that audits our consolidated financial statements;
•
Pre-approves all non-audit and audit-related services furnished by the independent registered public accounting firm;
•
Maintains communication between the Board and the independent registered public accounting firm;
•
Monitors the qualifications, independence and performance of the independent registered public accounting firm;
•
Oversees and reviews our financial reporting processes and practices;
•
Oversees and reviews the quality and adequacy of internal controls over financial reporting, disclosure controls and the organization and performance of our internal audit department;
•
Reviews the scope and results of audits;
•
Oversees cybersecurity;
•
Oversees the internal and external review of quantitative environmental data and related disclosures included in our sustainability reports;
•
Oversees our compliance program;
•
Oversees our enterprise risk management program, including environmental (such as climate) risks and other risks related to the topics covered under its charter; and
•
Meets with the independent registered public accounting firm representatives and internal audit department representatives without members of management present.
The Audit Committee held four meetings during Fiscal Year 2026.
The Audit Committee reviews and assesses management’s processes for managing risks relating to accounting, financial reporting, investment, tax and legal compliance, risks identified by our internal and external auditors, and matters raised through our ethics hotline. See “Risk management” on page 27 for key risk oversight responsibilities.
The Audit Committee oversees the enterprise risk management process, which is led by our internal audit department and includes developing and implementing risk mitigation strategies, overseeing the effectiveness of the risk mitigation strategies, and reporting to the Committee. The results of our enterprise risk management process are reported to the Committee to review and discuss our principal risks and outline the risk mitigation approach for addressing these risks.

2026 Proxy Statement | 31

Proposal 1 Election of director nominees
Aviation Safety and Training Committee

Duncan J. McNabb* Chair Members Michael R. Boyce John W. Dietrich Robert F. Leduc Ellen M. Lord Billy J. Nolen * Mr. McNabb is retiring from the Board on the date of the annual meeting.
Role and responsibilities
The Aviation Safety and Training Committee is comprised entirely of independent directors, as determined by our Categorical Standards for Determining Director Independence.
The Aviation Safety and Training Committee acts under a written charter adopted by the Board. The charter is reviewed and approved by the Committee and the Board annually. The full text of the Committee charter appears on our website at www.aarcorp.com under “Investors – Corporate Governance” and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
The Aviation Safety and Training Committee assists the Board in the oversight of aviation safety matters relating to our operations as described in its charter. The Committee performs the specific functions described in its charter, including:
•
Monitors policies and processes relating to the delivery of services and products in a manner to promote safety;
•
Monitors efforts to ensure the safety of employees and create a culture of safety compliance; and
•
Periodically reviews all aspects of aviation safety as it may affect business operations including, without limitation:
○
The FAA’s Voluntary Disclosure Reporting Program;
○
Regulatory findings and corrective actions;
○
Safety training and programs; and
○
Our safety management system and reporting of injury/lost time and aircraft damage/accidents, and any response thereto.
The Aviation and Safety Training Committee held four meetings during Fiscal Year 2026.
The Aviation Safety and Training Committee oversees and reports to the Board on aviation safety-related risks. See “Risk management” on page 27 for key risk oversight responsibilities.

32 |

Proposal 1 Election of director nominees
Executive Committee

John M. Holmes Chair Members Jeffrey N. Edwards Duncan J. McNabb* Jennifer L. Vogel Marc J. Walfish * Mr. McNabb is retiring from the Board on the date of the annual meeting.
Role and responsibilities
The Executive Committee acts under a written charter adopted by the Board. The charter is reviewed and approved by the Board annually. The full text of the Committee charter appears on our website at www.aarcorp.com under “Investors – Corporate Governance” and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
The Executive Committee is authorized to meet between meetings of the Board and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee’s charter, the Board, applicable law and the Company’s By-Laws.
The Executive Committee did not meet during Fiscal Year 2026.

Board, management and employee interaction
The Board and its committees receive information from, and have regular access to, individual members of management responsible for managing risk, including the Company’s President and Chief Executive Officer, the Chief Financial Officer, the Controller and Chief Accounting Officer, the General Counsel, the Internal Auditor, the Chief Compliance Officer and the business group leaders. The Company also provides each director with access to the Company’s external advisors and independent registered public accounting firm.
The directors, when possible, also meet each quarter with a broader group of the Company’s employees at regularly scheduled Board dinners and in other informal settings to learn more about the Company’s businesses, employees and culture. The Board also periodically holds meetings at a Company facility other than the corporate headquarters to promote interaction with local management and employees and allow directors a first-hand opportunity to inspect and better understand the Company’s business operations.
Executive sessions
The independent directors of the Board meet in executive session without management as part of each regular Board meeting and otherwise when circumstances make it advisable or necessary. The independent directors also hold meetings with and without the Chairman of the Board. The Lead Independent Director presides at all executive sessions of the independent directors. The independent directors met separately as a group on five occasions in Fiscal Year 2026.

2026 Proxy Statement | 33

Proposal 1 Election of director nominees
Board structure
Board leadership
The Board determines the appropriate leadership structure for the Board and the Company consistent with the best interests of stockholders. The Board regularly reviews the Company’s leadership structure. The leadership structure is intended to promote strong oversight, encourage open and independent viewpoints, and contribute to the long-term success of the Company and the effective performance of the Board. For these reasons, the Board continues to believe that having a consolidated Chairman and Chief Executive Officer role is in the best interests of our stakeholders at this time. The Board periodically reviews and considers whether these roles should be combined or separated as part of its regular review of the effectiveness of the Company’s governance structure.
Marc J. Walfish serves as the Lead Independent Director of the Board of Directors, a position established under the Corporate Governance Guidelines and elected annually by the independent directors.
The following provides a brief description of the key responsibilities of our Chairman, President and Chief Executive Officer and our Lead Independent Director:
John M. Holmes Chairman, President and Chief Executive Officer

Key responsibilities
•
Chairs Board meetings and annual meetings of stockholders
•
Has the authority to call Board meetings
•
Collaborates on Board meeting agendas, meeting schedules and information sent to the Board
•
Chairs the Executive Committee of the Board
•
Manages our day-to-day operations
•
Develops and implements our business strategy and capital allocation strategy
•
Serves as our principal spokesperson
•
Represents the Company to customers, suppliers and industry partners

Marc J. Walfish Lead Independent Director

Key responsibilities
•
Presides at all Board meetings when the Chairman is not present
•
Has the authority to call Board meetings and meetings of the independent directors
•
Chairs executive sessions of the independent directors
•
Consults with and serves as a liaison between the Chairman, President and Chief Executive Officer and the independent directors
•
Facilitates the Board and Board Committee self-evaluation process and participates in the Chief Executive Officer evaluation process

34 |

Proposal 1 Election of director nominees
Board practices and policies
Board meetings and attendance
During Fiscal Year 2026, the Board held nine meetings. All current directors attended at least 75% of the Board meetings and meetings of Board committees on which they served in Fiscal Year 2026.
Our Corporate Governance Guidelines provide that directors are expected to attend all stockholder meetings. All directors serving at the time attended the Company’s 2025 annual meeting of stockholders.
Board, committee and individual evaluations
Our Nominating and Governance Committee leads an annual evaluation of the performance of the Board through which each director completes an anonymous questionnaire. The Board’s Lead Independent Director reports the evaluation results — which include an assessment of the Board’s performance as well as the identification of specific areas for improvement — to the full Board.
Each Committee also conducts an annual evaluation of its performance through in-person discussions guided by questions provided in advance. The discussions are facilitated by the Committee Chairs, who then report the results to the full Board.
Each director also undergoes an evaluation of effectiveness annually through the completion of an anonymous survey by the other directors who have served for at least one year. The Chairman and either the Lead Independent Director or a Committee Chair then meet individually with each director to discuss the aggregated feedback.
Board refreshment
In order to take a holistic and active approach to managing the composition of the Board, the Board does not have a mandatory retirement age policy in its Corporate Governance Guidelines. The Board reviews succession planning on an annual basis, and evaluates director skills, experience, qualifications and other attributes, including tenure and age, before nominating directors for re-election. Recognizing the value of continuity of directors who have experience with the Company, there are no limits on the number of terms a director may hold office. As an alternative to term limits, the Board’s goal is to seek to maintain an average tenure of ten years or less for the independent directors as a group.
Corporate governance guidelines
The Board adopted Corporate Governance Guidelines to codify its policies and procedures and to demonstrate its commitment to corporate governance best practices. These Guidelines address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management evaluation and succession, and the annual performance evaluation of the Board. These Guidelines are reviewed and approved annually by the Nominating and Governance Committee and the Board. The full text of these Guidelines appears on the Company’s website at www.aarcorp.com under “Investors – Corporate Governance” and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
Code of conduct
“AAR’s culture of ethics and compliance depends upon leadership by example, a commitment to shared values, an environment where employees are encouraged to speak up, and a respect for inclusion.”
– John M. Holmes, Chairman, President & CEO
The Company’s Code of Conduct adopted by the Board applies to all directors, officers, and employees, including the President and Chief Executive Officer, the Chief Financial Officer, the Controller and Chief Accounting Officer, the General Counsel, the Internal Auditor and the business group leaders.
The purpose of the Code of Conduct is to promote the highest ethical standards in the Company’s business practices and procedures, including: the ethical handling of actual or apparent conflicts of interest; full, fair and timely disclosure; and compliance with applicable laws and governmental rules and regulations.
Employees are encouraged to report to the Company any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. The Company has a strict non-retaliation policy for employees who report good-faith violations of the Code of Business Ethics and Conduct. We post any amendments to the Code of Conduct and any waivers

2026 Proxy Statement | 35

Proposal 1 Election of director nominees
from the Code granted by the Board to directors or executive officers on the Company’s website, as required under SEC rules. The full text of the Code of Conduct appears on the Company’s website at www.aarcorp.com under “Investors – Corporate Governance” and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
Director orientation and continuing education
We hold director orientation sessions with new directors to familiarize them with our businesses, business strategies and corporate policies and practices. Our goal is to assist our new directors in understanding the Company and developing the skills and knowledge that they need to serve the interests of our stockholders. We regularly provide education materials to our directors on leadership, governance, compensation, risk and other topics of interest to public company directors. We also make external continuing education programs available to our directors to help them maintain and enhance their skills and knowledge in carrying out their ongoing responsibilities as directors of a public company. We reimburse directors for the cost of and reasonable expenses incurred in attending director education programs.
Ethics hotline
The Company maintains an ethics hotline through an independent third-party provider to receive confidential complaints, information, suggestions or recommendations concerning the Company, its officers, directors, employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The ethics hotline, which is toll-free and also accessible through the Company’s website, permits individuals to identify themselves or remain anonymous at their election.
Related person transaction policy
The purpose of the written Related Person Transaction Policy (“Policy”), as adopted by the Board, is to provide for the identification, review, and consideration of transactions between the Company or its subsidiaries and any related persons. “Related persons” means: the Company’s directors; director nominees; executive officers; greater than five percent beneficial owners of the Company’s voting securities; members of their immediate families; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, a principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.
Under the Policy, any related person transaction involving amounts in excess of $120,000 must be reviewed, considered, and approved by the Board directly or through the Nominating and Governance Committee. Review of a proposed related person transaction takes into consideration the purpose of, and the potential benefits to the Company from, the related person transaction and the impact of the related person transaction on a director’s independence in the event that the related person is a director or an immediate family member of a director. No member of the Board or the Nominating and Governance Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.
In reviewing a related person transaction, the Committee or the Board will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the nature of the related person’s relationship with the Company, and the nature and extent of the related person’s interest in the transaction.
The Policy provides that the Company may undertake certain pre-approved related person transactions (e.g., transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction) without further specific review, consideration and approval.
The Company is not aware of any related person transaction as defined in Item 404 of SEC Regulation S-K.

36 |

Proposal 1 Election of director nominees
Communications with the board of directors
Stockholders and other interested parties may communicate with the Board, the Chairman of the Board, the Lead Independent Director, the independent directors as a group, or any individual director or Committee Chair by mail addressed to:
AAR CORP.
Attention: Independent Directors, Lead Independent Director or the name of the individual director
c/o Secretary
1100 North Wood Dale Road
Wood Dale, Illinois 60191
The independent members of the Board have approved procedures for the processing, review and disposition of all communications sent by stockholders or other interested parties to the Board. The Secretary forwards communications relating to matters within the Board’s purview to the appropriate directors, communications relating to matters within a Board committee’s area of responsibility to the chair of the appropriate committee and communications relating to ordinary business matters to the appropriate Company officer. The Secretary generally does not forward complaints about service, new services suggestions, resumes and other forms of job inquiries, surveys, business solicitations, advertisements or inappropriate communications.

2026 Proxy Statement | 37

Proposal 1 Election of director nominees
Director compensation
The Board reviews director compensation annually to ensure that it is fair, appropriate and in line with AAR’s peer group companies. The Board’s policy is to periodically undertake an in-depth analysis of the type and amount of each element of director compensation in consultation with the Human Capital and Compensation Committee’s independent compensation consultant.
The Fiscal Year 2026 director compensation program, as approved by the Board, consists of the following compensation elements:

Compensation element	Fiscal Year 2026 non-employee director compensation program
Board chair additional annual retainer	None*
Non-employee director annual retainer	$95,000
Lead independent director additional annual retainer	$30,000
Audit Committee chair annual retainer	$20,000
All other Committee chair additional annual retainer	$15,000
Annual restricted stock award	Shares of common stock with a total grant date dollar value of $135,000 (vesting after one year)**

*	Our current Chairman, John M. Holmes, does not receive any director-related compensation because he is an employee of the Company.
**	The amount shown was the total grant date dollar value of the annual restricted stock award granted on June 1, 2025, which was the beginning of Fiscal Year 2026.
All retainers are paid quarterly. The annual stock award for Fiscal Year 2026 had an effective date of June 1, 2025, and a vesting date of June 1, 2026, subject to the director’s continued service through such date.
Each non-employee director, upon being elected a director, receives term life insurance coverage of $200,000 (unless or until they notify the Company that they wish to opt out of coverage and sign a waiver) and is eligible (along with their spouse, as applicable) to participate in a Company-paid annual physical program. The Company also reimburses its non-employee directors for travel, lodging and related expenses that they incur in attending Board and committee meetings and for other Company business expenses.
Ability to defer director compensation
Non-employee directors may elect to defer receipt of their compensation under the Company’s Non-Employee Directors’ Deferred Compensation Plan (the “Director Plan”). Under the Director Plan, non-employee directors may defer retainers and stock awards into (a) a stock account, with the deferred compensation converted into stock units equivalent to shares of common stock based on the then current stock price, or (b) a cash account, with the deferred compensation credited with interest quarterly based on the 10-year United States Treasury Bond rate. Distributions of deferred compensation are made, at the participant’s election, in cash or in shares of common stock. Distribution occurs upon termination of service on the Board or on other dates as specified by the participant.

38 |

Proposal 1 Election of director nominees
Director compensation table
Fiscal Year 2026 director compensation
The table below sets forth all compensation paid to each non-employee director for Fiscal Year 2026.

Name[1]	Fees earned or paid in cash ($)[2]	Stock awards ($)[3]	Option awards ($)[4]	All other compensation ($)[5]	Total ($)
Michael R. Boyce	95,000	134,979	—	1,865	231,844
John W. Dietrich	95,000	134,979	—	1,865	231,844
Jeffrey N. Edwards	110,000	134,979	—	—	244,979
Robert F. Leduc	95,000	134,979	—	—	229,979
Ellen M. Lord	95,000	134,979	—	7,250	237,229
Duncan J. McNabb	110,000	134,979	—	13,822	258,801
Billy J. Nolen	95,000	134,979	—	1,865	231,844
Peter Pace	95,000	134,979	—	1,865	231,844
Jennifer L. Vogel	110,000	134,979	—	—	244,979
Marc J. Walfish	145,000	134,979	—	1,865	281,844
Hema Widhani	95,000	134,979	—	—	229,979

[1]
Mr. Holmes is not included in this table because, as an employee director of the Company, he received no additional compensation for his service as a director in Fiscal Year 2026. Mr. Holmes’s compensation is set forth in the Summary Compensation Table in this proxy statement.

[2]
The following table provides a breakdown of director fees earned or paid in cash for Fiscal Year 2026. Messrs. Leduc and Walfish elected to defer their retainers pursuant to the Company’s Non-Employee Directors’ Deferred Compensation Plan.

Name	Annual retainer ($)	Committee chair retainer fees ($)	Lead director fee ($)	Total ($)
Michael R. Boyce	95,000	—	—	95,000
John W. Dietrich	95,000	—	—	95,000
Jeffrey N. Edwards	95,000	15,000	—	110,000
Robert F. Leduc	95,000	—	—	95,000
Ellen M. Lord	95,000	—	—	95,000
Duncan J. McNabb	95,000	15,000	—	110,000
Billy J. Nolen	95,000	—	—	95,000
Peter Pace	95,000	—	—	95,000
Jennifer L. Vogel	95,000	15,000	—	110,000
Marc J. Walfish	95,000	20,000	30,000	145,000
Hema Widhani	95,000	—	—	95,000

[3]
The amounts in this column reflect the aggregate grant date fair value of the Fiscal Year 2026 stock award of 2,198 shares of time-based restricted stock granted on June 1, 2025, to each non-employee director computed in accordance with FASB ASC Topic 718. These shares subsequently vested on June 1, 2026. General McNabb, Mr. Nolen and Ms. Widhani elected to defer their stock awards.

[4]	No stock options were granted to non-employee directors in Fiscal Year 2026. No current non-employee director held any stock options as of May 31, 2026.
[5]
This column includes the cost of the annual physical program, reimbursements for travel, lodging and hotel expenses in connection with the annual physical program, and the cost of term life insurance coverage.

2026 Proxy Statement | 39

Proposal 2
Executive compensation

Proposal 2	Advisory proposal to approve our Fiscal Year 2026 executive compensation
Our Board unanimously recommends that you vote FOR this resolution approving the Fiscal Year 2026 compensation paid to our named executive officers.

Proposal summary
We are asking you to approve the following advisory proposal — commonly known as a “say-on-pay” proposal — on the compensation awarded to our named executive officers for Fiscal Year 2026 as disclosed in this proxy statement:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers for Fiscal Year 2026 as reported in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation discussion and analysis, compensation tables and narrative discussion.”
We hold an annual vote on say-on-pay because we believe it is important to obtain the input of our stockholders on our executive compensation program. Each year our Human Capital and Compensation Committee takes a careful look at the Company’s executive compensation program to determine whether to make any design or implementation changes. Reasons to make changes may include the results of prior say-on-pay stockholder votes, stockholder feedback, the financial and operating performance of the Company, the performance of individual senior management members, peer group changes or market trends.
As in prior years, the Human Capital and Compensation Committee designed the Fiscal Year 2026 executive compensation program to align executive pay with Company performance in order to create an identity of interest between management and stockholders. This goal is accomplished principally through the payment of performance-based cash bonuses and the grant of equity awards.
The Board encourages you to read the “Compensation discussion and analysis” and the accompanying executive compensation tables in this proxy statement for a comprehensive description of the Fiscal Year 2026 executive compensation program.
All Fiscal Year 2026 executive compensation paid to the named executive officers was performance-based or at-risk compensation, other than base salaries, as shown below:

Plan	Performance goals or vesting criteria
Fiscal Year 2026 short-term incentive plan – cash bonuses	• Adjusted diluted earnings per share from continuing operations • Adjusted net working capital turns
Fiscal Year 2026 long-term incentive plan – time-based restricted stock	• Aligned with stockholder interests with three-year cliff vesting
Fiscal Year 2026 long-term incentive plan – performance-based restricted stock	• Adjusted income from continuing operations • Average return on invested capital • Relative total stockholder return
Fiscal Year 2026 long-term incentive plan – stock options	• Stock price appreciation

40 |

Proposal 2 Executive compensation
The charts below show the breakdown of variable compensation and fixed compensation paid to our named executive officers in Fiscal Year 2026 except for Mr. Wolin and Mr. Gillen. Because they only have value if the stock price appreciates, stock options are considered performance based for purposes of the charts below.

2026 Proxy Statement | 41

Proposal 2 Executive compensation
Stockholder engagement
Please see “Stockholder engagement” and “Response to stockholder feedback” in the CD&A section for more details as to what we heard from our stockholders regarding our executive compensation program.
Executive compensation program for Fiscal Year 2026
Our Human Capital and Compensation Committee believes that the executive compensation paid to our named executive officers in Fiscal Year 2026, in form and amount, was appropriate and in the best interests of the Company and its stockholders.
This say-on-pay advisory vote is not binding on the Board. The Board, however, will review and consider the voting results and other relevant factors in responding to this advisory vote.
Human Capital and Compensation Committee Fiscal Year 2026 report
The Human Capital and Compensation Committee of the Board of the Company furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.
The Human Capital and Compensation Committee reviewed and discussed the following “Compensation discussion and analysis” section of this proxy statement with the Company’s management. Based on that review and discussion, the Human Capital and Compensation Committee recommended to the Board that the Compensation discussion and analysis be included in this proxy statement.
Respectfully submitted,
The Human Capital and Compensation Committee of the Board of AAR CORP.
Jennifer L. Vogel, Chair
John W. Dietrich, Member
Robert F. Leduc, Member
Ellen M. Lord, Member
Billy J. Nolen, Member
Peter Pace, Member
Human Capital and Compensation Committee interlocks and insider participation
Messrs. Dietrich, Leduc and Nolen, General Pace and Ms. Vogel and Ms. Lord, all of whom are independent non-employee directors, are the current members of the Human Capital and Compensation Committee of the Board of the Company. None of the members of the Human Capital and Compensation Committee is or ever was an officer or employee of the Company or any of its subsidiaries, and none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of the Company or on the Human Capital and Compensation Committee of the Board of the Company.

42 |

Proposal 2 Executive compensation
Compensation discussion and analysis
Executive summary
Named executive officers
This Compensation discussion and analysis describes and explains our Fiscal Year 2026 executive compensation program for our named executive officers (or “NEOs”), which, for Fiscal Year 2026, include each of the executive officers of the Company set forth below, as well as Sean M. Gillen and Sarah L. Flanagan, each of whom served as our principal financial officer for a portion of the year, as further described below.

John M. Holmes Chairman, President and Chief Executive Officer	Dylan Z. Wolin Senior Vice President and Chief Financial Officer	Jessica A. Garascia Senior Vice President, General Counsel, Chief Administrative Officer and Secretary	Christopher A. Jessup Senior Vice President and Chief Commercial Officer	Eric S. Pachapa Vice President, Controller and Chief Accounting Officer

Leadership transition
Sean M. Gillen served as our Senior Vice President and Chief Financial Officer until his resignation from such position effective December 11, 2025. Sarah L. Flanagan, our current Vice President, Financial Operations was named Interim Chief Financial Officer and served in such role from December 11, 2025 until February 23, 2026. Dylan Z. Wolin was appointed Senior Vice President and Chief Financial Officer effective February 23, 2026.
Financial highlights
AAR had continued strong financial performance for Fiscal Year 2026. Consolidated sales were $3.3 billion, diluted earnings per share were $4.86, and adjusted diluted earnings per share, a non-GAAP financial measure, were a record $5.05 (an increase of 29% from Fiscal Year 2025). During Fiscal Year 2026, we continued our strong focus on working capital management with cash flows provided by operating activities of $99 million.
For a definition of adjusted diluted earnings per share and a reconciliation of this measure to the closest comparable GAAP financial measure, see Appendix B.
Selected financial information

(dollars in millions except per share data) For the fiscal year ended May 31	2026 ($)	2025 ($)	2024 ($)
Sales	3,308.0	2,780.5	2,318.9
Operating income	277.8	185.2	129.2
Diluted earnings per share	4.86	0.35	1.29
Cash provided by operations	98.7	36.1	43.6

2026 Proxy Statement | 43

Proposal 2 Executive compensation

As of May 31
Working capital	1,128.9	955.9	922.7
Total assets	3,355.9	2,844.6	2,770.0
Total debt	900.0	977.0	997.0
Equity	1,703.8	1,211.6	1,189.8

Key financial achievements

*	See “Selected financial information” above for diluted EPS (GAAP) and Appendix B for a reconciliation of adjusted diluted EPS (non-GAAP) to the most directly comparable GAAP financial measure.
For more information about our Fiscal Year 2026 performance, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2026 Form 10-K.
Stockholder engagement
In Fiscal Year 2026, we continued our longstanding practice to regularly engage with stockholders on a host of topics including company strategy and performance, corporate governance, executive compensation, sustainability, and other topics. Members of our senior management team participated from time to time in numerous investor meetings, calls, and conferences. Shareholders did not raise any concerns with the Company’s executive compensation during Fiscal Year 2026 engagement. In addition, in the fourth quarter of Fiscal Year 2026 we hosted an Investor Day, where several members of senior management shared updates on the company and our long-term, strategic framework for value creation. These interactions allow investors the opportunity to meet, ask questions of, and provide advice to, our key executives. A member of the Board attends these meetings when requested by stockholders.
Any relevant feedback received from our stockholder outreach efforts is shared with and considered by our Board or Committees, as appropriate. Our engagement has generated valuable input that helps inform our decisions and strategy, including regarding executive compensation. We also carefully consider the viewpoints of the proxy advisory firms that represent the interests of various stockholders, which further inform the actions that our Board and Human Capital and Compensation Committee take to enhance our executive compensation program.

44 |

Proposal 2 Executive compensation
Response to stockholder feedback
The Human Capital and Compensation Committee (for purposes of this Compensation discussion and analysis, the “Committee”) considers the feedback that it receives from stockholders when it evaluates and approves our executive compensation program. The Committee considered both feedback received from shareholders during engagement and the signal of last year’s strong say-on-pay vote (93.9% support) to affirm that the Company’s executive compensation programs are appropriately designed and no changes have been made in response to stockholder feedback.
We remain committed to giving our investors clear and concise proxy statement disclosure so that they can fully understand our executive compensation program and, in turn, vote on an informed basis on our say-on-pay proposal. To that end, our proxy statement disclosure explains both how our executive compensation program operates and how it aligns the interests of our executives with the long-term investment interests of our stockholders.
Our ongoing, open dialogue with our stockholders helps ensure that our Board and management regularly consider investor perspectives. The Committee continues to believe in flexibility to properly incentivize and reward management for successfully managing the Company in unusual circumstances and positioning it for future growth. This flexible approach to executive compensation is consistent with our Board’s priorities to guide the Company in the proper strategic direction.
Executive compensation highlights
Pay-for-performance and stockholder alignment
•
Annual cash bonuses are linked to two key performance metrics critical to the success of our business strategy: adjusted diluted earnings per share from continuing operations (80%) and adjusted net working capital turns (20%).

•
The regular Fiscal Year 2026 long-term incentive program for our executive officers is 100% equity based, consisting of performance-based restricted stock (60%), stock options (20%) and restricted stock awards (20%).

•
Performance-based restricted stock for Fiscal Year 2026 is linked to three key performance metrics (measured over a three-year performance period): adjusted income from continuing operations (70%), average return on invested capital (20%) and relative total stockholder return (10%).

•
AAR targets total pay opportunities for its executive officers, individually and as a group, within a competitive range around the median of the market. Fiscal Year 2026 pay levels and decisions disclosed in this proxy statement are consistent with this philosophy.

•	AAR’s compensation mix – cash versus equity, fixed versus variable, and annual versus longer-term – is consistent with competitive best practices.
Cash bonuses under the Fiscal Year 2026 short-term incentive plan

Strategic goal	Compensation measure
Drive profitability and deliver value to stockholders	80%	Adjusted diluted earnings per share from continuing operations
Make efficient use of stockholder capital in support of Company sales	20%	Adjusted net working capital turns

Performance-based restricted stock under the Fiscal Year 2026 long-term incentive plan

Strategic goal	Compensation measure
Increase profitability and deliver value to stockholders	70%	Adjusted income from continuing operations
Enhance efficiency in allocating capital to generate higher returns	20%	Average return on invested capital
Outperform peer group companies* in generating stockholder value	10%	Relative total stockholder return

*
Reflects a custom group of companies that derive a significant portion of their revenues from commercial aviation-linked businesses. For Fiscal Year 2026, this group included AerSale Corporation, Alaska Air Group, Allegiant Travel Company, American Airlines Group Inc., Delta Air Lines, Inc., Heico Corporation, Hexcel Corporation, JetBlue Airways Corporation, Moog Inc., Southwest Airlines Co., Spirit AeroSystems Holdings, Inc., StandardAero, Inc., The Boeing Company, Triumph Group, Inc., United Airlines Holdings, Inc., VSE Corporation, and Woodward, Inc.

2026 Proxy Statement | 45

Proposal 2 Executive compensation
New hire and supplemental awards in Fiscal Year 2026
In connection with his appointment as Chief Financial Officer, Mr. Wolin received a sign-on bonus of $300,000, which is subject to repayment in full in the event of certain terminations within one year of receiving the sign-on bonus. He also received a grant of time-based restricted stock with a three-year cliff vesting period and target grant date value of approximately $840,000, which was intended to replace foregone equity at his prior employer and serve as a tool for retention.
In addition to the regular awards under our Fiscal Year 2026 long-term incentive program described above, we granted supplemental long-term incentive awards to each of Ms. Flanagan and Mr. Pachapa with a three-year cliff vesting period and target grant date value of approximately $500,000 and $250,000, respectively. These awards match the equity pay mix of the regular Fiscal Year 2026 long-term incentive program for NEOs (60% performance-based restricted stock, 20% time-based restricted stock, and 20% stock options). The awards were granted to Ms. Flanagan, in part, to recognize her for assuming the Interim Chief Financial Officer role while the Company conducted a search for a permanent Chief Financial Officer and, in part, for retention purposes during the transition of our finance organization. The awards were granted to Mr. Pachapa for retention purposes during the transition of our finance organization.
Our executive compensation goals and philosophy
Our executive compensation program has three principal goals:

Engage executive talent	Align pay and performance	Diversify pay mix

Attract and retain talented executives capable of producing outstanding business results for the Company and its stockholders.	Motivate and reward executives by paying for performance in a manner that reflects the Company’s performance, business group performance and individual performance.
Provide compensation that strikes a proper balance between
short-term and long-term compensation, and between fixed
compensation and at-risk performance compensation, and
between cash and stock compensation, with an emphasis
on stock compensation to align the interests of executives with the interests of the Company’s stockholders.

Our executive compensation philosophy for our named executive officers is to target compensation as follows:

Compensation element	Target
Base salary	±	10%	of market median
“Total annual cash compensation” (base salary + target annual cash bonus)	±	10%	of market median
“Total direct compensation” (base salary + target annual cash bonus + the grant date value of annual stock awards)	±	15%	of market median

Although targets are set with consideration to the market median of the companies in the peer group described in “Fiscal Year 2026 Peer Group” below, the program is designed to offer our named executive officers the opportunity to reach or exceed the market 75th percentile with exceptional performance.
The compensation opportunities for individual executives may vary depending on experience, effectiveness, performance and other relevant factors. By incentivizing and rewarding outstanding performance, our executive compensation program seeks to link the achievement of the Company’s key business performance goals and stock price performance directly with the pay outcomes for our named executive officers.

46 |

Proposal 2 Executive compensation
Executive compensation practices
What We Do

Annual say-on-pay stockholder vote
Challenging performance targets under our incentive compensation plans with different goals used for short-term and long-term incentive compensation
Emphasis on performance-based or at-risk compensation
Multi-year vesting periods for stock awards
Limited perquisites
“Double trigger” change-in-control provisions*
Meaningful stock ownership and retention guidelines for directors and executive officers
Prohibition on short sales, pledging and hedging transactions
Claw-backs of incentive compensation in the event of certain financial restatements
Annual assessment of incentive compensation plans

What We Do Not Do

No tax gross-ups
No repricing of stock options
No dividends or dividend equivalents paid on stock or stock unit awards unless vesting conditions are met

*
All agreements with our named executive officers contain “double trigger” change-in-control provisions with the exception of the vesting of equity awards under a legacy agreement with our Chairman, President and Chief Executive Officer that was entered into in 2018.

The Company generally targets its annual pay mix for executive officers (particularly for its Chief Executive Officer) to place significant weight on performance-based and at-risk compensation over fixed compensation. This pay mix is reflected in the following breakdown of Fiscal Year 2026 target total direct compensation:
Fiscal Year 2026 compensation of our Chief Executive Officer, John M. Holmes

Fiscal Year 2026 compensation of other named executive officers as a group (excluding Mr. Wolin and Mr. Gillen)

2026 Proxy Statement | 47

Proposal 2 Executive compensation
Principal elements of our Fiscal Year 2026 executive
compensation program
The table below describes and explains the purpose of the principal elements of the regular Fiscal Year 2026 executive compensation program for our named executive officers. Allocations or elements differ for Mr. Wolin and Ms. Flanagan as a result of the transition of our finance organization described above.

Compensation element	Form of compensation	Performance period	Performance measures	Purposes of the compensation element
Base salary	Cash	1 year	Individual performance and contributions Qualifications and responsibilities Experience and tenure with the Company Competitive salary considerations
Rewards individual performance and contributions consistent with an individual’s position and responsibilities
Provides competitive compensation
Balances risk-taking concerns associated with performance-based compensation

Annual cash bonus	Cash	1 year	Adjusted diluted earnings per share from continuing operations	Promotes retention of executive talent Provides short-term, cash-based incentive Measures performance against key corporate goals
Adjusted net working capital turns
Stock options (20%)	Stock	3 years (vesting period) Up to 10 years (option term)	Stock price	Promotes retention of executive talent Aligns payout directly with stockholder interests
Time-based restricted stock (20%)	Stock	3 years	Stock price	Promotes retention of executive talent Aligns payout directly with stockholder interests
Performance-based restricted stock (60%)	Stock	3 years	Adjusted income from continuing operations	Promotes retention of executive talent Ties payout to achievement of key corporate goals Aligns payout directly with stockholder interests
Average return on invested capital
Relative shareholder return

48 |

Proposal 2 Executive compensation
Our Human Capital and Compensation Committee’s
decision-making process for Fiscal Year 2026
Each year the Human Capital and Compensation Committee reviews our executive compensation program and the programs of other companies, including the Company’s peer group companies. The Human Capital and Compensation Committee seeks to confirm that each compensation element of our program, as well as the compensation structure, is not only competitive within the Company’s marketplace, but also is appropriate for the Company in light of its history, culture, performance and strategy. Particular attention is given to our stock price and total stockholder return to ensure proper alignment between executive compensation and stock price performance.
The Human Capital and Compensation Committee took the following actions in setting and approving executive compensation for Fiscal Year 2026.

January 2025
Reviewed and approved the Company’s Fiscal Year 2026 peer group.

June and July 2025
Assessed the Company’s prior year’s target executive compensation against the target executive compensation of the Company’s peer group companies and of other aerospace and defense companies.
Assessed the Company’s prior year performance against the performance of peer group companies.
Considered other information available at the time relevant to the Fiscal Year 2026 executive compensation program (e.g., prior year say-on-pay results and the CEO’s recommendations).

Assessed the overall structure of the executive compensation program, including the pay mix and types of awards appropriate for Fiscal Year 2026 compensation, based on competitive benchmarking, surveys, independent compensation consultant guidance and stockholder feedback.

Set target Fiscal Year 2026 compensation — base salaries, annual cash bonuses and stock awards — for the Company’s executive officers.

January and February 2026

Approved retention equity awards during the transition of our finance organization for Mr. Pachapa, our Vice President and Chief Accounting Officer, and Ms. Flanagan, our Vice President, Financial Operations, who served as Interim Chief Financial Officer from December 11, 2025 to February 23, 2026.

Approved new hire make-whole compensation package for Mr. Wolin, our Senior Vice President and Chief Financial Officer, who joined the Company on February 23, 2026.

July 2026
Approved Fiscal Year 2026 annual cash bonuses based on the Company’s performance in Fiscal Year 2026.
Set target Fiscal Year 2027 compensation — base salaries, annual cash bonuses and stock awards — for the Company’s executive officers.

Approved a Fiscal Year 2027 grant of performance-based restricted stock tied to stock price performance with five-year cliff vesting to John M. Holmes, the Company’s Chairman, President, and Chief Executive Officer.

2026 Proxy Statement | 49

Proposal 2 Executive compensation
Fiscal Year 2026 executive compensation
CEO pay in Fiscal Year 2026
In determining Mr. Holmes’s Fiscal Year 2026 compensation, the Human Capital and Compensation Committee took into consideration the following principal factors:
•	Mr. Holmes’s outstanding leadership and performance in Fiscal Year 2026;
•	Mr. Holmes’s understanding of the Company’s culture, strategy, business and operations, as well as the going-forward challenges facing the Company;
•	A competitive pay analysis prepared by the Human Capital and Compensation Committee’s independent compensation consultant in June 2025; and
•
The Human Capital and Compensation Committee’s belief that the substantial majority of Mr. Holmes’s compensation should be contingent on performance, have retentive value, and be linked with stockholder interests.

Based on these factors, the Human Capital and Compensation Committee set Mr. Holmes’s Fiscal Year 2026 target pay at $8,250,000, consisting of base salary of $1,115,000 (up 3% from Fiscal Year 2025), target cash bonus opportunity of $1,338,000 (120% of his base salary), and stock-based compensation with a target dollar value of $5,797,000. Mr. Holmes’ pay was increased based on the factors described above and to ensure that the compensation paid to Mr. Holmes is competitive.
Fiscal Year 2026 base salaries
The Human Capital and Compensation Committee believes that base salaries — representing fixed compensation — should be sufficiently competitive for AAR to attract and retain talented executives but should be a less significant percentage of total compensation than performance-based compensation for AAR’s executive officers.
The following table shows Fiscal Year 2026 and Fiscal Year 2025 annual base salaries for the named executive officers, as set by the Human Capital and Compensation Committee. The Fiscal Year 2026 increases in base salary became effective June 1, 2025. The increases in salary are intended to maintain competitiveness with the market and are in line with the broader merit increase budget for the Company.

Named executive officer	Fiscal Year 2026 ($)	Fiscal Year 2025 ($)	Increase %
John M. Holmes	1,115,000	1,082,000	3
Dylan Z. Wolin*	125,000	—	—
Jessica A. Garascia	478,000	463,500	3
Christopher A. Jessup	525,000	509,000	3
Eric S. Pachapa	393,000	382,000	3
Sean M. Gillen*	302,577	509,000	3
Sarah L. Flanagan*	393,700	—	—

*
The base salary listed for Mr. Wolin is a pro-rated base salary from the date he joined the company on February 23, 2026, through the end of the fiscal year on May 31, 2026. His annualized base salary for Fiscal Year 2026 was $500,000. Mr. Wolin and Ms. Flanagan were not NEOs in Fiscal Year 2025. The base salary listed for Mr. Gillen is the base salary he received from June 1, 2025 through December 19, 2025, which was his last day of employment at the Company. Mr. Gillen’s annualized base salary for Fiscal Year 2026 was $525,000.

Fiscal Year 2026 cash bonuses
Fiscal Year 2026 short-term incentive plan – setting targets
In July 2025, the Human Capital and Compensation Committee approved the Fiscal Year 2026 short-term incentive plan for the named executive officers. The Fiscal Year 2026 short-term incentive plan used two performance goals to determine annual cash bonuses: (1) the Company’s earnings per share from continuing operations as adjusted (weighted 80%), and (2) the Company’s adjusted net working capital turns (weighted 20%).

50 |

Proposal 2 Executive compensation
The following table shows each of the two performance goals at the threshold, target and maximum levels, as adjusted to take into account acquisitions made in Fiscal Year 2026:

Performance goal		Threshold	Target (or Target Range)	Maximum
80%	Adjusted diluted earnings per share from continuing operations (weighting)*	$3.68	$4.23 – $4.33	$4.77
20%	Adjusted net working capital turns (weighting)**	2.51	3.35	4.19

*	The original goals for this metric were lower: threshold of $3.61, target range of $4.15 - $4.25, and maximum of $4.68.
**	The original goals for this metric were lower: threshold of 2.48, target of 3.30, and maximum of 4.13.
The adjusted diluted earnings per share from continuing operations target ($4.23 – $4.33) for Fiscal Year 2026 represents a 8% – 11% increase from each of the prior year’s target of $3.90 and the prior year’s actual performance of $3.91. A target range was utilized for the Fiscal Year 2026 adjusted diluted earnings per share from continuing operations target to ensure small variances in performance above/below the budget as a result of macroeconomic uncertainty would not have a meaningful impact on the short-term incentive plan.
The adjusted net working capital turns target (3.35) represents a 1% increase from the prior year’s target of 3.31 and a 2% increase from the prior year’s actual performance of 3.29. The net working capital turns target is developed based on our business plan and incorporates necessary investments in inventory. The net working capital turns target would not necessarily be expected to increase every year as it could be impacted by the inventory investments necessary to drive growth.
The Human Capital and Compensation Committee believes adjusted diluted earnings per share from continuing operations and adjusted net working capital turns are critical performance measures of the Company’s financial success. Adjusted diluted earnings per share from continuing operations measures the Company’s performance in delivering earnings to stockholders, and adjusted net working capital turns measures the Company’s effectiveness in using its working capital and, in particular, in using its cash.
•
“Adjusted diluted earnings per share from continuing operations” is defined under the Fiscal Year 2026 short-term incentive plan as adjusted diluted earnings per share from continuing operations as disclosed by the Company in its earnings release furnished with the SEC, excluding non-GAAP items included on the Company’s quarterly earnings releases, special charges or unusual or infrequent items incurred during the performance period, and as may be adjusted for changes in generally accepted accounting principles.

•
“Adjusted net working capital turns” is defined under the Fiscal Year 2026 short-term incentive plan as net sales divided by adjusted average working capital, where working capital is defined as net accounts receivable plus net inventories minus accounts payable, excluding non-GAAP items included on the Company’s quarterly earnings releases, special charges or unusual or infrequent items incurred during the performance period, including changes in the Company’s accounts receivable financing program, and as may be adjusted for changes in generally accepted accounting practices.

In calculating adjusted diluted earnings per share from continuing operations and adjusted net working capital turns, the Human Capital and Compensation Committee has the discretion to exclude special charges or unusual or infrequent items incurred during the performance period and to adjust for changes in GAAP if it determines that such exclusions or adjustments are appropriate. The Committee exercises this discretion with respect to special charges infrequently, typically limiting it to situations where the special charge was non-recurring or unforeseen and not within the control of management. In addition, the Committee maintains the discretion to adjust amounts further downward.

2026 Proxy Statement | 51

Proposal 2 Executive compensation
The Fiscal Year 2026 annual cash bonus opportunities (in dollar amounts and as a percentage of base salary), at the threshold, target and maximum levels for the named executive officers are set forth in the table below, with performance between threshold and target levels and between target and maximum levels resulting in proportionate straight-line payouts:

	Threshold		Target		Maximum
Named executive officer	Dollar amount ($)	Percent of base salary (%)	Dollar amount ($)	Percent of base salary (%)	Dollar amount ($)	Percent of base salary (%)
John M. Holmes	669,000	60	1,338,000	120	2,676,000	240
Dylan Z. Wolin*	67,124	50	134,247	100	268,494	200
Jessica A. Garascia	239,000	50	478,000	100	956,000	200
Christopher A. Jessup	262,500	50	525,000	100	1,050,000	200
Eric S. Pachapa	147,375	38	294,750	75	589,500	150
Sean M. Gillen**	262,500	50	525,000	100	1,050,000	200
Sarah L. Flanagan	196,850	50	393,700	100	787,400	200

*
The dollar amounts for Mr. Wolin are based on percentages of a base salary pro-rated from the date he joined the Company on February 23, 2026, through the end of the fiscal year on May 31, 2026. His annualized base salary for Fiscal Year 2026 was $500,000.

**
Mr. Gillen resigned from his position of Senior Vice President and Chief Financial Officer effective December 11, 2025, and left the Company on December 19, 2025, and, therefore, is not eligible for a payout.

Fiscal Year 2026 short-term incentive plan – approving payouts
For Fiscal Year 2026, we reported adjusted diluted earnings per share of $5.05 and achieved adjusted net working capital turns of 3.31. As noted, the Human Capital and Compensation Committee has the discretion under the short-term incentive plan to exclude or add back one-time special charges that it considers unusual or unforeseen and outside of management’s control.
Adjusted diluted earnings per share was $5.05, which has been adjusted to exclude non-GAAP adjustments externally reported of $0.19, including acquisition, integration and amortization expenses of $1.40, bargain purchase gain of $(0.77), gain on sale of headquarters building of $(0.26), impairment charge related to product line exit of $0.13, severance charges of $0.03, impairment charges and loss on sale of equity investments of $0.02, government COVID-related subsidy reversal of $(0.02) and gain related to sale and exit of businesses of $(0.02), all net of the tax impact on the adjustments of $(0.32). The Human Capital and Compensation Committee determined that these adjustments were appropriate as they are the same adjustments made and reported in connection with the Company’s earnings releases. The resulting payout for this metric was 200%. The adjusted net working capital turns of 3.31 resulted in a payout of 98% for that portion of the metric.
Giving weighting to all of these items, the total payout under the short-term incentive plan was 180%, and the resulting bonuses for each named executive officer are listed below.

	Fiscal Year 2026 short-term incentive plan
Named executive officer	Target bonus ($)	Actual bonus ($)
John M. Holmes	1,338,000	2,408,400
Dylan Z. Wolin*	134,247	241,645
Jessica A. Garascia	478,000	860,400
Christopher A. Jessup	525,000	945,000
Eric S. Pachapa	294,750	530,550
Sean M. Gillen	525,000	—
Sarah L. Flanagan	393,700	708,660

*	Reflects a pro-rated bonus.
In addition to his pro-rated award under the short-term incentive program described above, in connection with Mr. Wolin’s appointment as Senior Vice President and Chief Financial Officer, he received a sign-on bonus of $300,000, which is subject to repayment in full in the event he voluntarily terminates his employment without good reason or the Company terminates his employment for cause, in either case within one year of receiving such sign-on bonus.

52 |

Proposal 2 Executive compensation
Fiscal Year 2026 stock awards
In July 2025, the Human Capital and Compensation Committee approved awards of performance-based restricted stock, time-based restricted stock and stock options to our named executive officers under the Fiscal Year 2026 long-term incentive plan, except for Mr. Wolin, who joined the Company on February 23, 2026, and Ms. Flanagan, whose awards in July 2025 were comprised of time-based restricted stock and stock options (but not performance-based restricted stock) similar to other non-NEO officers of the Company. Consistent with Fiscal Year 2025, 60% of the target value of the Fiscal Year 2026 annual stock awards for the NEOs was in the form of performance-based restricted stock, except for the awards for Mr. Wolin and Ms. Flanagan as stated above.
The Human Capital and Compensation Committee determined the types and dollar amounts of stock awards to be granted for Fiscal Year 2026, based on a number of factors, including:
•	The Fiscal Year 2026 executive compensation assessment prepared by its independent committee consultant;
•	The Company’s budget for compensation expense;
•	The Company’s stock price;
•	The Company’s burn rate experience under its stock plan;
•	The levels of responsibility, seniority and overall compensation of the participants; and
•	The Chief Executive Officer’s recommendations for participants other than himself.
Annual stock awards for named executive officers (except for Mr. Wolin and Ms. Flanagan)

In January 2026, the Human Capital and Compensation Committee approved supplemental long-term incentive awards for each of Ms. Flanagan and Mr. Pachapa of approximately $500,000 and $250,000, respectively, in value on the grant date. Each of the awards was comprised of 60% performance-based restricted stock, 20% time-based restricted stock, and 20% stock options as further described below under “ — Performance based restricted stock,” “— Time based restricted stock,” and “— Stock options.” The awards were granted to Ms. Flanagan, in part, to recognize her for assuming the Interim Chief Financial Officer role while the Company conducted a search for a permanent Chief Financial Officer. The awards were granted to Mr. Pachapa for retention purposes during the transition of our finance organization. The supplemental long-term incentive award for Ms. Flanagan was sized to appropriately compensate her for the expansion of her responsibilities during the anticipated tenure as Interim Chief Financial Officer and to otherwise enhance the value of her unvested, performance- and time-based equity awards to further promote retention. Ms. Flanagan did not receive any increase in cash compensation in connection with her role as Interim Chief Financial Officer. The supplemental long-term incentive award for Mr. Pachapa was sized to enhance the value of his unvested, performance- and time-based equity awards to further promote retention.
In February 2026, the Human Capital and Compensation Committee approved a new-hire make-whole award for Mr. Wolin comprised of time-based restricted stock of approximately $840,000 in value on the grant date, which is described below under “ — Time based restricted stock,” in connection with Mr. Wolin joining the Company as Senior Vice President and Chief Financial Officer on February 23, 2026. The value and vesting terms of the new hire make-whole award for Mr. Wolin was determined with consideration to the unvested equity at his prior employer that he was forfeiting to join the Company.
The Human Capital and Compensation Committee’s use of performance-based restricted stock is intended to motivate executives to drive corporate performance, specifically with respect to adjusted income from continuing operations performance, adjusted return on invested capital performance and relative total stockholder return. The performance-based restricted stock is forfeited unless the Company achieves these performance goals at designated threshold levels over the three-year performance period. The Committee’s use of stock options is intended to focus executives on stock price appreciation. Stock options only have value to an executive if the Company’s stock price increases above its grant date value, thus providing a “win-win” for the executives and the Company’s stockholders. The Committee’s use of time-vested restricted stock is intended to promote retention and align the interests of our named executive officers with those of our stockholders. In these ways, the stock component of the Company’s executive compensation program fully reflects a pay-for-performance emphasis.

2026 Proxy Statement | 53

Proposal 2 Executive compensation
The Human Capital and Compensation Committee is committed to limiting the usage of one-time, special awards outside of our annual compensation program and, if granted to our executive officers, to including performance conditions when making such one-time, special awards (except in very limited circumstances where it is customary not to include performance conditions, such as grants to replace foregone compensation at the time of hire).
Performance-based restricted stock
The Human Capital and Compensation Committee approved the following grants of performance-based restricted stock awards for Fiscal Year 2026:

	Fiscal Year 2026 performance-based restricted stock
Named executive officer	Number of shares at target	Grant date fair value ($)
John M. Holmes	43,780	3,478,321
Dylan Z. Wolin	—	—
Jessica A. Garascia	6,345	504,110
Christopher A. Jessup	11,820	939,099
Eric S. Pachapa	4,795	420,427
Sean M. Gillen	11,445	909,305
Sarah L. Flanagan	2,785	300,056

The grant date fair value in the table above for the shares granted to each of the NEOs, except for 1,395 shares granted to Mr. Pachapa and all the shares granted to Ms. Flanagan, was based on the $79.45 closing price of the Common Stock on the July 23, 2025 date of grant. The grant date fair value in the table above for 1,395 shares granted to Mr. Pachapa and all the shares granted to Ms. Flanagan was based on the $107.74 closing price of the Common Stock on the January 22, 2026 date of grant.
The Human Capital and Compensation Committee designated adjusted income from continuing operations (weighted 70%), adjusted average return on invested capital (weighted 20%) and relative total stockholder return (10%) as the three performance goals for the performance-based restricted stock under the Fiscal Year 2026 long-term incentive plan. The Committee believes these three measures are appropriate because they capture critical elements of the Company’s performance over the three-year performance period beginning June 1, 2025 and ending May 31, 2028.
•
“Adjusted income from continuing operations” is defined as adjusted income from continuing operations as disclosed by the Company in its earnings releases furnished with the Securities and Exchange Commission, excluding non-GAAP items included on the Company’s quarterly earnings releases, special charges, unusual or infrequent items incurred during the performance period, acquisitions/divestitures, and as may be adjusted for changes in generally accepted accounting principles.

•
“Adjusted average return on invested capital” is defined as tax-effected operating profit adjusted for non-GAAP items included by the Company in its earnings releases furnished with the Securities and Exchange Commission, excluding non-GAAP items included on the Company’s quarterly earnings releases, special charges or unusual or infrequent items incurred during the performance period, and as may be adjusted for changes in generally accepted accounting principles, divided by average net invested capital from continuing operations, excluding cash over the performance period, excluding special charges, unusual or infrequent items incurred during the performance period, acquisitions/divestitures, and as may be adjusted for changes in generally accepted accounting principles.

•	“Relative stockholder return” is defined as stockholder return in the performance period relative to the list of companies in the comparator group set forth below.
The performance-based restricted stock, except for the shares granted to Mr. Gillen, 1,395 shares granted to Mr. Pachapa and all the shares granted to Ms. Flanagan, vests on July 31, 2028, subject to performance conditions. Mr. Gillen forfeited his outstanding equity awards when he resigned from his position as Senior Vice President and Chief Financial Officer effective December 11, 2025. The performance-based restricted stock awards of 1,395 shares granted to Mr. Pachapa and all the shares granted to Ms. Flanagan vest on January 22, 2029, subject to the same performance conditions as the annual Fiscal Year 2026 performance-based restricted stock awards. The Human Capital and Compensation Committee believes that performance-based restricted stock serves a valuable purpose aligning executive pay with the interests of stockholders.

54 |

Proposal 2 Executive compensation
The Fiscal Year 2026 long-term incentive plan provides that: performance below the threshold level results in a 0% payout; performance at the threshold level results in a 50% payout of the shares of performance-based restricted stock; performance at the target level results in a 100% payout; and performance at or above the maximum level results in a 200% payout. Performance between the threshold and target levels and between the target and maximum levels results in proportionate straight-line payouts.
The relative total shareholder return performance goal is 25th percentile at the threshold level, 55th percentile at the target level, and 80th percentile at the maximum level. The relative total shareholder return comparator group is a custom group of companies that derive a significant portion of their revenues from commercial aviation-linked businesses. For Fiscal Year 2026, this group included AerSale Corporation, Alaska Air Group, Allegiant Travel Company, American Airlines Group Inc., Delta Air Lines, Inc., Heico Corporation, Hexcel Corporation, JetBlue Airways Corporation, Moog Inc., Southwest Airlines Co., Spirit AeroSystems Holdings, Inc., StandardAero, Inc., The Boeing Company, Triumph Group, Inc., United Airlines Holdings, Inc., VSE Corporation, and Woodward, Inc.
Time-based restricted stock
The Human Capital and Compensation Committee approved the following grants of time-based restricted stock awards for Fiscal Year 2026:

	Fiscal Year 2026 time-based restricted stock
Named executive officer	Number of shares	Grant date fair value ($)
John M. Holmes	14,595	1,159,573
Dylan Z. Wolin	7,580	840,016
Jessica A. Garascia	2,115	168,037
Christopher A. Jessup	3,940	313,033
Eric S. Pachapa	1,600	140,275
Sean M. Gillen	3,815	303,102
Sarah L. Flanagan	3,135	275,385

The grant date fair value in the table above for the shares granted to each of the NEOs, except for all the shares granted to Mr. Wolin, 465 shares granted to Mr. Pachapa, and 930 shares granted to Ms. Flanagan, was based on the $79.45 closing price of the Common Stock on the July 23, 2025 date of grant. The grant date fair value in the table above for the shares granted to Mr. Wolin was based on the $110.82 closing price of the Common Stock on the March 26, 2026 date of grant. The grant date fair value in the table above for 465 shares granted to Mr. Pachapa and 930 shares granted to Ms. Flanagan was based on the $107.74 closing price of the Common Stock on the January 22, 2026 date of grant.
All of the time-based restricted stock awards listed above, except for the awards granted to Mr. Gillen and Mr. Wolin, 465 shares granted to Mr. Pachapa and 930 shares granted to Ms. Flanagan, vests 100% on July 31, 2028. Mr. Gillen forfeited his outstanding equity awards when he resigned from his position as Senior Vice President and Chief Financial Officer effective December 11, 2025. The time-based restricted stock award granted to Mr. Wolin on March 26, 2026 vests 25% on the first anniversary of the date of the grant, 25% on the second anniversary of the date of the grant, and the remainder on the third anniversary of the date of the grant. The time-based restricted stock awards of 465 shares granted to Mr. Pachapa and 930 shares granted to Ms. Flanagan vest 100% on January 22, 2029.
The Human Capital and Compensation Committee believes that time-based restricted stock serves a valuable purpose in helping to retain executives and reward them for building a career with the Company.

2026 Proxy Statement | 55

Proposal 2 Executive compensation
Stock options
The Human Capital and Compensation Committee approved the following grants of stock option awards for Fiscal Year 2026, subject to time-based vesting:

	Fiscal Year 2026 stock options
Named executive officer	Number of shares	Grant date fair value ($)
John M. Holmes	40,380	1,159,310
Dylan Z. Wolin	—	—
Jessica A. Garascia	5,850	167,954
Christopher A. Jessup	10,900	312,939
Eric S. Pachapa	4,380	139,650
Sean M. Gillen	10,550	302,891
Sarah L. Flanagan	8,600	274,817

The grant date fair value in the table above for the shares granted to each of the NEOs, except for 1,250 shares granted to Mr. Pachapa and 2,510 shares granted to Ms. Flanagan, was based on a Black-Scholes valuation of $28.71, using the $79.45 closing price of the Common Stock on the July 23, 2025 date of grant. The grant date fair value in the table above for 1,250 shares granted to Mr. Pachapa and 2,510 shares granted to Ms. Flanagan was based on a Black-Scholes valuation of $39.83, using the $107.74 closing price of the Common Stock on the January 22, 2026 date of grant.
The stock options listed above except for the shares granted to Mr. Gillen, 1,250 shares granted to Mr. Pachapa and 2,510 shares granted to Ms. Flanagan, vest 33 1∕3% on each of July 31, 2026, July 31, 2027 and July 31, 2028. Mr. Gillen forfeited his outstanding equity awards when he resigned from his position as Senior Vice President and Chief Financial Officer effective December 11, 2025. The awards of 1,250 shares granted to Mr. Pachapa and 2,510 shares granted to Ms. Flanagan vest 33 1∕3% on each of January 22, 2027, January 22, 2028 and January 22, 2029.
The Human Capital and Compensation Committee believes that stock options serve a valuable purpose in aligning executive pay with the interests of stockholders. Stock options, once vested, remain subject to the retention requirements under the Company’s stock ownership guidelines.
Performance-based restricted stock – approving Fiscal Year 2024 award payouts
In July 2026, the Human Capital and Compensation Committee approved the payouts of shares of performance-based restricted stock under the Fiscal Year 2024 long-term incentive program (these grants were previously disclosed in the Company’s 2024 proxy statement). The payout for these grants could range from 0% to 200% for performance at or above the maximum performance level. The payout was determined by the Company’s adjusted income from continuing operations, adjusted return on invested capital and total shareholder return performance for the three-year performance period that began on June 1, 2023 and ended on May 31, 2026 versus target performance goals as set forth below.

Performance Goal*	Target	Actual**
Adjusted income from continuing operations (70%)	$380.1 million	$453.0 million
Adjusted return on invested capital (20%)	9.14%	9.87%
Relative total shareholder return (10%)	55th percentile	75th percentile

*
Performance goals were adjusted to incorporate the Product Support business (which was acquired in Fiscal Year 2024 after performance goals were initially set for the performance period) as follows: (1) the original target for adjusted income from continuing operations was increased from $353.5 million to $380.1 million, and (2) the original target for adjusted return on invested capital was changed from 10.00% to 9.14%. Relative total shareholder return was unchanged.

**
Adjusted income from continuing operations has been adjusted as permitted under the plan to exclude “special charges” and unusual items of $206.5 million, consisting of non-GAAP adjustments externally reported which include acquisition, integration and amortization expenses of $123.5 million, FCPA settlement and investigation costs of $75.8 million, losses related to sale and exit of businesses/joint venture of $71.7 million, bargain purchase gain of $(29.5), pension settlement and severance charges of $28.2 million, gain on sale of headquarters building of $(9.8), contract termination costs of $5.0 million, impairment charge related to product line exit of $4.9 million, Russian bankruptcy court judgment of $0.1 million, impairment charges and loss on sale of equity investments of $1.0 million, and government COVID-related subsidies, net of $0.1 million, all net of the tax impact on the adjustments of $(64.5) million. Where applicable, return on invested capital has been adjusted for certain of the special charges and unusual items listed above in addition to the impact of our accounts receivable financing program and Product Support business results, including its invested capital. The amount achieved for the adjusted income from continuing operations metric resulted in a payout of 196% for this metric. The amount achieved for the adjusted return on invested capital metric resulted in a payout of 140% for this metric. The 75th percentile achieved for relative total shareholder return metric resulted in the payout of 178% for this metric. The peer group used for relative shareholder return is the same as the peer group noted earlier for Fiscal Year 2026 performance-based stock awards, except that Atlas Air, Spirit Airlines and Hawaiian Airlines were included and Standard Aero and VSE were not included.

56 |

Proposal 2 Executive compensation
Based on the Company’s cumulative adjusted income from continuing operations, adjusted return on invested capital and total stockholder return for the performance period, as adjusted as outlined above, the Fiscal Year 2024 performance-based restricted shares had an overall achievement percentage of 183% of target and therefore were earned by our named executive officers as of the vesting date of July 31, 2026, as follows:

Named executive officer	Target number of shares granted in Fiscal Year 2024	Total shares earned
John M. Holmes	42,115	77,071
Dylan Z. Wolin	—	—
Jessica A. Garascia	6,950	12,719
Christopher A. Jessup	8,755	16,022
Eric S. Pachapa	4,150	7,595
Sean M. Gillen	8,755	—
Sarah L. Flanagan	—	—

Mr. Wolin and Ms. Flanagan were not NEOs in Fiscal Year 2024 and, therefore, did not receive awards of performance-based restricted stock at such time. Mr. Gillen forfeited his outstanding equity awards when he resigned from his position as Senior Vice President and Chief Financial Officer effective December 11, 2025.
Fiscal Year 2026 total direct compensation
The following table shows target total direct compensation (base salary + target annual cash bonus + the target value of annual stock awards) set for each named executive officer for Fiscal Year 2026, compared to actual total direct compensation received by each named executive officer for Fiscal Year 2026. For Mr. Wolin, a sign-on bonus of $300,000 received in Fiscal Year 2026 is included.

	Fiscal Year 2026 total direct compensation
Named executive officer	Target ($)	Actual ($)	Actual as a % of target
John M. Holmes	8,250,000	9,320,604	113%
Dylan Z. Wolin	1,390,000	1,506,661	108%
Jessica A. Garascia	1,796,000	2,178,501	121%
Christopher A. Jessup	2,615,000	3,035,071	116%
Eric S. Pachapa	1,388,000	1,623,902	117%
Sean M. Gillen	2,565,000	—	—
Sarah L. Flanagan	1,638,000	1,952,618	119%

Fiscal Year 2026 peer group
The Human Capital and Compensation Committee believes that total compensation opportunities for the Company’s key executives, including the named executive officers, should be competitive with those offered by other companies competing for talent in the Company’s employment market.
The goal of the Human Capital and Compensation Committee is to assemble a set of peer group companies that provide relevant pay and performance comparisons with the Company. The Committee and its independent compensation consultant recognize that any peer group of the Company will be imprecise given the Company’s unique characteristics, the variety of its businesses and the range of the markets in which the Company operates. They further recognize that there will be larger-sized and smaller-sized companies in the Company’s peer group; companies that are competitors in some but not all of the Company’s businesses; and other financial, business or market attributes that the peer group companies may or may not share with the Company.
When determining the Fiscal Year 2026 peer group, the Human Capital and Compensation Committee used the following criteria: company type; industry classification (using Standard and Poor’s GICS codes); companies of comparable size to the Company by annual revenue (with secondary consideration given to market value); and business focus (organizations that conducted business similar in nature to that conducted by the Company).

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Proposal 2 Executive compensation
Following its review and analysis, the Human Capital and Compensation Committee recommended and the Board approved a Fiscal Year 2026 peer group consisting of the following 15 companies:

• Air Lease Corporation	• Heico Corporation	• TriMas Corporation
• Applied Industrial Technologies, Inc.	• Hexcel Corporation	• Triumph Group, Inc.
• Crane Holdings Co.	• Moog Inc.	• V2X, Inc.
• Curtiss-Wright Corporation	• MSC Industrial Direct Co., Inc.	• VSE Corporation
• Ducommun Incorporated	• The Timken Company	• Woodward, Inc.

The Fiscal Year 2026 peer group is the same as the Fiscal Year 2025 peer group except that it reflects the removal of Barnes Group and Spirit AeroSystems Holdings, which were removed due to the impact of M&A (no longer standalone public companies). The Human Capital and Compensation Committee noted the following reasons supporting its selection of the Fiscal Year 2026 peer group:
•	The business and financial comparability of the peer group, on balance, to the Company;
•	The importance of year-to-year consistency in the comparisons of executive compensation;
•	The fact that six of the 15 companies in the Company’s peer group were also listed as peer group companies by both ISS and Glass Lewis, which are large proxy advisory firms.
Recommendations of the Chief Executive Officer
The Human Capital and Compensation Committee may consider the Chief Executive Officer’s recommendations but retains the ultimate decision-making authority and responsibility for compensation decisions affecting the Company’s executive officers.
The Human Capital and Compensation Committee considered the recommendations of the Chief Executive Officer in making Fiscal Year 2026 cash bonus and stock award decisions for the executive officers other than the Chief Executive Officer. In making his recommendations, the Chief Executive Officer evaluated the performance of the executives during the prior year against pre-established performance goals. Some of the performance goals related to the financial performance of the Company or the executive officer’s business group. Other performance goals were non-quantitative and related to leadership development, customer relationships, acquisition integration, human capital development, or similar Company initiatives. The Chief Executive Officer’s recommendations reflected his assessment of an individual executive officer’s overall contributions to the performance of the Company.
Other compensation information
The Human Capital and Compensation Committee also considered certain historical compensation data for the Company’s executives. This data included summaries of cash and equity compensation received in past years by each executive officer. The Committee also reviewed the executives’ total annual compensation, including cash and non-cash direct compensation, cumulative benefits and savings under retirement plans and equity compensation programs, perquisites and potential payments on termination of employment, whether on a change-in-control of the Company or otherwise. It reviewed the performance of the Company and the executive officers during the year, taking into account pre-established goals, operational performance, business responsibilities, career experience, and long-term potential to enhance stockholder value. The Committee reviewed internal pay comparisons among the Company’s executives to ensure that the Company’s executive compensation program reflects the executives’ relative positions, responsibilities, and contributions to the Company.
Fiscal Year 2027 pay action
On July 23, 2026, the Human Capital and Compensation Committee approved a long-term performance incentive grant of 161,500 shares of performance-based restricted stock to John M. Holmes, the Company’s Chairman, President, and Chief Executive Officer, under the Company’s 2013 Stock Plan, as amended and restated and as amended. The number of shares awarded was based on a targeted grant date fair value of approximately $15 million. The 100% performance-based incentive grant, which is tied to the Company’s stock price performance, is designed to incentivize Mr. Holmes to continue to drive stockholder value through market-leading share price appreciation, promote enhanced pay-for-performance alignment with stockholders, provide a strong long-term retention incentive, and support continued progress on the execution of the Company’s long-term strategy over the five-year vesting period.

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Proposal 2 Executive compensation
The performance-based restricted stock cliff vests on July 31, 2031 (the “Vesting Date”), subject to Mr. Holmes’ continued service through such date (other than in certain limited circumstances as described below), and may only be earned based on, and to the extent of, the achievement of stock price vesting conditions that will be met when the 30-day volume weighted average trading price of a share of the Company’s common stock meets or exceeds one or more of the following stock price hurdle thresholds on or prior to the Vesting Date:

Stock Price	Total Shares of Restricted Stock That Will Vest
$175	One-third (33.33%)
$200	Additional one-third (33.33%)
$250	Additional one-third (33.34%) (100% total)

These stock price hurdles represent a premium of 35%, 54% and 93%, respectively, of the $129.47 closing price of a share of our common stock on July 23, 2026, the date of grant, which, if achieved, would create more than $4.5 billion in additional stockholder value. For the award to be fully earned, the stock price and value of the Company will need to more than double from May 31, 2026, the end of the Company’s 2026 fiscal year.
In the event of a change in control of the Company or Mr. Holmes’ termination of employment due to death or disability, or termination of employment by the Company that is not for cause, a portion of the award may vest and be earned as of the date of such event only to the extent that the corresponding stock price hurdle has been met or exceeded.
The Human Capital and Compensation Committee determined that granting this long-term performance incentive grant is in the best interests of the Company and its stockholders and that the amount and terms of the award are appropriate based in part on an extensive market analysis and in consultation with the Committee’s independent compensation consultant. Among other things, the Committee considered Mr. Holmes’ proven record of strong performance, strategic leadership, and stockholder value creation. This performance-based restricted stock grant is meant as a special award separate and distinct from Mr. Holmes’ regular annual long-term incentive compensation with the principal objectives to align with AAR’s ambitions to grow stockholder value and to promote Mr. Holmes’ long-term retention. The grant does not replace existing performance expectations for Mr. Holmes under the annual short-term and long-term incentive programs and he remains subject to the same annual pay-for-performance framework.
Key executive compensation policies and practices
The following are key factors that also affect the executive compensation decisions made by the Human Capital and Compensation Committee for the Company’s executives, including its named executive officers:
Stock ownership guidelines
The Company has stock ownership guidelines requiring directors and executive officers to own and retain a meaningful amount of the Company’s stock.
The table below summarizes the current stock ownership guidelines:

Applicable persons	Stock ownership requirement market value
Non-Employee Directors	5x annual cash retainer (currently $95,000) for a total of $475,000 (within five years of joining Board)
CEO
Executive Officers Reporting Directly to CEO
Other Executive Officers
Executive officers are defined as the officers that the Board designates as Section 16 officers. Executive officers not in compliance with these guidelines must retain at least 50% of the net shares after the payment of the exercise price and the withholding of taxes in the case of an option exercise or the withholding of taxes in the case of the vesting of restricted stock. Failure to meet these stock ownership levels within five years of appointment may result in a reduction in future stock awards. Stock values are measured as of each fiscal year-end, with unvested stock awards counted at 50% of their value and stock options counted at 0%.
All directors and named executive officers of the Company complied with the stock ownership requirements as of May 31, 2026.

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Proposal 2 Executive compensation
Employment, severance and other agreements
The Company has an employment agreement with Mr. Holmes, its President and Chief Executive Officer, and as of May 31, 2026, had severance and change-in-control agreements in place with the remainder of the named executive officers except for Mr. Gillen and Ms. Flanagan. See “Potential payments upon a termination of employment or a change-in-control of the Company — Employment agreement with Mr. Holmes” for a description of the employment agreement between the Company and Mr. Holmes and “Potential payments upon a termination of employment or a change-in-control of the Company — Severance and change-in-control agreements” for a description of the severance and change-in-control agreements with the remainder of the named executive officers.
The rationale for the employment agreement and the severance and change-in-control agreements is to provide an appropriate measure of security and incentive to the executive officers in line with market practice and to promote the Company’s goal of senior leadership stability.
The Company has no tax gross-up provisions in any agreement with any executive officer and all executive agreements contain double trigger change-in-control provisions (except that the CEO’s employment agreement contains a single trigger change-in-control provision for the vesting of equity, which has been in the agreement since its June 1, 2018 effective date).
Equity grant practices
The Human Capital and Compensation Committee meets from time to time to consider and act with respect to equity compensation awards for the Company’s executive officers. As described above, the Committee typically approves annual stock awards at its July meeting. The Committee — or the Chief Executive Officer pursuant to authority delegated by the Committee — also grants stock awards to newly hired or newly promoted employees at other times during the year. The grant date is the date on which the Committee acts to approve the award, unless the Committee establishes the grant date at a specified future date, such as following the release of material non-public information related to our quarterly earnings. For example, in Fiscal Year 2026, the annual stock awards, including stock options, were approved at the Committee’s regularly scheduled meeting in July to be granted at the end of the second full trading day (based on such closing stock price) following the release of our earnings for Fiscal Year 2025 and the filing of our Form 10-K. Board and Human Capital and Compensation Committee meetings are generally scheduled a year in advance. The Company does not time the granting of its equity compensation awards to affect the value of its executive compensation.
During Fiscal Year 2026, the Company did not grant stock options (or similar awards) to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.
Perquisites
We provide limited perquisites to our executive officers. See footnotes to the “All other compensation” column of the Summary Compensation Table for a description and valuation of these perquisites. The Human Capital and Compensation Committee believes these perquisites are reasonable, market-competitive and consistent with the Company’s overall executive compensation program.
Retirement benefits
The Company’s named executive officers participate in one or more of the following retirement plans:
•
Retirement Plan: A tax-qualified defined benefit plan whose benefit accruals ceased in June 2005. The Retirement Plan was terminated on May 31, 2022, and a plan distribution was made to the one named executive officer under the plan in July 2023.

•	Retirement Savings Plan: A tax-qualified 401(k) savings plan available to all employees.
•	SKERP: A non-qualified retirement plan that makes up 401(k) benefits that would otherwise be lost as a result of Internal Revenue Code limits and provides additional employer contributions.
The Human Capital and Compensation Committee views the retirement benefits for the named executive officers as reasonable, market-competitive and consistent with the Company’s overall executive compensation program.

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Proposal 2 Executive compensation
Risk management
The Human Capital and Compensation Committee considered, with the assistance of its independent compensation consultant, whether the Company’s compensation policies and practices in Fiscal Year 2026 for its employees, including the named executive officers, posed any significant risks or were reasonably likely to have a material adverse effect on the Company. The Human Capital and Compensation Committee determined that the Company’s compensation policies and practices did not encourage excessive or inappropriate risk-taking and that they were not reasonably likely to have any such material adverse effect on the Company.
The Human Capital and Compensation Committee believes that the design and operation of the Company’s executive compensation program are consistent with the Company’s risk management strategies for the following reasons:
•
The Fiscal Year 2026 executive compensation program was designed to provide a proper balance between cash and stock compensation, fixed and variable compensation, and short-term and long-term compensation. The Human Capital and Compensation Committee generally favors a heavier weighting of longer-term, stock compensation to align the executives’ interests with the interests of stockholders, to promote performance and to encourage long-term value creation.

•
Fiscal Year 2026 short-term incentive plan awards — performance-based cash compensation — were based on two different performance metrics: adjusted diluted earnings per share from continuing operations and adjusted net working capital turns, each of which provide benefits to the Company’s stockholders. In any year, regardless of the Company’s performance against these metrics, the Human Capital and Compensation Committee retains (and has exercised) the discretion to reduce any annual cash bonus for any reason.

•
The balance built into the Fiscal Year 2026 short-term incentive plan was also reflected in the Fiscal Year 2026 long-term incentive plan awards, which consisted of performance-based restricted stock, stock options and time-based restricted stock. Each of these long-term equity-based incentive awards contains vesting periods designed to promote employee retention. They also are linked to the value of the Company’s common stock, thus aligning the executives’ interests with the interests of the Company’s stockholders.

•
The Company’s stock ownership guidelines align the interests of directors and executive officers with the interests of stockholders, providing further assurance that decisions are made in the best interest of stockholders.

•
The Human Capital and Compensation Committee, its independent compensation consultant and senior management work together to ensure that the aggregate level of executive compensation fits within the Company’s budget.

Role of the independent compensation consultant
Semler Brossy served as the independent compensation consultant to the Human Capital and Compensation Committee in Fiscal Year 2026. Semler Brossy provides research, data analysis, market information and compensation plan design expertise and experience to the Human Capital and Compensation Committee. Semler Brossy assisted with the design and implementation of the Fiscal Year 2026 short-term and long-term incentive plans for the Company’s senior executives and the development of the Company’s peer group for executive compensation purposes. During Fiscal Year 2026, Semler Brossy also assisted with the development of the supplemental equity awards to Ms. Flanagan and Mr. Pachapa and in the development of the new hire offer to Mr. Wolin. Semler Brossy also kept the Committee apprised of regulatory developments and market trends related to executive compensation practices. Representatives of Semler Brossy attended all meetings of the Human Capital and Compensation Committee in Fiscal Year 2026.
The Human Capital and Compensation Committee considered the independence of Semler Brossy in Fiscal Year 2026. The Human Capital and Compensation Committee’s consideration of Semler Brossy’s independence focused on the following factors:
•	Semler Brossy provides no other services to the Company and received no other fees from the Company apart from its compensation for consulting with the Human Capital and Compensation Committee;
•	The conflicts of interest policies and procedures of the Company and of Semler Brossy;
•	The fact that the Semler Brossy employees who provided compensation consulting services did not own any shares of the Company’s common stock;
•	The lack of any relationships between Semler Brossy and members of the Company’s Board; and
•	The lack of any relationships between Semler Brossy and any of the Company’s executive officers.
Based on this assessment, the Human Capital and Compensation Committee concluded that no conflicts of interest existed with respect to Semler Brossy and that Semler Brossy was independent of the Company.

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Proposal 2 Executive compensation
Incentive compensation recoupment policy
In September 2023, the Human Capital and Compensation Committee adopted a compensation recoupment policy, incorporating the requirements of Rule 10D-1 under the Exchange Act and the relevant NYSE listing standards. Pursuant to this compensation recoupment policy, in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under securities laws, the Company will recover, reasonably promptly, any covered incentive-based compensation received by an executive officer (or other individual who is an officer for purposes of Section 16 of the Exchange Act) during the three preceding completed fiscal years, to the extent such compensation exceeds the amount that otherwise would have been received based on the restated amounts, computed without regard to any taxes paid. The compensation recoupment policy covers compensation that is granted, earned, or vested based wholly or in part upon the attainment of any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, including stock price and total shareholder return.
The Company is required to recover all applicable compensation received by a covered officer in the event of an accounting restatement described above, unless the Human Capital and Compensation Committee has determined that recovery would be impracticable in accordance with Rule 10D-1 under the Exchange Act, and one of the specified exceptions under the compensation recoupment policy applies.
The compensation recoupment policy applies to incentive-based compensation received by covered officers after October 2, 2023. Incentive-based compensation received by the Company’s executive officers prior to such date remains subject to the Company’s prior claw-back policy. The prior claw-back policy provides for the recoupment of incentive compensation, including bonuses and equity-based grants and awards, paid to a current or former executive officer of the Company where such person’s misconduct contributed to an accounting restatement of the Company’s financial statements.
Insider trading, anti-hedging and anti-pledging policies
The Company maintains a strong insider trading policy aimed at ensuring that its directors, officers and employees do not use confidential or material non-public information in connection with the purchase, sale, and/or other dispositions in Company securities or in the securities of other companies with which the Company does business. The insider trading policy is reasonable designed to promote compliance with applicable securities laws governing insider trading, including listing rules of the NYSE.
An important part of the Company’s insider trading policy is the prohibition on directors, officers and employees engaging in short sales, market put and call options, margining and hedging, pledging or hypothecation of the Company’s securities, except for pledging or hypothecation in connection with a cashless exercise of stock options issued by the Company. The Company discourages its directors, officers and employees from engaging in short-term speculative trading, and the prohibition on hedging and pledging securities is consistent with this perspective.

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Proposal 2 Executive compensation
Executive compensation tables
Summary compensation table1
The following table sets forth compensation information for our named executive officers for Fiscal Year 2026, Fiscal Year 2025 and Fiscal Year 2024, as applicable:

Name and principal position	Year	Salary ($)[2]	Bonus ($)[3]	Stock awards ($)[4]	Option awards ($)[5]	Non-equity incentive plan compensation ($)[6]	Change in pension value and non-qualified deferred compensation earnings ($)[7]	All other compensation ($)[8]	Total ($)
John M. Holmes President and Chief Executive Officer	2026	1,115,000	—	4,637,894	1,159,310	2,408,400	—	547,359	9,867,963
	2025	1,082,000	—	4,031,923	1,007,900	1,324,368	—	699,933	8,146,124
	2024	1,050,000	—	3,272,152	818,019	2,242,800	222	482,257	7,865,450
Dylan Z. Wolin Senior Vice President and Chief Financial Officer	2026	125,000	300,000	840,016	—	241,645	—	11,372	1,518,033
Jessica A. Garascia Senior Vice President, General Counsel, Chief Administrative Officer and Secretary	2026	478,000	—	672,147	167,954	860,400	—	122,484	2,300,985
	2025	463,500	—	654,451	163,647	472,770	—	154,404	1,908,772
	2024	450,000	—	540,163	135,029	801,000	—	128,839	2,055,031
Christopher A. Jessup Senior Vice President, Chief Commercial Officer	2026	525,000	—	1,252,132	312,939	945,000	—	177,057	3,212,128
	2025	509,000	—	1,177,877	294,385	519,180	—	211,503	2,711,945
	2024	494,000	—	680,302	169,957	879,320	—	182,799	2,406,378
Eric S. Pachapa Vice President, Controller and Chief Accounting Officer	2026	393,000	—	560,702	139,650	530,550	—	86,079	1,709,981
	2025	382,000	—	350,850	87,754	292,230	—	109,125	1,221,959
	2024	371,000	—	322,525	80,612	495,285	—	101,971	1,363,968
Sean M. Gillen Former Senior Vice President and Chief Financial Officer*	2026	302,577	—	1,212,407	302,891	—	—	51,494	1,869,369
	2025	509,000	—	1,177,877	294,385	519,180	—	191,580	2,692,022
	2024	494,000	—	680,302	169,957	879,320	—	161,438	2,385,017
Sarah L. Flanagan Vice President, Financial Operations and Former Interim Financial Officer*	2026	393,700	—	575,441	274,817	708,660	—	105,346	2,057,964

*
Mr. Gillen served as Senior Vice President and Chief Financial Officer of the Company until his resignation effective December 11, 2025, and Ms. Flanagan, our current Vice President, Financial Operations, served as our Interim Chief Financial Officer from December 11, 2025 to February 23, 2026, which is the date Mr. Wolin joined the Company as Senior Vice President and Chief Financial Officer.

[1]
General. The Summary Compensation Table provides specific compensation information for the Company’s named executive officers in accordance with applicable SEC rules. Please read the “Compensation discussion and analysis” section of this proxy statement for a more detailed explanation of the Company’s executive compensation program in Fiscal Year 2026.

[2]
Salary. In Fiscal Year 2026, each named executive officer who was also a named executive officer in Fiscal Year 2025 received a base salary increase of 3% as stated in the “Compensation discussion and analysis” section of the proxy statement. For Mr. Wolin, the amount in the table represents his pro-rated base salary from the date he joined the Company on February 23, 2026 through the end of the fiscal year on May 31, 2026. His annualized base salary was $500,000. For Mr. Gillen, the amount in the table represents his salary received through the date he departed from the Company on December 19, 2026, which was one week after the effective date of his resignation on December 11, 2025. His annualized base salary was $525,000.

[3]
Bonus. In connection with joining the Company on February 23, 2026, Mr. Wolin received a sign-on bonus payable 30 days after his start date, subject to the condition that if he voluntarily terminates his employment with the Company without good reason or if he is terminated for cause, in either case within one year of receiving the sign-on bonus, he will be required to pay back the sign-on bonus in full.

[4]
Stock Awards. The amounts in this column for Fiscal Year 2026 reflect the grant date fair values of the time-based restricted stock awards as well as the value of performance-based restricted stock awards at their target levels. These values were computed in accordance with FASB ASC Topic 718 based on the fair market value of the underlying common stock on the date of grant. The grant date fair values of the performance-based stock awards, assuming the performance conditions are met at the maximum level (200% payout) as opposed to the target level (100% payout) included in the table as required by SEC rules, are as follows: Mr. Holmes: $6,956,642; Ms. Garascia: $1,008,220; Mr. Jessup: $1,878,198; Mr. Pachapa: $840,854; Mr. Gillen $1,818,610 (the underlying shares were forfeited upon his resignation from the Company effective December 11, 2026); and Ms. Flanagan: $600,112. For information regarding the stock awards granted to the named executive officers by the Human Capital and Compensation Committee and vesting terms, see “Compensation discussion and analysis — Our Human Capital and Compensation Committee’s decision-making process for Fiscal Year 2026 — Fiscal Year 2026 stock awards — Performance-based restricted stock” and “ — Time-based restricted stock.”

The grant date fair values represent the Company’s accounting expense for the grants made to the named executive officers in a given year. These amounts do not represent the actual value that may be realized by the named executive officers because an award may be forfeited or may not vest or may vest at a

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Proposal 2 Executive compensation
lower or higher level. The “Compensation discussion and analysis” section of this proxy statement contains additional information about the awards of performance-based restricted stock in Fiscal Year 2026. Vesting information is presented under “Compensation discussion and analysis — Executive compensation tables — Outstanding equity awards at Fiscal Year 2026 year-end — Vesting.”
[5]
Option Awards. The amounts in this column for Fiscal Year 2026 reflect the grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. For information regarding the stock awards granted to the named executive officers by the Human Capital and Compensation Committee and vesting terms, see “Compensation discussion and analysis — Our Human Capital and Compensation Committee’s decision-making process for Fiscal Year 2026 — Fiscal Year 2026 stock awards — Stock options.” See Note 7 to the Consolidated Financial Statements contained in the Company’s 2026 Form 10-K for an explanation of the assumptions made by the Company in the valuation of these awards.

The grant date fair values represent the Company’s accounting expense for the grants of stock options made to the named executive officers in a given year. These amounts do not represent the actual value that may be realized by the named executive officers because a stock option may be forfeited, may not be exercised or may not vest. The “Compensation discussion and analysis” section of this proxy statement contains additional information about the awards of stock options granted in Fiscal Year 2026. Vesting information is presented under “Compensation discussion and analysis — Executive compensation tables — Outstanding equity awards at Fiscal Year 2026 year-end — Vesting.”
[6]
Non-Equity Incentive Plan Compensation. The Fiscal Year 2026 amounts in this column are the performance-based cash bonuses earned by each of the named executive officers under the Company’s Fiscal Year 2026 short-term incentive plan. For more information about the Fiscal 2026 bonuses, see “Compensation discussion and analysis — Our Human Capital and Compensation Committee’s decision-making process for Fiscal Year 2026 — Fiscal Year 2026 cash bonuses.”

[7]
Change in Pension Value and Non-Qualified Deferred Compensation Earnings. This column shows the increased pension value under the Retirement Plan for Mr. Holmes, who is the only named executive officer with a benefit under the Retirement Plan. As part of the Retirement Plan termination, Mr. Holmes received a distribution of his plan benefit in July 2023. This column does not include any preferential or above-market earnings on deferred compensation as the Company does not pay such earnings on the deferred compensation of its named executive officers.

[8]
All other compensation. The table below provides a breakdown, by type and amount, of the totals shown in the “All other compensation” column for each named executive officer in Fiscal Year 2026. As required by the SEC rules, the Company values perquisites based on the aggregate incremental cost to the Company. From time to time, executive officers may use our tickets to sporting venues for personal use. We believe there is no incremental cost associated with our executive officers using our tickets to sporting venues for personal use because the tickets are purchased in advance for the entire season with the intention that they be used for business purposes, they cannot be returned for a refund if they are unused and use for personal purposes occurs only if the tickets have not been reserved for use for a business purpose.

Named executive officer	Company 401(k) plan contributions ($)	Company SKERP contributions ($)	Perquisites and Other Personal Benefits* ($)	Total ($)
John M. Holmes	24,728	436,326	86,305	547,359
Dylan Z. Wolin	8,570	2,802	—	11,372
Jessica A. Garascia	10,684	93,380	18,420	122,484
Christopher A. Jessup	23,333	131,065	22,659	177,057
Eric S. Pachapa	21,140	60,644	4,295	86,079
Sean M. Gillen	9,290	30,920	11,284	51,494
Sarah L. Flanagan	21,146	72,414	11,786	105,346

*
Amounts include club dues and expenses, financial planning, executive physicals, and travel-related benefits, including personal use of corporate aircraft and spousal travel, each of which was provided to one or more of our NEOs. The cost of any category of the listed perquisites and other personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and other personal benefits for any NEO, except $33,245 for club dues and expenses and $31,739 for financial planning, in each case for Mr. Holmes.

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Proposal 2 Executive compensation
Employment agreement with Mr. Holmes
We entered into an amended and restated employment agreement with John M. Holmes, effective when he became President and Chief Executive Officer of the Company on June 1, 2018, which agreement was amended on July 30, 2020, to, among other items, acknowledge that Mr. Holmes’s compensation may be reduced temporarily to comply with the restrictions of the CARES Act in connection with the Company receiving financial assistance under that Act. The agreement has an automatic annual renewal provision, subject to either party’s right to terminate.
The table below outlines the principal terms of Mr. Holmes’s employment agreement.

Type of benefit	Description
Annual base salary	$900,000 as may be subsequently increased by the Human Capital and Compensation Committee ($1,115,000 as of May 31, 2026)
Annual cash bonus
Target cash bonus opportunity of 100% of base salary and a maximum opportunity based on achievement of performance goals established each year by the Human Capital and Compensation Committee (120% for Fiscal Year 2026)

Annual stock and stock option awards	As determined each year by the Human Capital and Compensation Committee
Perquisites and other benefits
Financial planning and tax preparation services (not to exceed $15,000 per calendar year); participation in the Company’s executive physical program; club dues; and participation in the defined contribution portion of the Company’s SKERP

Termination / Change-in-Control benefits	See “Potential payments upon a termination of employment or a change-in-control of the Company – Employment agreement with Mr. Holmes”

Agreements with other named executive officers
The Company has a severance and change-in-control agreement with the remainder of the named executive officers except for Mr. Gillen and Ms. Flanagan. See “Potential payments upon a termination of employment or a change-in-control of the Company” for information about these severance and change-in-control agreements.

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Proposal 2 Executive compensation
Fiscal Year 2026 grants of plan-based awards
The following table sets forth information for each named executive officer with respect to:
•	Estimated possible payouts under non-equity incentive plan award opportunities for Fiscal Year 2026;
•	Estimated future payouts under equity incentive plan award opportunities for Fiscal Year 2026;
•	Other stock awards made in Fiscal Year 2026; and
•	Stock options granted in Fiscal Year 2026.

Named executive officer	Grant date[1]	Approval date[1]	Estimated possible payouts under non-equity incentive plan awards[2]			Estimated future payouts under equity incentive plan awards[3]			All other stock awards: number of shares of stock or units (#)[4]	All other option awards: number of securities underlying options (#)[5]	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)[6]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John M. Holmes			669,000	1,338,000	2,676,000
	7/23/25	7/15/25							14,595			1,159,573
	7/23/25	7/15/25				21,890	43,780	87,560				3,478,321
	7/23/25	7/15/25								40,380	79.45	1,159,310
Dylan Z. Wolin			67,124	134,247	268,494
	3/26/26	2/9/26							7,580			840,016
Jessica A. Garascia			239,000	478,000	956,000
	7/23/25	7/15/25							2,115			168,037
	7/23/25	7/15/25				3,173	6,345	12,690				504,110
	7/23/25	7/15/25								5,850	79.45	167,954
Christopher A. Jessup			262,500	525,000	1,050,000
	7/23/25	7/15/25							3,940			313,033
	7/23/25	7/15/25				5,910	11,820	23,640				939,099
	7/23/25	7/15/25								10,900	79.45	312,939
Eric S. Pachapa			147,375	294,750	589,500
	7/23/25	7/15/25							1,135			90,176
	7/23/25	7/15/25				1,700	3,400	6,800				270,130
	7/23/25	7/15/25								3,130	79.45	89,862
	1/22/26	1/20/26							465			50,099
	1/22/26	1/20/26				698	1,395	2,790				150,297
	1/22/26	1/20/26								1,250	107.74	49,788
Sean M. Gillen			262,500	525,000	1,050,000
	7/23/25	7/15/25							3,815			303,102
	7/23/25	7/15/25				5,723	11,445	22,890				909,305
	7/23/25	7/15/25								10,550	79.45	302,891
Sarah L. Flanagan			196,850	393,700	787,400
	7/23/25	7/15/25							2,205			175,187
	7/23/25	7/15/25								6,090	79.45	174,844
	1/22/26	1/20/26							930			100,198
	1/22/26	1/20/26				1,393	2,785	5,570				300,056
	1/22/26	1/20/26								2,510	107.74	99,973

[1]
The Human Capital and Compensation Committee approved the annual stock award grants under the Company’s Fiscal Year 2026 long-term incentive plan at the meeting dates listed in the table with the grant dates listed in the table.

[2]
Annual cash bonuses under the Company’s Fiscal Year 2026 short-term incentive plan were subject to performance in Fiscal Year 2026, which has now occurred. The information in these columns reflects the range of potential payouts at the time the performance goals were set by the Human Capital and Compensation Committee at its meeting on July 15, 2025 and based on salary increases for Fiscal Year 2026 that were effective as of June 1, 2025.

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Proposal 2 Executive compensation
[3]
The information in these columns shows the range of performance-based restricted stock grants that could be earned by the named executive officers under the Fiscal Year 2026 long-term incentive plan. The actual number of shares of performance-based restricted stock granted under the Fiscal Year 2026 long-term incentive plan is listed in the “Target” column. See the “Compensation discussion and analysis” section of this proxy statement for a description of the performance-based restricted stock awards under the Fiscal Year 2026 long-term incentive plan.

[4]	This column shows the number of shares of time-based restricted stock granted to the named executive officers under the Company’s Fiscal Year 2026 long-term incentive plan on the dates listed.
[5]	This column shows the number of shares subject to stock options granted to the named executive officers under the Company’s Fiscal Year 2026 long-term incentive plan on the dates listed.
[6]	The grant date fair values of the restricted stock awards and the stock option awards were computed in accordance with FASB ASC Topic 718.
Outstanding equity awards at Fiscal Year 2026 year-end
The following table sets forth information for each named executive officer with respect to:
•	Each stock option that remained outstanding as of May 31, 2026; and
•	Each award of restricted stock that was not vested and remained outstanding as of May 31, 2026.

	Option awards[1]					Stock awards
Named executive officer	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)[2]	Market value of shares or units of stock that have not vested ($)[3]	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)[4]	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)[5]
John M. Holmes	312	—	—	50.93	3/25/32	43,675	4,918,679	131,015	14,754,909
	51,820	—	—	41.88	7/18/32	—	—	—	—
	21,546	10,774	—	58.27	7/24/33	—	—	—	—
	13,170	26,340	—	67.02	7/22/34	—	—	—	—
	—	40,380	—	79.45	7/23/35	—	—	—	—
Dylan Z. Wolin	—	—	—	—	—	7,580	853,660	—	—
Jessica A. Garascia[6]	—	1,483	—	58.27	7/24/33	6,489	730,791	19,462	2,191,810
	—	4,277	—	67.02	7/22/34	—	—	—	—
	—	5,850	—	79.45	7/23/35	—	—	—	—
Christopher A. Jessup	4,476	2,239	—	58.27	7/24/33	11,255	1,267,538	33,755	3,801,488
	3,846	7,694	—	67.02	7/22/34	—	—	—	—
	—	10,900	—	79.45	7/23/35	—	—	—	—
Eric S. Pachapa	1,620	—	—	37.74	7/12/31	4,295	483,703	12,870	1,449,419
	7	—	—	50.93	3/25/32	—	—	—	—
	3,810	—	—	41.88	7/18/32	—	—	—	—
	2,123	1,062	—	58.27	7/24/33	—	—	—	—
	—	2,294	—	67.02	7/22/34	—	—	—	—
	—	3,130	—	79.45	7/23/35	—	—	—	—
	—	1,250	—	107.74	1/22/36	—	—	—	—
Sean M. Gillen	—	—	—	—	—	—	—	—	—
Sarah L. Flanagan	9,515	—	—	37.74	7/12/31	8,755	985,988	2,785	313,647
	28	—	—	50.93	3/25/32	—	—	—	—
	9,940	—	—	41.88	7/18/32	—	—	—	—
	4,610	2,305	—	58.27	7/24/33	—	—	—	—
	2,286	4,574	—	67.02	7/22/34	—	—	—	—
	—	6,090	—	79.45	07/23/35	—	—	—	—
	—	2,510	—	107.74	01/22/36	—	—	—	—

[1]
These columns show the number, option exercise price and option expiration date of outstanding stock options held by the named executive officers at the end of Fiscal Year 2026. The first column shows this information for exercisable stock options, and the second column shows this information for unexercisable stock options.

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Proposal 2 Executive compensation
The table below shows the vesting dates for these unexercisable options.

Vesting date	Mr. Holmes	Mr. Wolin	Ms. Garascia	Mr. Jessup	Mr. Pachapa	Mr. Gillen	Ms. Flanagan
7/31/26	37,404	—	5,571	9,718	3,251	—	6,621
1/22/27	—	—	—	—	416	—	836
7/31/27	26,630	—	4,089	7,481	2,191	—	4,318
1/22/28	—	—	—	—	416	—	836
7/31/28	13,460	—	1,950	3,634	1,044	—	2,030
1/22/29	—	—	—	—	418	—	838

[2]
This column shows the number of unvested shares of time-based restricted stock held by the named executive officers at the end of Fiscal Year 2026. The table below shows the vesting dates for these unvested shares.

Vesting date	Mr. Holmes	Mr. Wolin	Ms. Garascia	Mr. Jessup	Mr. Pachapa	Mr. Gillen	Ms. Flanagan
7/31/26	14,040	—	1,934	2,920	1,385	—	3,005
3/26/27	—	1,895	—	—	—	—	—
7/31/27	15,040	—	2,440	4,395	1,310	—	2,615
3/26/28	—	1,895	—	—	—	—	—
7/31/28	14,595	—	2,115	3,940	1,135	—	2,205
1/22/29	—	—	—	—	465	—	930
3/26/29	—	3,790	—	—	—	—	—

[3]
This column shows the market value of the unvested shares of time-based restricted stock held by the named executive officers based on a price of $112.62 per share (the closing price of the common stock on May 29, 2026).

[4]
This column shows the number of unvested shares of performance-based restricted stock at the target level held by the named executive officers at the end of Fiscal Year 2026. The table below shows the vesting dates for these unvested shares:

Vesting date	Mr. Holmes	Mr. Wolin	Ms. Garascia	Mr. Jessup	Mr. Pachapa	Mr. Gillen	Ms. Flanagan
7/31/26	42,115	—	5,792	8,755	4,150	—	—
7/31/27	45,120	—	7,325	13,180	3,925	—	—
7/31/28	43,780	—	6,345	11,820	3,400	—	—
1/22/29	—	—	—	—	1,395	—	2,785

[5]
This column shows the market value of the unvested shares of performance-based restricted stock at the target level held by the named executive officers based on a price of $112.62 per share (the closing price of the common stock on May 29, 2026).

[6]	Equity award numbers are net of the portions where the economic interest has been transferred in a transaction exempt from Section 16 pursuant to Rule 16a-12 of the Exchange Act.

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Proposal 2 Executive compensation
Vesting
The vesting rules for stock options, shares of time-based restricted stock and shares of performance-based restricted stock are described in the following table:

	General rule	Retirement[1]	Disability	Death
Stock options	33 1∕3% in each of years 1, 2 and 3
Stock options continue to vest in accordance with the vesting schedule (except if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described under “Death”)

Stock options continue to vest until the earlier of (i) one year after termination of employment and (ii) the option expiration date (except that if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described under “Death”)

Unvested stock options expire on the date of death and vested stock options continue to be exercisable until the earlier of one year after the date of death or the expiration date of the stock option, provided that if death occurs after three months of Retirement, the vested stock options are exercisable until the expiration date

Time-based restricted stock	100% cliff vesting in year 3	Stock continues to vest in accordance with the vesting schedule	Stock vests pro-rata based on the date of Disability	Stock vests pro-rata based on the date of death
Performance- based restricted stock	100% cliff vesting in year 3, assuming the performance conditions are met	Stock continues to vest in accordance with the vesting schedule	Stock vests pro-rata based on the date of Disability	Stock vests pro-rata based on the date of death

[1]
Retirement is defined as voluntary retirement when an employee reaches age 65 or the employee reaches age 55 and the sum of employee’s age and the number of consecutive years of service is at least 75.

Fiscal Year 2026 option exercises and stock vested
The following table sets forth information for each named executive officer concerning:
•	The exercise of options during Fiscal Year 2026;
•	The dollar amount realized on exercise of the options;
•	The number of shares of restricted stock that vested during Fiscal Year 2026; and
•	The value of those vested shares.

	Option awards		Stock awards
Named executive officer	Number of shares acquired on exercise (#)	Value realized on exercise[1] ($)	Number of shares acquired on vesting (#)	Value realized on vesting[2] ($)
John M. Holmes	184,475	10,876,107	118,097	8,823,027
Dylan Z. Wolin	—	—	—	—
Jessica A. Garascia	13,546	598,379	16,179	1,208,733
Christopher A. Jessup	14,652	817,550	27,507	2,055,048
Eric S. Pachapa	8,820	605,483	13,040	974,218
Sean M. Gillen	76,227	4,515,087	27,507	2,055,048
Sarah L. Flanagan	34,038	2,004,413	4,180	312,288

[1]	These amounts represent the difference between the closing market price of the common stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the option.
[2]	These amounts represent the closing market price of the common stock on the date of vesting, multiplied by the number of shares that vested.

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Proposal 2 Executive compensation
Retirement plan
The Company’s Retirement Plan was a tax-qualified pension plan. Benefit accruals ceased under the Retirement Plan with respect to most participants, including the named executive officers, effective June 1, 2005. Mr. Holmes is the only named executive officer who participated in the Retirement Plan. The Company terminated the Retirement Plan as of May 31, 2022 and all distributions from the plan have been completed. Mr. Holmes received his plan benefit distribution in the form of a lump sum in July 2023.
Non-qualified deferred compensation (SKERP)
The Company provides non-qualified deferred compensation benefits under the Company’s SKERP. The SKERP covers certain executives and key employees designated by the Human Capital and Compensation Committee. All of the named executive officers participated in the SKERP in Fiscal Year 2026.
The material terms and conditions of the SKERP include the following.
Contributions
Each participant may make an advance election to contribute a portion of the participant’s base salary (up to 75%) for a calendar year and a portion of the bonus (up to 75%) paid for the Company’s fiscal year. The Company makes the following contributions: (i) the matching contribution that could not be made under the Retirement Savings Plan due to the Internal Revenue Code limit on compensation that can be taken into account in determining benefits ($360,000 in 2026), based on the formula in the Retirement Savings Plan; (ii) the portion of the non-elective retirement benefit contribution that could not be made under the Retirement Savings Plan due to the Code’s compensation limit; and (iii) annual discretionary supplemental contributions to the accounts of eligible officers. To receive a credit of this annual supplemental contribution, the participant generally must be employed on the day before the contribution is made to the SKERP (unless termination of employment is due to death or disability). The SKERP was amended in 2020 to provide that in the event of suspension of the matching contributions or non-elective retirement benefit contributions under the Retirement Savings Plan, corresponding contributions under the SKERP will be suspended.
Vesting
A participant is fully vested in amounts attributable to that participant’s own deferral contributions, and vests in all Company contributions, except supplemental contributions, at a rate equal to 33 1∕3% for each year of vesting service (subject to full vesting upon age 65, death or disability). A participant vests in amounts attributable to Company supplemental contributions according to the following schedule: (i) 25% upon reaching the earlier of 10 years of service or when the sum of age and years of service equals 60; (ii) 50% upon reaching the earlier of 20 years of service or when the sum of age and years of service equals 65; (iii) 75% when the sum of age and service equals 70; and (iv) 100% upon the earlier of age 65 or when the sum of age and service equals 75. Participants fully vest in their benefits upon a change in control of the Company.
Investments
Each participant’s plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the SKERP consist of 30 mutual funds. Participants may change investment elections at any time.
Distributions
For contributions made prior to August 1, 2019, the portion of a participant’s account attributable to salary and bonus deferrals is paid on a date elected by the participant, which must be at least seven months and not later than 15 years after termination and the participant can elect to have this paid in a lump sum or installments not to exceed 15 years. A participant who fails to make an election will have the account paid in a lump sum seven months after termination. This election generally must be made in advance, at the same time the participant completed the deferral election. The remainder of the participant’s SKERP account is paid in a lump sum seven months after termination. For contributions made on or after August 1, 2019, a participant can elect the time and form of payment of the entire account, as described above.
Notwithstanding the foregoing, (i) a participant can change the time and form of payment of the portion of that participant’s accounts earned and vested in accordance with procedures set forth in the plan; and (ii) a participant can elect a distribution at any time in order to satisfy an unforeseeable hardship (as defined in the SKERP).

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Proposal 2 Executive compensation
Forfeiture events
A participant will forfeit the portion of the plan accounts attributable to Company supplemental contributions if that participant’s employment is terminated for cause (as defined in the SKERP), or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. The forfeiture provision does not apply if the participant’s termination of employment causes benefits to be paid under change in control provisions of any agreement between the participant and the Company.
SKERP benefits
The following table below shows the contributions made by each participating named executive officer and by the Company in Fiscal Year 2026, the earnings accrued on the named executive officer’s account balance in Fiscal Year 2026, and the account balance as of May 31, 2026. All named executive officers were eligible to participate in the SKERP in Fiscal Year 2026.
Fiscal Year 2026 non-qualified deferred compensation

Named executive officer	Executive contributions in Fiscal Year 2026 ($)[1]	Company contributions in Fiscal Year 2026 ($)[2]	Aggregate earnings in Fiscal Year 2026 ($)3	Aggregate withdrawals / distributions ($)[4]	Aggregate balance at May 31, 2026 ($)[5]
John M. Holmes	389,397	436,326	1,694,148	—	10,505,829
Dylan Z. Wolin	6,125	2,802	1,269	362	13,807
Jessica A. Garascia	80,659	93,380	233,815	—	1,128,866
Christopher A. Jessup	44,607	131,065	389,705	—	1,694,537
Eric S. Pachapa	29,849	60,644	168,226	—	863,990
Sean M. Gillen	44,607	30,920	239,147	565,346	799,359
Sarah L. Flanagan	46,999	60,644	168,226	—	841,899

[1]
The amount of contributions made by each named executive officer and reported in this column in respect of salary deferrals in Fiscal Year 2026 is included in each named executive officer’s compensation reported in the Summary Compensation Table as Salary. The amount of contributions reported in this column also reflects deferral of cash bonuses paid in Fiscal Year 2026 but earned and reported on the Summary Compensation Table for Fiscal Year 2025.

[2]	The amount of Company contributions reported in this column for each named executive officer is reported in the “All other compensation” column in the Summary Compensation Table.
[3]	The investment earnings reported in this column for each named executive officer are not reported in the Summary Compensation Table.
[4]
The amount here shown for Mr. Wolin represents distributions paid to him based on a distribution election made by Mr. Wolin during his time with the Company prior to his rehire in February 2026. The amount shown for Mr. Gillen represents a forfeiture of his unvested account balance based on his resignation.

[5]
The aggregate balance as of May 31, 2026 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation in the Summary Compensation Table for Fiscal Year 2026 or prior years, except the following amounts: Mr. Holmes – $4,802,942, Mr. Wolin – $4,880, Ms. Garascia – $364,021, Mr. Jessup – $624,690, Mr. Pachapa – $290,936, Mr. Gillen – $287,847; and Ms. Flanagan – $722,486.

Retirement savings plan
The Retirement Savings Plan is a tax-qualified retirement plan (i.e., a 401(k) plan) that covers most United States employees, including the named executive officers. The material terms and conditions of the Retirement Savings Plan as it pertains to non-union employees are as follows:
Contributions
A participant can elect to defer up to 75% of the participant’s compensation, up to a maximum of $24,500 for 2026, or $32,500 if age 50 or older. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. Under the current eligibility provisions, unless a participant elects otherwise participation is automatic at a 6% deferral rate, with an automatic 1% annual increase.
The Company provides a matching contribution and a non-elective retirement benefit contribution. The current matching contribution is made, as of each payroll period, in an amount equal to 50% of the first 6% of the participant’s contributions, up to 3% of the participant’s compensation, to the Plan for such payroll period. The non-elective retirement benefit contribution is available only to those hired or rehired before January 1, 2020, and is equal to a percentage of compensation, up to 4%, based on the participant’s age and years of credited service. A participant must have earned one year of service to be eligible for the non-elective retirement benefit contribution. Compensation for purposes of determining contributions

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Proposal 2 Executive compensation
includes cash compensation shown as income on the participant’s Form W-2, reduced by the participant’s contributions to the plan and excluding the income attributable to restricted stock, stock options, reimbursements or other expense allowances and fringe benefits and subject to the Code’s compensation limit ($360,000 for 2026).
Investments
Each participant’s plan account is credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the plan consist of 14 target date funds and 17 other funds. Participants may change investment elections at any time.
Vesting
Participants are fully vested in their own contribution accounts, and vest in the Company contribution accounts at a rate equal to 33 1∕3% for each year of vesting service (subject to full vesting upon age 65, death or disability).
Distributions
Participants can elect distributions of the plan accounts upon termination of employment in a lump sum, an eligible rollover distribution, or, if early or normal retirement has been attained, in installments not to exceed 15 years.
Potential payments upon a termination of employment or a change-in-control of the Company
The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a change-in-control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options and restricted stock that are otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). These benefits as they pertain to the named executive officers are as described and set forth in the tables beginning on page 75.
Employment agreement with Mr. Holmes
The Company’s employment agreement with Mr. Holmes as in effect May 31, 2026 provides for the following benefits:
Termination of employment — prior to, or more than 18 months after, a change-in-control
If prior to, or more than 18 months after, a Change-in-Control, either the Company terminates his employment other than for Cause or Disability or Mr. Holmes terminates his employment for Good Reason, Mr. Holmes is entitled to: (i) continued payment of his base salary for 24 months, and (ii) a lump sum payment equal to two times the greater of (A) his target-level annual cash bonus amount for the fiscal year in which the termination occurs or (B) the average of the cash incentive bonuses paid to him for the preceding two fiscal years of the Company. Payments cease upon a breach of the confidentiality or non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the 18-month period following any such termination of employment).
Termination of employment — within 18 months following a change-in-control
If Mr. Holmes’s employment is terminated within 18 months following a Change-in-Control either by the Company other than for Cause or Disability or by Mr. Holmes for Good Reason, he is entitled to:
•
An immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance goals were met at target level, and (C) three times the sum of his base salary plus the greater of (i) his target-level annual cash bonus amount for the fiscal year in which the termination occurs or the preceding fiscal year, whichever produces the higher amount or (ii) the cash bonus paid for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

•
Continued coverage for Mr. Holmes and his spouse under the Company’s welfare and fringe benefit plans for three years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such three-year period); and

•	Reasonable legal fees incurred by Mr. Holmes in enforcing the agreement.

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Proposal 2 Executive compensation
Change-in-Control
Upon a Change-in-Control, outstanding awards granted to Mr. Holmes under our stock plan vest (with performance goals deemed satisfied at the higher of target level or actual level).
If any excise tax would be triggered, Mr. Holmes may elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.
Termination of employment — disability
Regardless of whether a Change-in-Control is involved, if Mr. Holmes’s employment terminates due to Disability, he will receive payment pursuant to the Company’s disability plans then in effect, and he will continue to receive coverage under the Company’s medical, dental, and life insurance plans for two years following such termination.
In any event, payments under the employment agreement in connection with Mr. Holmes’s termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.
For purposes of Mr. Holmes’s employment agreement:
“Change-in-Control” means the earliest of (i) a person’s acquisition of more than 35% of the voting power of the Company’s outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company’s assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of a majority of the directors then in office.
“Cause” means Mr. Holmes’s (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing or malfeasance, (ii) disregard of a material, lawful and proper direction from the Board, (iii) material breach of the employment agreement that is not cured within 30 days of receipt of notice from the Company, (iv) final, non-appealable conviction of a felony that involves bribery, embezzlement or fraud against the Company, or (v) willful misconduct that causes material financial, reputational or other harm to the Company.
“Disability” means a physical or mental condition that has prevented Mr. Holmes from substantially performing his duties under the employment agreement for a period of 180 days and that is expected to continue to render Mr. Holmes unable to substantially perform his duties for the remaining term of the employment agreement on a full-time basis.
“Good Reason” means (i) a material reduction in the nature or scope of Mr. Holmes’s duties or responsibilities or in his compensation (including benefits), (ii) removal of or a failure to nominate Mr. Holmes as a director, (iii) a material breach of the employment agreement by the Company that is not cured within 30 days of receipt of notice from Mr. Holmes, or (iv) a relocation of his primary place of employment by 50 or more miles.
“Retirement” means Mr. Holmes’s voluntary termination of employment that does not result in severance payments under the employment agreement.
Severance and change-in-control agreements
The Company has severance and change-in-control agreements with the remainder of the named executive officers as of May 31, 2026, each of which provides for the following benefits upon the following types of employment termination:
Termination of employment — prior to, or more than 18 months after, a change-in-control
If prior to, or more than 18 months after, a Change-in-Control of the Company, the executive’s employment is terminated by the Company other than for Cause or Disability, the executive is entitled to (i) continued salary for 12 months or, if earlier, until the executive obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a pro-rata portion of the bonus that would have been paid to the executive had the executive remained employed until the end of the fiscal year in which the termination occurs. Any bonus will be paid in a lump sum on the later of the time bonuses are paid to other officers and the end of the severance period (with interest at the prime rate plus 1% from the earlier of such dates). If the executive terminates employment, or if the Company terminates the executive’s employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if the executive breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

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Proposal 2 Executive compensation
Termination of employment — within 18 months following a change-in-control
If the executive’s employment is terminated within 18 months following a Change-in-Control by the Company other than for Cause or Disability or by the executive for Good Reason, the executive is entitled to (i) an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to the executive had the executive remained employed until the end of the fiscal year and all performance goals were met at target level (including the value of any restricted stock granted in lieu of bonus), and (C) two times base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount, (ii) continued coverage for the executive and the executive’s dependents under the Company’s welfare and fringe benefit plans for two years following termination of employment (the executive and dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two-year period), (iii) Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to the executive pursuant to (i)(C) above) and (iv) reasonable legal fees incurred by the executive in enforcing the agreement. In addition, any outstanding awards under the stock plan will vest and performance goals will be deemed satisfied at the higher of target level or actual performance level. The agreements’ non-compete provisions do not apply in the case of a termination of employment following a Change-in-Control.
If any excise tax would be triggered, the executive may elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.
Termination of employment — disability
If the executive’s employment terminates due to Disability, the executive will receive payment pursuant to the Company’s disability plans then in effect and will continue to receive coverage under the Company’s medical, dental and life insurance plans for two years following such termination.
For purposes of the severance and change-in-control agreements:
“Change-in-Control” means (i) a person’s acquisition of more than 35% of the voting power of the Company’s outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company’s assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of the lesser of three directors or a majority of the directors then in office.
“Cause” means the executive’s (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of a material and proper direction from the Board, or (iii) material breach of the agreement that is not cured within 10 days of receipt of notice from the Company.
“Disability” means a physical or mental condition that has prevented the executive from substantially performing his or her duties under the agreement for a period of 180 days and that is expected to continue to render the executive unable to substantially perform his or her duties for the remaining term of the agreement on a full-time basis.
“Good Reason” means (i) a material reduction in the nature or scope of the executive’s duties or responsibilities, or in the executive’s compensation (including benefits), (ii) the executive’s determination that as a result of a material change in employment circumstances the executive is unable to adequately carry out his or her duties, or (iii) a relocation of the executive’s primary place of employment by more than 50 miles.
In any event, payments under the agreements in connection with termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.
Stock plan
A named executive officer’s termination of employment can result in enhanced benefits under our stock plan, depending on the reason for such termination:
Stock options
If termination is due to Retirement (as defined), options continue to vest in accordance with the vesting schedule and can be exercised until the expiration date, except that if death occurs before the award expires, then unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised until the earlier of one year after death or the option expiration date, and if death occurs after three months from Retirement, vested options can be exercised until the option expiration date. If termination is due to Disability (as defined), options continue to vest and are exercisable until the earlier of one year after termination of

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Proposal 2 Executive compensation
employment and the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein. If death occurs during employment, or within three months after termination of employment for reasons other than Cause (as defined), then unvested options are forfeited and vested options are exercisable until the earlier of one year after death or the option expiration date.
Restricted stock awards
In the case of performance-based or time-based restricted stock awards, if termination is due to Retirement, Disability or death, the awards continue to vest in accordance with their vesting schedule.
Award agreements under our stock plan do not provide for vesting upon a Change-in-Control (as defined) unless there is a termination of employment by the Company without Cause or by the participant for Good Reason (as defined) within two years following the Change-in-Control.
Tables of potential payments upon a termination of employment or a change-in-control of the Company
The tables below quantify the benefits described above that would be paid to each current named executive officer under the following termination of employment or change-in-control events, assuming a change-in-control or a termination of employment occurred on May 31, 2026.
Equity vesting – in connection with a change in control

Named executive officer	Vesting of restricted stock ($)[1]	Vesting of stock options ($)[2]
John M. Holmes	19,673,588	3,126,076
Dylan Z. Wolin	853,660	—
Jessica A. Garascia	2,922,602	469,677
Christopher A. Jessup	5,069,026	834,089
Eric S. Pachapa	1,933,122	272,248
Sean M. Gillen	—	—
Sarah L. Flanagan	1,299,635	548,105

[1]
Under Mr. Holmes’ employment agreement, all restricted stock (both performance-based and time-based) vests (with performance achieved at the higher of target or actual performance) upon the occurrence of a change-in-control of the Company. Under the Company’s severance and change-in-control agreements, all restricted stock (both performance-based and time-based) vests (with performance achieved at the higher of target or actual performance) upon a qualifying termination of employment that occurs within 18 months following a change-in-control. Under the Company’s stock plan award agreements, all restricted stock (both performance-based and time-based) vests (with performance achieved at target) upon a qualifying termination of employment that occurs within two years following a change-in-control. The amounts shown reflect the number of shares that would have vested upon a change-in-control and/or a qualifying termination of employment on May 31, 2026, based on the number of shares multiplied by $112.62 (the closing price of the common stock on May 29, 2026).

[2]
Under Mr. Holmes’ employment agreement, all stock options vest upon the occurrence of a change-in-control of the Company. Under the Company’s severance and change-in-control agreements, all stock options vest upon a qualifying termination of employment that occurs within 18 months following a change-in-control. Under the Company’s stock plan award agreements, all stock options vest upon a qualifying termination of employment that occurs within two years following a change-in-control. The amounts shown reflect the number of option shares that would have vested upon a change-in-control and/or a qualifying termination of employment on May 31, 2026, based on the number of shares multiplied by the difference (but not less than zero) between the option exercise price and $112.62 (the closing price of the common stock on May 29, 2026).

Qualifying termination of employment – prior to, or more than 18 months after, a change in control

	Other than cause					Disability			Death
Named executive officer	Salary ($)[1]	Bonus ($)[2]	Restricted stock ($)[3]	Stock options ($)[4]	Health and welfare ($)	Health and welfare ($)[5]	Restricted stock ($)[6]	Stock options ($)[7]	Restricted stock ($)[6]
John M. Holmes	2,230,000	3,732,768	—	—	—	56,866	11,939,409	1,632,587	11,939,409
Dylan Z. Wolin	500,000	241,645	—	—	—	56,866	47,426	—	47,426
Jessica A. Garascia	478,000	860,400	—	—	—	53,259	1,758,480	242,775	1,758,480
Christopher A. Jessup	525,000	945,000	—	—	—	56,866	2,944,388	417,574	2,944,388
Eric S. Pachapa	393,000	530,550	—	—	—	56,866	1,114,157	146,604	1,114,157
Sean M. Gillen	—	—	—	—	—	—	—	—	—
Sarah L. Flanagan	—	—	—	—	—	—	615,062	300,933	615,062

[1]
Reflects continued salary for 24 months for Mr. Holmes under his employment agreement and 12 months for the remainder of the named executive officers under their severance and change-in-control agreements.

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Proposal 2 Executive compensation
[2]
Reflects (i) in the case of Mr. Holmes, two times the average of the non-equity incentive compensation paid to him for Fiscal Year 2026 and Fiscal Year 2025 and (ii) in the case of the remainder of the named executive officers, the non-equity incentive compensation paid to them for Fiscal Year 2026, in each case as shown in the Summary Compensation Table.

[3]
At May 31, 2026, no current named executive officer was eligible for continued vesting upon termination due to Retirement; accordingly, all named executive officers would forfeit their restricted stock upon termination of employment due to Retirement.

[4]
At May 31, 2026, no current named executive officer was eligible for continued vesting upon termination due to Retirement; accordingly, all named executive officers would forfeit their stock options upon termination of employment due to Retirement.

[5]	Available if termination is due to Disability under the employment agreement for Mr. Holmes and the severance and change-in-control agreements for other named executives.
[6]
The amounts in these columns reflect the value of the restricted stock that would vest upon termination due to Disability or death at May 31, 2026, based on the number of shares, multiplied by $112.62 (the closing price of the common stock on May 29, 2026).

[7]
The amounts in this column reflect the value of continued vesting of options pursuant to the Company’s stock plans for one year following termination if termination is due to Disability at May 31, 2026, based on the difference between the exercise price and $112.62 (the closing price of the common stock on May 29, 2026).

Qualifying termination of employment – within 18 months after a change in control1

Named executive officer	Salary[2] ($)	Bonus[3] ($)	Health and welfare continuation ($)	Outplacement services ($)
John M. Holmes	3,345,000	9,633,600	87,992	—
Dylan Z. Wolin	1,000,000	724,935	56,866	51,915
Jessica A. Garascia	956,000	2,581,200	53,259	93,688
Christopher A. Jessup	1,050,000	2,835,000	56,866	102,900
Eric S. Pachapa	786,000	1,591,650	56,866	64,649
Sean M. Gillen	—	—	—	—
Sarah L. Flanagan	—	—	—	—

[1]	These benefits are in addition to the vesting of stock awards shown above in the table for “Equity Vesting — in connection with a change in control.”
[2]	Reflects three times salary for Mr. Holmes and two times salary for the remainder of the named executive officers.
[3]
Reflects (i) in the case of Mr. Holmes, the non-equity incentive plan compensation bonus paid to him for Fiscal Year 2026 as shown in the Summary Compensation Table, plus three times his non-equity incentive plan compensation bonus paid to him for Fiscal Year 2025 and (ii) in the case of the remainder of the named executive officers, the non-equity incentive compensation plan bonus paid to them for Fiscal Year 2026 as shown in the Summary Compensation Table, plus two times the non-equity incentive plan compensation bonus for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount.

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Proposal 2 Executive compensation
CEO pay ratio
A public company must disclose in its annual proxy statement its CEO pay ratio, defined as the ratio of the annual total compensation of its chief executive officer to the annual total compensation of its median employee. Our median employee is selected once every three years unless there has been a change in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure.
For Fiscal Year 2026, we selected a new median employee because we had a significant change in our employee population.
We used the following methodology to determine our CEO pay ratio for Fiscal Year 2026:

STEP 1:	We determined that as of March 1, 2026, we had a total employee population of 7,056 employees.
STEP 2:
Of this group, we identified a selected employee group of 6,742 employees, representing all of our U.S. employees (5,488) plus our employees in Canada (686), Thailand (262), the United Kingdom (159) and the Netherlands (147).

STEP 3:
As permitted by SEC rules, we excluded a total of 314 of our employees in all other non-U.S. jurisdictions as these employees together represented less than 5% of our total employee population. The number of employees excluded in non-U.S. jurisdictions at the March 1, 2026 determination date were: Australia (4), Belgium (12), Chile (1), China (8), Costa Rica (17), France (5), Germany (16), Hungary (2), India (98), Iraq (13), Ireland (2), Italy (1), Japan (1), New Zealand (2), Panama (30), Peru (47), Philippines (1), Poland (18), Singapore (28), Spain (1), and United Arab Emirates (7).

STEP 4:
For our selected employee group, we determined each domestic employee’s total cash compensation based on W-2 (Box 5) compensation (or its equivalent for non-U.S. employees) for the 2025 calendar year, as reflected in our payroll records and systems.

STEP 5:	We identified our median employee from our selected employee group (excluding the Chief Executive Officer).
STEP 6:
Once we identified our median employee, we calculated the annual total compensation of this median employee for Fiscal Year 2026, using the same methodology that we used to calculate the annual total compensation of our named executive officers, including our Chief Executive Officer, in the Summary Compensation Table.

The following table shows the ratio of the annual total compensation of our Chief Executive Officer compared to that of our median employee for Fiscal Year 2026:

Annual total compensation of our CEO for Fiscal Year 2026	9,867,963
Annual total compensation of our median employee for Fiscal Year 2026	75,447
Ratio of annual total compensation of our CEO to the annual total compensation of our median employee for Fiscal Year 2026	131 to 1

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Proposal 2 Executive compensation
Pay versus performance
The following table sets forth additional compensation information of our Principal Executive Officer (PEO) and our non-PEO NEOs along with total shareholder return, net income, and adjusted diluted earnings per share from continuing operations performance results for our fiscal years ended May 31, 2026, May 31, 2025, 2024, 2023 and 2022:

Year[1]	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO[2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs[2,3] ($)	Value of Initial Fixed $100 Investment Based On:[5]		Net Income ($)	Adjusted Diluted Earnings per Share from Continuing Operations ($)[6]
					Company Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2026[4]	9,867,963	27,555,674	2,111,410	3,588,901	311.83	305.35	187,700,000	5.05
2025	8,146,124	7,451,224	2,133,675	1,943,607	147.09	204.66	12,500,000	3.91
2024	7,865,450	16,870,229	2,167,868	3,457,905	170.04	155.65	46,300,000	3.33
2023	6,709,139	10,703,256	1,808,687	2,732,276	120.02	104.33	90,200,000	2.86
2022	12,327,343	13,416,164	1,793,579	2,238,871	115.50	93.31	78,700,000	2.38

[1]
For each year presented above except for 2024 and 2026, the NEOs included in the compensation columns reflect John M. Holmes as our PEO and Sean M. Gillen, Jessica A. Garascia, Christopher A. Jessup, and Eric Pachapa as our non-PEOs. For 2024, Tracey Patterson was included in place of Eric Pachapa. For 2026, Dylan Z. Wolin and Sarah L. Flanagan were also included.

[2]
Fair value or change in fair value, as applicable, of equity awards in the “Actually Paid” columns was determined by reference to (1) for time-based restricted stock awards, closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (2) for performance-based restricted stock awards, the estimated payout used to recognize our expense in accordance with FASB ASC Topic 718 except using the closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, and (3) for stock options, a Black-Scholes fair value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on updated volatility, risk free rates, and expected dividend rates determined as of the revaluation dates.

[3]
For the portion of “Actually Paid” compensation that is based on year-end stock prices, the following prices were used: 2026 – $112.62 (83.4% increase from prior year); 2025 – $61.41 (13.5% decrease from prior year), 2024 – $70.99 (41.7% increase from prior year), 2023 – $50.11 (3.9% increase from prior year), and 2022 – $48.22 (15.5% increase from prior year).

[4]	2026 compensation “Actually Paid” to PEO and the average Actually Paid to non-PEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	PEO ($)	Average Non-PEO ($)
Total Reported in 2026 Summary Compensation Table (SCT)	9,867,963	2,111,410
Less, value of stock awards and option awards reported in SCT	(5,797,204)	(1,051,849)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding	8,846,375	1,098,910
Plus, change in fair value of prior year awards that are outstanding and unvested	12,622,505	1,165,343
Plus, change in fair value (from prior year-end) of prior year awards that vested this year	2,016,035	265,087
Total adjustments	17,687,711	1,477,491
Actual compensation paid for Fiscal Year 2026	27,555,674	3,588,901

[5]
Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 1, 2021. Peer group TSR reflects the Company’s “2026 peer group” as reflected in our 2026 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K and “Fiscal Year 2026 peer group” in this proxy statement. The Fiscal Year 2026 peer group is the same as the Fiscal Year 2025 peer group except that it reflects the removal of Barnes Group and Spirit Aerosystems. The new peer group displayed is therefore different from our prior year proxy statement. The old peer group TSR amounts for the years ended May 31, 2026, 2025, 2024, 2023 and 2022 were $297.31, $198.21, $149.73, $101.07, and $90.49, respectively.

[6]
Adjusted diluted earnings per share from continuing operations, a non-GAAP financial measure, is our GAAP diluted earnings per share from continuing operations adjusted to exclude items of an unusual nature including but not limited to acquisition costs including integration and amortization expenses from recent acquisitions, business divestitures, workforce actions, subsidies and costs, impairment and exit charges, facility consolidation and repositioning costs, FCPA settlement and investigation costs, purchase accounting and legal settlements, strategic project costs, equity investments gains and losses, pension settlements, and significant customer events such as early terminations, contract restructurings, forward loss provisions and bankruptcies. We use this non-GAAP financial measure in our compensation structure as it illustrates our core operating performance unaffected by the impact of certain items that management does not believe are indicative of our ongoing and core operating activities.

Required supplemental graphs showing relationship between:
Compensation actually paid (CAP) and Company total shareholder return (TSR)
The graph below illustrates the relationship between the CAP to our CEO and the other NEOs and the Company’s TSR during the period covered under the “Pay versus performance disclosure” above. The CAP figures shown below are calculated as required by SEC requirements, which include unvested and unpaid amounts. Each year of Company TSR reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 1, 2021. As shown in the “Pay versus performance

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Proposal 2 Executive compensation
disclosure” above and below in the Company TSR vs. Peer Group TSR graph, the value of $100 invested in the Peer Group on June 1, 2021 would be $93.31 at the end of Fiscal Year 2022, $104.33 at the end of Fiscal Year 2023, $155.65 at the end of Fiscal Year 2024, $204.66 at the end of Fiscal Year 2025, and $305.35 at the end of Fiscal Year 2026.
Compensation Actually Paid vs. Company TSR

Compensation actually paid (CAP) and net income
The graph below illustrates the relationship between the CAP to our CEO and the other NEOs and the Company’s net income during the period covered under the “Pay versus performance disclosure” above. The CAP figures shown below are calculated as required by SEC requirements, which include unvested and unpaid amounts.
Compensation Actually Paid vs. Net Income

Compensation actually paid (CAP) and adjusted diluted earnings per share from continuing operations
The graph below illustrates the relationship between the CAP to our CEO and the other NEOs and the Company’s adjusted diluted earnings per share from continuing operations during the period covered under the “Pay versus performance disclosure” above. The CAP figures shown below are calculated as required by SEC requirements, which include unvested and unpaid amounts.

2026 Proxy Statement | 79

Proposal 2 Executive compensation
Compensation Actually Paid vs. Adjusted Diluted Earnings per Share from Continuing Operations

Company TSR and peer group TSR
The graph below illustrates the relationship between the Company’s TSR and peer group TSR during the period covered under the “Pay versus performance disclosure” above. The peer group used is the Company’s “2026 peer group” as reflected in our 2026 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K and “Fiscal Year 2026 peer group” in this proxy statement. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 1, 2021.
Company TSR vs. Peer Group TSR

Tabular list
The following performance measures reflect the Company’s most important performance measures used to link compensation actually paid to our NEOs for Fiscal Year 2026 to Company performance, as further described and defined in the CD&A:

Adjusted diluted earnings per share from continuing operations
Net working capital turns
Return on invested capital

80 |

Proposal 3
Approval of our new stock plan

Proposal 3	Approval of our new stock plan
Board recommendation
Our Board unanimously recommends that you vote FOR this proposal to approve our new stock plan.

Overview of our new stock plan
On July 15, 2026, our Board adopted the AAR CORP. 2026 Stock Plan (referred to as “our new stock plan” or the “2026 Plan”), subject to approval by our stockholders at the 2026 annual meeting. If approved, the 2026 Plan will replace the AAR CORP. 2013 Stock Plan, as amended and restated (the “2013 Plan”), and no further grants will be made under the 2013 Plan. The 2013 Plan has shares remaining available for new awards as of the date of this proxy statement, but if the 2026 Plan is approved by our stockholders, no further grants will be made under the 2013 Plan. However, outstanding awards under the 2013 Plan will generally continue in effect in accordance with their terms.
The purpose of the 2026 Plan is to encourage employees, non-employee directors and certain other service providers of the Company to increase their investment in the Company, to provide additional opportunities to such persons to share in the success of the Company and to align their interests with the interests of our stockholders. These opportunities are intended to foster in such individuals a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future.
Stockholder approval of the 2026 Plan would constitute approval of 2,943,000 new shares of our common stock, par value $1.00 per share, plus the number of shares remaining available for future grant under the 2013 Plan as of the effective date of the 2026 Plan, to be available for awards under the 2026 Plan, as described below and in the 2026 Plan. Such amount is subject to adjustment, including under the 2026 Plan’s share counting rules. If the 2026 Plan is approved by our stockholders, it will be effective as of the date of the annual meeting, and no further grants will be made on or after such date under the 2013 Plan. If the 2026 Plan is not approved by our stockholders, then it will not become effective, no awards will be granted under the 2026 Plan, and the 2013 Plan will remain in effect in accordance with its terms until its term expires on October 9, 2028.
The actual text of the 2026 Plan is attached to this proxy statement as Appendix C. The following description of the 2026 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix C.
Why we believe you should vote for this proposal
The 2026 Plan provides for discretionary grants of stock options, stock awards, stock unit awards, stock appreciation rights (SARs) and other stock-based and cash-based awards to employees, non-employee directors and certain other eligible service providers. We believe that our future success depends in large part on our ability to attract, retain and motivate high-quality employees, non-employee directors and other service providers, and that our ability to provide equity-based and performance-based awards is critical to achieving this success. We believe that we would be at a severe competitive disadvantage if we could not use these types of awards to recruit and compensate our employees, non-employee directors and other service providers.
We view our use of stock-based awards as an essential part of our compensation program and as an important element in achieving the program’s goals. These awards help align pay with performance and allow us to better link the financial interests of employees, non-employee directors and other service providers with those of our stockholders. We also believe that equity compensation motivates participants to create stockholder value because the value they realize from equity compensation is based on the performance of our common stock.

2026 Proxy Statement | 81

Proposal 3 Approval of our new stock plan
As of July 28, 2026, 179,770 shares remained available for awards under the 2013 Plan (assuming maximum payout with respect to performance-based awards). If the 2026 Plan is not approved, it may be necessary to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and non-employee director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better used for other purposes.
Burn rate, dilution and overhang. In fiscal years 2024, 2025 and 2026 we granted awards under the 2013 Plan covering an aggregate of 333,663 shares of common stock, 443,967 shares of common stock, and 446,984 shares of common stock, respectively (assuming target performance with respect to performance-based awards). Based on our basic weighted average shares of common stock outstanding for those fiscal years of approximately 35,721,747, 36,056,171, and 38,718,329, respectively, for the three-fiscal-year period 2024-2026, the Company’s three-year average “burn rate”, not taking into account forfeitures, was 1.1%.
If the 2026 Plan is approved, we intend to utilize the shares of common stock authorized under the 2026 Plan to continue our practice of incentivizing key individuals through equity grants. We expect future share usage under the 2026 Plan to be generally consistent with historical share usage, and based on the shares reserved for issuance under the 2026 Plan and the average burn rate, expect that the requested shares will cover 2026 Plan awards for approximately four years. However, how long such shares will actually last will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, the rate of returned shares due to forfeitures, and how the Company chooses to balance total compensation between cash and equity-based awards. As noted below, the administrator of the 2026 Plan retains full discretion under the 2026 Plan to determine the number and amount of awards to be granted under the 2026 Plan, subject to the terms of the 2026 Plan, and future benefits that may be received by participants under the 2026 Plan are not determinable at this time.
The Board recognizes the impact of dilution on stockholders, and through the Human Capital and Compensation Committee of the Board (the “Committee”), believes that it has prudently managed equity awards, giving proper consideration to the dilutive impact of stock awards on stockholder equity. As of July 28, 2026, there were approximately 40,258,840 shares of common stock outstanding.
Under the 2013 Plan (as of July 28, 2026):
•	1,082,718 shares of common stock (approximately 2.7% of our outstanding common stock) subject to outstanding restricted stock (performance-based and time-based (assuming maximum performance));
•	594,082 shares of common stock subject to outstanding stock options or stock appreciation rights, with a weighted-average exercise price of $55.24 and a weighted-average remaining term of 5.5 years;
•
179,770 shares of common stock (approximately 0.4% of our outstanding common stock) available for future awards under the 2013 Plan (assuming maximum performance for performance-based restricted stock; however, as noted above, no further grants will be made under the 2013 Plan upon the effective date of the 2026 Plan, and the remaining shares of common stock available under the 2013 Plan will “roll into” the new 2026 Plan based on the design of the new 2026 Plan).

As a result of the above, the total fully-diluted overhang as of July 28, 2026, assuming the remaining 2013 Plan share reserve is granted in stock options and SARs, is 4.6%, and the fully-diluted overhang, assuming the remaining 2013 Plan share reserve is granted in full-value awards only is 4.4%. Our historical practice has been to grant a combination of stock options and full-value awards, resulting in potential overhang between these two levels.
Under the proposed 2026 Plan:
•
3,122,770 shares of common stock (representing 2,943,000 newly requested shares plus 179,770 shares remaining available for awards under the 2013 Plan, assuming none of these are granted prior to the effectiveness of the 2026 Plan) available for awards under the 2026 Plan represent approximately 7.8% of our outstanding shares of common stock as of July 28, 2026. As noted above, no grants may be made under the 2013 Plan after the effectiveness of the 2026 Plan, and the shares remaining available for awards under the 2013 Plan will be “rolled into” the 2026 Plan share pool.

•
Factoring in both those proposed shares of common stock described in the immediately preceding bullet point, plus the 179,770 shares of common stock subject to outstanding awards under the 2013 Plan, the approximate total overhang under the 2026 Plan and the 2013 Plan, as of July 28, 2026, assuming the full proposed share reserve under the 2026 Plan is granted in stock options and SARs, would be 11.9%, and such overhang, assuming the proposed share reserve under the 2026 Plan is granted in full-value awards only would be 8.3%.

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Based on the closing price on the New York Stock Exchange for our shares of common stock on July 28, 2026 of $140.80 per share, the aggregate market value as of July 28, 2026 of the 2,943,000 shares of common stock requested under the 2026 Plan was $414,374,400. The Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution.
In determining the number of shares of common stock to request for approval under the 2026 Plan, our management team worked with the Committee and Semler Brossy to evaluate a number of factors, including our recent share usage, the total dilutive impact of the 2026 Plan, and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2026 Plan.
In evaluating this proposal, stockholders should consider all of the information in this proposal.
2026 Plan highlights
The 2026 Plan contains certain restrictions and governance features that further the 2026 Plan’s objectives and reflect sound corporate governance principles that protect the interests of stockholders:
•
Reasonable 2026 Plan limits. Subject to adjustment as described in the 2026 Plan and the 2026 Plan’s share counting rules, 2,943,000 shares of common stock, plus any shares remaining available for future grant under the 2013 Plan as of the effective date of the 2026 Plan, plus the shares that become available under the 2026 Plan pursuant to the share counting rules of the 2026 Plan (as described below), will be available for awards under the 2026 Plan. These shares may be either shares of original issuance or treasury shares or any combination thereof.

•	Non-liberal share recycling. The following will not be added (or added back, as applicable) to the aggregate number of shares of common stock available under the 2026 Plan:
○	Shares that are used to pay the stock option exercise price or required tax withholding on any award;
○	Shares repurchased by the Company with proceeds received from a stock option exercise; and
○	Shares subject to a stock-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise.
•
Minimum vesting requirement. Awards under the 2026 Plan shall vest no earlier than the first anniversary of the applicable date of grant; provided, however, that the following may be granted without regard to such minimum vesting requirement: (i) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders (which annual meeting is at least 50 weeks after the prior year’s annual meeting), (ii) shares delivered in lieu of currently payable cash obligations, (iii) up to 5% of the available share reserve authorized for issuance under the 2026 Plan, and (iv) certain converted, assumed or substituted awards granted under the 2026 Plan.

•
No dividends or other distributions will be paid on unvested awards. Dividends or other distributions on any awards are accumulated and held by the Company and paid upon the lapse of the restrictions to which the award is subject; any amounts attributable to portions of an award for which the restrictions do not lapse are forfeited. The Plan does not permit dividends or other distributions on stock options or SARs.

•
Exercise price limitation. Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, and the term is generally limited to ten years from the date of grant.

•
No repricing without stockholder approval. Outside of certain corporate transactions or adjustment events described in the 2026 Plan or in connection with a “change in control” (as defined below), repricing of stock options or SARs without stockholder approval is prohibited.

•
Non-employee director compensation limit. Notwithstanding anything to the contrary contained in the 2026 Plan, in no event will any non-employee director in any calendar year be granted compensation, including cash compensation, for such service having an aggregate maximum value (calculating the value of any awards based on the fair market value of the shares underlying such award on the date of grant), in excess of $750,000.

•	Change in control definition. The 2026 Plan includes a non-liberal definition of “change in control,” which is described below.
Summary of other material terms of the 2026 Plan
The following is a summary of the material terms of the 2026 Plan. It is qualified in its entirety by reference to the full text of the 2026 Plan, which is attached as Appendix C to this proxy statement. Stockholders are encouraged to review the 2026 Plan carefully.

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Administration. The 2026 Plan is administered by the Committee, which is comprised of not less than two directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934; however, at the discretion of the Board, the Board may administer the Plan. The Committee has full authority to select the individuals who will receive awards under the 2026 Plan, determine the form and amount of each of the awards to be granted, establish the terms and conditions of awards, construe and interpret the 2026 Plan and make all other determinations necessary or advisable for the administration of the 2026 Plan.
As permitted by the 2026 Plan, the Committee may delegate to a subcommittee thereof its responsibilities and duties under the Plan or to one or more officers of the Company its authority to grant awards to participants other than himself or herself who are not officers subject to Section 16 of the Securities Exchange Act, subject to limitations on the total number of shares such officer(s) may grant and such other terms as required by applicable law. Such officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the delegated authority.
Number of shares of common stock. The total number of shares of the Company’s common stock that may be available for awards under the 2026 Plan is 2,943,000 new shares, plus the total number of shares remaining available for future grant under the 2013 Plan as of the effective date of the 2026 Plan. Stock options and SARs reduce the number of available shares by one share for each share subject to the option or SAR. Stock awards and stock units settled in shares reduce the number of available shares by 1.87 shares for every one share delivered. Awards that can only be settled in cash do not reduce the number of shares available for issuance.
Shares issuable under the 2026 Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award (or an award granted under the 2013 Plan) for any reason, the shares subject to the award shall again be available for issuance under the 2026 Plan and added back in the same multiple as when they were awarded (or, with respect to awards granted under the 2013 Plan, added back as follows: one share for every share subject to a stock option or SAR award and 1.65 shares for every share subject to any other award type). By contrast, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award, or repurchased by the Company with proceeds received from a stock option exercise shall not again be available for issuance, and all such shares shall count toward the number of shares issued under the 2026 Plan. Shares subject to a stock-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise shall also not again be available for issuance.
Shares issued or transferred pursuant to awards granted under the 2026 Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with the Company or any subsidiaries will not count against the share limits under the 2026 Plan. Additionally, shares available under certain plans that the Company or any subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2026 Plan, but will not count against the share limits under the 2026 Plan.
Incentive stock options. Subject to adjustment as provided in the 2026 Plan, the aggregate number of shares of common stock actually issued or transferred upon the exercise of stock options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code (the “Code”) will not exceed 2,943,000 shares of common stock.
Adjustment to awards. The number of shares of common stock issuable under the 2026 Plan is subject to adjustment in the event of any stock split, stock dividend, stock consolidation, spin-off, other distributions of assets to stockholders, or certain other changes in the capital structure of the Company. In each case, the Committee will make adjustments in the number or class of shares as to which awards may be granted, the number and class of shares remaining subject to outstanding awards and the exercise price per share as the Committee in its discretion may consider appropriate. Also, if one of these events or a change in control occurs, the Committee may provide in substitution for outstanding awards such alternative consideration (including cash) as it determines in good faith is appropriate, and the Committee may require in connection therewith the surrender of all replaced awards. In addition, for each stock option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event described in this paragraph, the Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such award.
Eligibility. Employees of the Company and its subsidiaries identified by the Committee as key employees for purposes of the 2026 Plan, non-employee directors and certain qualifying consultants are eligible to receive awards under the 2026 Plan. As of July 28, 2026, the Company had approximately 84 key employees, 11 non-employee directors and 0 consultants who were eligible to participate in the 2026 Plan. The basis for participation in the 2026 Plan by eligible persons is the selection of such persons for participation by the Committee (or its proper delegate) in its discretion.

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Proposal 3 Approval of our new stock plan
Awards to participants. The 2026 Plan provides for discretionary grants of stock options, stock awards, stock unit awards, SARs and other stock-based and cash-based awards to participants. Each award made under the 2026 Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the 2026 Plan. A brief description of the types of awards which may be granted under the 2026 Plan is set forth below.
Stock options. The Committee may grant non-qualified stock options or incentive stock options to employees and non-qualified stock options to any eligible participants. Each stock option represents the participant’s right to purchase a share of common stock of the Company by paying the exercise price of the option. The Committee has the discretion to set the terms and conditions applicable to the options, including the number of shares subject to the option and the vesting schedule; provided that (i) the exercise price of each stock option will not be less than the closing price of the Company’s common stock on the date on which the option is granted (“fair market value”), (ii) each option will expire not later than ten years from the date of grant (except that if a participant is unable to exercise an option because trading in the shares is prohibited by law or the Company’s insider-trading policy, the exercise date shall be extended 30 days beyond the expiration of the trading prohibition), and (iii) no option shall be credited with dividends or other distributions.
In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which an incentive stock option is exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, so much of the incentive stock option that does not exceed the $100,000 limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of the incentive stock option will be no less than 110% of the closing price of the common stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option may be granted after 10 years from the earlier of the date the 2026 Plan is adopted or the date the 2026 Plan is approved by stockholders.
Stock awards. The Committee may grant stock awards to participants. Stock awards consist of shares of common stock granted without any consideration from the participant. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends and other distributions on the shares; provided that dividends otherwise payable on any stock award will be held by the Company and will be paid only when and to the extent the restrictions on such stock award lapse, and any amounts attributable to the portion of the stock award for which the restrictions do not lapse shall be forfeited.
Stock units. The Committee may grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. A participant will not be a stockholder with respect to the stock units awarded to him or her prior to the date they are settled in shares of common stock. The Committee may provide that the participant will be paid an amount equal to the dividends or other distributions that would have been paid had the stock units been actual shares; provided that such amounts will be held by the Company and paid only when and to the extent the restrictions lapse, and any such amounts attributable to the portion of the stock unit award for which the restrictions do not lapse shall be forfeited.
Stock appreciation rights. The Committee may grant SARs to participants. Each SAR entitles the participant to receive the difference between the fair market value of the common stock on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. Upon exercise, the SAR will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise), or a combination thereof, as set forth in the award agreement or as determined by the Committee. The Committee has the discretion to set the terms and conditions applicable to SARs; provided that (i) the exercise price of each SAR will not be less than the fair market value of the shares on the date the SAR is granted; (ii) each SAR will expire not later than ten years from the date of grant (except that if a participant is unable to exercise an SAR because trading in the shares is prohibited by law or the Company’s insider-trading policy, the exercise date shall be extended 30 days beyond the expiration of the trading prohibition); and (iii) no SAR shall be credited with dividends or other distributions.
Performance-based awards. The Committee may, in its discretion, provide that any award granted under the 2026 Plan shall be subject to the attainment of performance goals. Performance goals may be based on one or more business criteria, including, but not limited to: earnings, earnings per share or earnings per share growth; earnings before interest and taxes, or

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earnings before interest, taxes, depreciation and/or amortization; share price; total stockholder return; return on assets; net asset turnover; inventory turnover; return on capital or return on invested capital; return on equity; cash flow; net or pre-tax income; profit margin; working capital turns; market share; expense management; revenue; revenue growth; stockholder equity; leverage ratio; investment rating; and debt coverage. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee, and may be particular to one or more lines of business or subsidiaries or may be based on the performance of the Company and its subsidiaries as a whole. In addition, the Committee may adjust performance goals (or actual levels of achievement) for any events that occur during a performance period, including, but not limited to, significant acquisitions or dispositions of businesses or assets by the Company; litigation, judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; unusual and/or non-recurring items; and fluctuations in foreign exchange rates.
Provisions relating to a change in control of the Company. Under the 2026 Plan, a “change in control” is generally defined to include (i) the acquisition by any person of beneficial ownership of more than 35% of the outstanding capital stock of the Company entitled to vote for the election of directors (other than directly from the Company), (ii) a merger, consolidation or other business combination as a result of which holders of voting stock of the Company immediately prior to such transaction hold less than 60% of the voting stock of the surviving entity, or a transfer of substantially all of the Company’s assets (other than to an entity of which the Company owns at least 80% of the voting stock), or (iii) the election of a majority of directors without the recommendation or approval of the incumbent Board.
The 2026 Plan gives the Committee the discretion to determine how 2026 Plan awards are treated upon a change in control. Upon a change in control, the Committee has discretion to take any one or more of the following actions with respect to outstanding awards: (a) provide for full vesting and lapse of restrictions; (b) purchase outstanding options or SARs for cash equal to the spread value; (c) make appropriate adjustments to reflect the change in control; or (d) cause awards to be assumed or replaced by the acquiring or surviving entity. In addition, for each option or SAR with an exercise price greater than the consideration offered in connection with a change in control, the Committee may cancel such option or SAR without any payment. The current award agreements, as approved by the Committee, contain a “double trigger” provision, which provides that in the event of a participant’s termination without cause or for good reason within two years following a change in control, outstanding awards become immediately vested and exercisable, all restrictions on awards lapse and any performance-based goals are deemed satisfied at the target level.
Non-transferability of awards. Awards generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by him or her. However, a participant may assign all or any portion of a non-qualified stock option to his or her spouse, lineal descendant, trust for the benefit of his or her spouse or lineal descendant, partnership of which his or her spouse and lineal descendants are the only partners, or tax-exempt organization described in Section 501(c)(3) of the Code, subject to the Company’s express approval and provided the participant receives no consideration for the assignment.
Tax withholding. The Committee may permit a participant to satisfy all withholding tax requirements by (a) cash payment, (b) directing the Company to withhold a portion of the shares of common stock otherwise distributable to the participant, (c) transferring to the Company shares with an aggregate fair market value equal to the amount required to be withheld, (d) via proceeds from a broker-dealer assisted sale of the shares subject to the award or (e) any combination of the foregoing. If a participant’s benefit is to be received in the form of shares, and the participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares having a value equal to the amount required to be withheld.
Clawback. Any award agreement may provide for the cancellation or forfeiture of an award or forfeiture and repayment to the Company of any gain or earnings related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee in accordance with (a) the Company’s Compensation Recoupment Policy, Effective October 2, 2023, or any other Company clawback or recoupment policy or policies as adopted from time to time, including any policy that is adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto.
Whistleblower protections. The 2026 Plan provides that nothing in the 2026 Plan or any award agreement limits a participant’s right to any monetary award offered by a government-administered whistleblower award program for providing

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information directly to a government agency (including the Securities and Exchange Commission) or prevents a participant from providing information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations.
Amendment of award agreements; amendment and termination of the 2026 Plan; term of the 2026 Plan. The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in a material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.
The Board may terminate, suspend or modify the 2026 Plan without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no such termination, suspension, or modification may adversely affect the right of any participant under any outstanding award in a material way without the written consent of the participant. Notwithstanding the foregoing, neither the 2026 Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option or SAR without prior stockholder approval. Repricing is broadly defined to include reducing the exercise price of a stock option or SAR or cancelling a stock option or SAR in exchange for cash, options or SARs with a lower exercise price, stock awards, stock units or any other consideration provided by the Company. An equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events does not constitute repricing for purposes of this prohibition.
No awards may be granted under the 2026 Plan on or after the tenth anniversary of the effective date of the 2026 Plan.
New Plan benefits
No awards will be made under the 2026 Plan until after its effective date. It is generally not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2026 Plan because the grant and actual settlement of awards under the 2026 Plan will be subject to the discretion of the Committee.
Summary of federal income tax consequences
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2026 Plan based on United States federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2026 Plan participants, is not intended to be complete, does not describe United States federal taxes other than income taxes (such as Medicare and social security taxes), and does not describe tax consequences arising from state or local taxes in the United States or from taxes in any jurisdiction outside the United States.
Tax consequences to participants
Non-qualified stock options. A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.
Incentive stock options. A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.
In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

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Stock awards and stock unit awards. If the participant receives a stock award, the participant generally will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. A participant generally will recognize ordinary income when the participant receives shares or cash pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on the day the restrictions lapse, or the amount of cash received. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares.
If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount of ordinary income previously recognized by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.
Stock appreciation rights. A participant will not recognize any income at the time of the grant of an SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized.
Section 409A. Section 409A of the Code imposes certain restrictions on amounts deferred under nonqualified deferred compensation plans and on certain equity-based compensation awards. Awards under the 2026 Plan are intended to be structured in a manner that either complies with or is exempt from the requirements of Section 409A. If an award is subject to Section 409A and payment under the award is triggered by a separation from service and the participant is a “specified employee” (as defined under Section 409A), payment may be delayed for six months following separation from service, as required by Section 409A.
Tax consequences to the Company or its subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction from any applicable federal income tax, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.
Registration with the SEC
Following approval of the 2026 Plan by stockholders, the Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2026 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2026 Plan by our stockholders.
Vote required for approval
Approval of the 2026 Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.
Securities authorized for issuance under equity compensation plans
See “Equity compensation plan information” on page 93.

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Proposal 4
Ratification of our independent registered public accounting firm

Proposal 4	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal Year 2027
Board recommendation
Our Board unanimously recommends that you vote FOR this proposal ratifying the appointment of KPMG LLP

Proposal summary
We are asking you to ratify the selection of KPMG LLP (“KPMG”), an independent registered public accounting firm, to serve as our independent registered public accounting firm for Fiscal Year 2027.
The Company’s independent registered public accounting firm reports to, and is engaged at the direction of, the Audit Committee of the Company’s Board. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and the effectiveness of internal controls over financial reporting and for expressing opinions on these matters.
The Audit Committee appointed KPMG as the Company’s independent registered public accounting firm for Fiscal Year 2027. The Audit Committee believes that the appointment of KPMG is in the best interests of the Company and its stockholders for the following principal reasons:
•	KPMG’s independence from the Company;
•	KPMG’s historical and recent performance as the Company’s independent registered public accounting firm;
•	KPMG’s understanding of the Company’s business, operations, accounting policies and practices and internal control over financial reporting;
•	KPMG’s reputation in the industry and its experience in accounting matters for aerospace and defense companies;
•	The reasonableness of the fees paid by the Company to KPMG for its services, both on an absolute basis and as compared to its peer firms; and
•
Publicly available information about KPMG, including Public Company Accounting Oversight Board (“PCAOB”) inspection reports on KPMG, recent litigation against former KPMG partners, and an enforcement action against KPMG by the SEC. The Audit Committee reviewed this information as part of its overall evaluation of the performance, expertise and experience of the KPMG team that audits the Company.

The Board asks that you ratify the appointment of KPMG as our independent registered public accounting firm for Fiscal Year 2027. Representatives of KPMG are expected to be present virtually at the annual meeting, with the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

2026 Proxy Statement | 89

Proposal 4 Ratification of our independent registered public accounting firm
Independent registered public accounting firm fees and services
The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal Year 2025 and Fiscal Year 2026 for audit, audit-related and tax services.

Description of fees	Fiscal Year 2025 ($)	Fiscal Year 2026 ($)
Audit fees	2,595,000	2,950,000
Audit-related fees[1]	—	400,000
Tax fees[2]	170,379	99,396
All other fees	—	—

[1]	Audit-related fees were for acquisition due diligence assistance.
[2]	Tax fees were for domestic and foreign tax compliance activities including income tax returns and VAT services.
Audit Committee pre-approval is required for any audit, audit-related, tax or other services to be provided by the independent registered public accounting firm. All permitted audit, audit-related, tax and other services were pre-approved pursuant to this policy.
Audit Committee Fiscal Year 2026 report
Dear fellow stockholders:
The Company’s management has primary responsibility for the Company’s financial statements and the quality and integrity of the reporting process and systems of internal control. KPMG is responsible for auditing the Company’s financial statements and issuing a report on the conformity of those statements with generally accepted accounting principles (“GAAP”) and a report on the effectiveness of the Company’s internal controls over financial reporting.
In fulfilling its responsibilities, the Audit Committee reviewed and discussed with the Company’s management and KPMG the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K filed with the SEC, including the critical accounting policies applied by the Company in preparing these financial statements. The Audit Committee also reviewed with management and KPMG the preparation of the financial statements and related disclosures contained in the Company’s earnings announcements and Quarterly Reports on Form 10-Q.
The Audit Committee reviewed and discussed with management and KPMG the overall scope and plans for the audit, the quality, adequacy and assessment of the effectiveness of internal controls over financial reporting and the Internal Audit Department’s management, organization, responsibilities, budget and staffing. The Audit Committee also met with KPMG without management present and discussed the results of its audits, its evaluation of the Company’s internal controls over financial reporting, disclosure controls and the overall quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements.
The Audit Committee also reviewed and discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC and KPMG’s independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by KPMG and required by applicable requirements of the PCAOB.
The Audit Committee concluded that KPMG is independent from the Company and appointed KPMG as the Company’s independent registered public accounting firm for Fiscal Year 2027. The Audit Committee recommends that the stockholders of the Company ratify that appointment (see Proposal 4).
In reliance on its review of the audited financial statements and the discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal Year 2026 for filing with the SEC.
Respectfully submitted,
The Audit Committee of the Board of AAR CORP.
Marc J. Walfish, Chair
Michael R. Boyce, Member
John W. Dietrich, Member
Jeffrey N. Edwards, Member
Robert F. Leduc, Member
Peter Pace, Member
Hema Widhani, Member

90 |

Stock ownership information
The following tables show the shares of common stock beneficially owned, including the percentage of shares outstanding if greater than 1% and the number of stock units held, as applicable, all as of July 28, 2026, by (i) each current director and director nominee for election to the Board, (ii) each named executive officer in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than five percent of the outstanding shares of common stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and sole investment power, and none of the shares shown in the tables is pledged by any of the persons listed.
Security ownership of our board and management

Name	Shares beneficially owned[1]	Percent of shares outstanding if greater than 1%[2]	Stock units[3]
Michael R. Boyce[4]	120,904	—	—
John W. Dietrich	8,426	—	—
Jeffrey N. Edwards	5,955	—	—
Sarah L. Flanagan	68,552	—	—
Jessica A. Garascia	48,586	—	—
Sean M. Gillen	—	—	—
John M. Holmes	605,977	1.5%	—
Christopher A. Jessup	104,476	—	—
Billy J. Nolen	—	—	3,562
Robert F. Leduc	18,689	—	5,340
Ellen M. Lord	14,396	—	—
Duncan McNabb	8,392	—	23,341
Peter Pace	25,485	—	—
Eric S. Pachapa	39,977	—	—
Jennifer L. Vogel	24,334	—	—
Marc J. Walfish	133,104	—	54,073
Hema Widhani	—	—	3,953
Dylan Z. Wolin	17,235	—	—
All directors and executive officers as a group (18 persons)	1,244,488	3.1%	90,269

[1]
Includes (a) unvested restricted stock held by directors and executive officers and (b) the following shares of the identified person that may be acquired as of July 28, 2026 (or within 60 days of July 28, 2026) through the exercise of stock options: Mr. Holmes, 124,252; Mr. Wolin, 0 shares; Ms. Garascia, 5,571 shares; Mr. Jessup, 18,040 shares; Mr. Pachapa, 10,811 shares; Ms. Flanagan, 33,000 shares; and all directors and executive officers as a group, 191,674 shares.

[2]	Based on 40,258,840 shares of AAR CORP. common stock issued and outstanding as of July 28, 2026.
[3]
Represents stock units held by directors who defer all or a portion of their director compensation under the Non-Employee Directors’ Deferred Compensation Plan. Each stock unit represents the right to receive one share of common stock upon termination of service on the Board or the happening of certain other events, as specified in the Plan.

[4]	Includes 20,000 shares beneficially owned through Maverick Investors Limited Partnership, a family partnership of which Mr. Boyce is a general partner.

2026 Proxy Statement | 91

Stock ownership information
Security ownership of certain beneficial owners

Name and address of beneficial owner	Number of shares	Percent of class*
BlackRock, Inc.[1] 50 Hudson Yards New York, NY 10001	5,774,020	14.4%
State Street Corporation[2] State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	2,587,621	6.4%
Vanguard Portfolio Management[3] 100 Vanguard Blvd. Malvern, PA 19355	2,149,712	5.4%
Vanguard Capital Management[4] 100 Vanguard Blvd. Malvern, PA 19355	1,989,865	5.0%
Dimensional Fund Advisors LP5 Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,944,689	4.8%
EARNEST Partners, LLC[6] 1180 Peachtree Street NE Suite 2300 Atlanta, GA 30309	1,587,246	4.0%

*	Based on 40,258,840 shares of AAR CORP. common stock issued and outstanding as of July 28, 2026.
[1]	Based on a Schedule 13G amendment filed on November 8, 2024, BlackRock, Inc. disclosed beneficial ownership with respect to the shares as follows:

•	Sole voting power:	5,712,574
•	Shared voting power:	0
•	Sole dispositive power:	5,774,020
•	Shared dispositive power:	0

[2]	Based on a Schedule 13G filed on May 12, 2026, State Street Corporation disclosed beneficial ownership with respect to the shares as follows:

•	Sole voting power:	0
•	Shared voting power:	2,464,943
•	Sole dispositive power:	0
•	Shared dispositive power:	2,587,621

[3]	Based on a Schedule 13G filed on April 28, 2026, Vanguard Portfolio Management disclosed beneficial ownership with respect to the shares as follows:

•	Sole voting power:	19,790
•	Shared voting power:	0
•	Sole dispositive power:	2,149,712
•	Shared dispositive power:	0

[4]	Based on a Schedule 13G filed on April 29, 2026, Vanguard Capital Management disclosed beneficial ownership with respect to the shares as follows:

•	Sole voting power:	293,096
•	Shared voting power:	0
•	Sole dispositive power:	1,989,865
•	Shared dispositive power:	0

[5]	Based on a Schedule 13G amendment filed on April 9, 2026, Dimensional Fund Advisors LP disclosed beneficial ownership with respect to the shares as follows:

•	Sole voting power:	1,907,567
•	Shared voting power:	0
•	Sole dispositive power:	1,944,689
•	Shared dispositive power:	0

[6]	Based on a Schedule 13G amendment filed on March 11, 2024, EARNEST Partners, LLC disclosed beneficial ownership with respect to the shares as follows:

•	Sole voting power:	1,075,564
•	Shared voting power:	203,561
•	Sole dispositive power:	1,587,246
•	Shared dispositive power:	0

92 |

Stock ownership information
Equity compensation plan information
The following table provides information as of May 31, 2026 with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*
Equity compensation plans approved by securities holders	596,128	$54.24	1,159,568
Equity compensation plans not approved by securities holders	—	—	—
Total	596,128	$54.24	1,159,568

*	Represents shares under the AAR CORP. 2013 Stock Plan.

2026 Proxy Statement | 93

Stockholder proposals for our
2027 annual meeting
Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2027 must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than April 6, 2027, in order for the proposal to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. The proposal must comply with applicable SEC rules and the Company’s By-Laws.
Under the Company’s By-Laws, any stockholder who wishes to submit a matter (other than a stockholder proposal brought in accordance with SEC Rule 14a-8) for consideration at the 2027 annual meeting of stockholders, including any stockholder proposal or director nomination, that would not be included in the Company’s proxy statement, must submit the matter to the Company, in writing, delivered to or mailed to and received at the Company’s principal executive offices no earlier than the close of business on May 26, 2027 and no later than the close of business on June 25, 2027. However, in the event that the annual meeting is held on a date that is more than 30 calendar days before or after the anniversary date of the previous year’s annual meeting, to be timely, the notice must be received by the Secretary of the Company no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever occurs first. The notice of such matter must contain the information required by the By-Laws.
Universal Proxy Rules. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act must provide written notice that sets forth the information required by our By-Laws and Rule 14a-19. This notice must be delivered to the Company at its principal executive offices within the applicable timeframes reflected in the advance notice of director nomination provision of our By-Laws described above (for the 2027 annual meeting, not earlier than the close of business on May 26, 2027 and not later than the close of business on June 25, 2027, subject to adjustment in certain events).

94 |

Other business
Management knows of no other matters that are to be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matter.
By Order of the Board,

Jessica A. Garascia
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

August 4, 2026
Upon the written request of any record holder or beneficial owner of common stock of AAR CORP., the Company will provide, without charge, a copy of its Annual Report on Form 10-K filed with the SEC for the fiscal year ended May 31, 2026. Requests should be made to Ms. Jessica A. Garascia, Senior Vice President, General Counsel, Chief Administrative Officer and Secretary, AAR CORP., 1100 North Wood Dale Road, Wood Dale, Illinois 60191, (630) 227-2000.

2026 Proxy Statement | 95

Appendix A
Questions and answers about
our 2026 annual meeting
We are furnishing this proxy statement in connection with the solicitation of proxies by the Board for use in voting at our annual meeting. The annual meeting will be held at www.virtualshareholdermeeting.com/AIR2026 on September 23, 2026, at 9:00 a.m. Central Time for the purpose of considering and acting upon the matters specified in the notice accompanying this proxy statement.
How does the Board of Directors recommend that I vote?
The Board recommends that you vote:
•	FOR the election of three director nominees;
•	FOR the advisory proposal to approve our Fiscal Year 2026 executive compensation;
•	FOR the approval of our new stock plan; and
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal Year 2027.
The persons designated on the proxy card as the Company’s “proxy holders” will vote all shares covered by your proxy card in accordance with your instructions on the proxy card. If no instructions are given, the proxy holders will vote the shares in accordance with the Board’s recommendations.
If any other matter properly comes before the annual meeting, the proxy holders will use their judgment to vote in a manner consistent with the best interests of stockholders. If any director nominee becomes unavailable for election for any reason prior to the annual meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.
How do I access the proxy materials electronically?
We began mailing a “Notice of Internet Availability of Proxy Materials” to all of our stockholders on August 4, 2026. The notice provides you with instructions on how to:
•	Access and review our proxy materials over the Internet;
•	Submit your vote over the Internet; and
•	Request printed copies of our proxy materials.
The notice, this proxy statement, the proxy card, our Annual Report to Stockholders for the fiscal year ended May 31, 2026 and our 2026 Form 10-K may be viewed online at www.proxyvote.com.
Who is entitled to vote at the annual meeting?
You are entitled to vote at the annual meeting if you were an AAR CORP. stockholder at the close of business on July 28, 2026. This date is referred to as the “record date” in this proxy statement.
Stockholder of Record. You are a “stockholder of record” if your shares are registered in your name with Computershare, our transfer agent. If you were a stockholder of record at the close of business on the record date, you may vote your shares by proxy by completing, signing, dating and returning the enclosed proxy card, voting by telephone or over the Internet, or by attending the annual meeting virtually and voting online.
Beneficial Owner. You are a “beneficial owner” of shares if your shares are held in a brokerage account or by a bank or other nominee. If you were a beneficial owner of shares at the close of business on the record date, you may vote your shares by giving voting instructions to your broker, bank or other nominee who is the “stockholder of record” of your shares. The Company has directed brokers, banks and other nominees to obtain voting instructions from their beneficial owners. Proxies submitted by brokers, banks and other nominees on behalf of their beneficial owners will count toward a quorum and will be voted as instructed by the beneficial owners. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares.

2026 Proxy Statement | A-1

Appendix A Questions and answers about our 2026 annual meeting
You may receive more than one set of proxy materials. This means you hold your shares in more than one account. Please vote all of your shares.
A list of stockholders of record entitled to vote will be available at the Company’s corporate headquarters for 10 days prior to the meeting.
On the July 28, 2026 record date for the 2026 annual meeting, 40,258,840 shares of common stock of the Company were outstanding. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the annual meeting.
How do I vote by telephone or over the Internet?
Specific instructions for using the telephone and Internet voting methods are set forth on the proxy card. These instructions are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded. For shares held directly, you may vote by telephone or over the Internet 24 hours a day, seven days a week, until 10:59 p.m., Central Time, on September 22, 2026 (the day prior to the annual meeting). For shares held in a plan, you may vote by telephone or over the Internet 24 hours a day, seven days a week, until 10:59 p.m., Central Time, on September 18, 2026. If you vote by telephone or over the Internet, please do not return your proxy card.
How do I revoke a proxy?
You may revoke your proxy (e.g., to change your vote) at any time before your proxy is exercised by:
•	Sending a written notice of revocation to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement;
•	Submitting a later-dated proxy by telephone, over the Internet or by mail; or
•	Voting online at the virtual annual meeting.
What are the quorum and vote requirements?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will exist if a majority of the outstanding shares of common stock entitled to vote at the annual meeting is present virtually or by proxy at the annual meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining whether there is a quorum. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions on how to vote from the beneficial owner of the shares.
Please note that brokers, banks and other nominees will have discretionary authority to vote beneficial owners’ shares on the ratification of the appointment of KPMG LLP. However, they will not have discretionary authority to vote shares on the election of directors, the advisory proposal to approve our Fiscal Year 2026 executive compensation, and the approval of our new stock plan and therefore cannot vote on these proposals, unless their beneficial owners provide specific voting instructions in each case. Accordingly, please provide specific voting instructions on these proposals to your broker, bank or other nominee so that your vote may be counted.
The following table indicates the vote required for approval of each matter to be presented to the stockholders at the annual meeting and the effect of abstentions and broker non-votes.

	Required vote	Effect of abstentions and broker non-votes
Proposal 1 — Election of three director nominees	Affirmative vote of a majority of the votes cast.	Abstentions and broker non-votes will have no effect on the voting for this matter.
Proposal 2 — Advisory proposal to approve our Fiscal Year 2026 executive compensation	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” Broker non-votes will have no effect on the voting for this matter.
Proposal 3 — Approval of our new stock plan	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” Broker non-votes will have no effect on the voting for this matter.
Proposal 4 — Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal Year 2027	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” There will be no broker non-votes for this matter.

A-2 |

Appendix A Questions and answers about our 2026 annual meeting
How do I attend this year’s annual meeting?
This year’s annual meeting will be a virtual meeting of the stockholders. We have designed the virtual annual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Stockholders will be able to attend and participate online and submit questions during the annual meeting by visiting www.virtualshareholdermeeting.com/AIR2026. You will not be able to attend the annual meeting in person.
To attend and participate in the annual meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card. The annual meeting will begin promptly at 9:00 a.m. Central Time. We encourage you to access the annual meeting prior to the start time. Online access will begin at 8:45 a.m. Central Time.
The annual meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the annual meeting. Attendees should allow plenty of time to log in (at least 15 minutes before the annual meeting) and ensure that they can hear streaming audio prior to the start of the annual meeting.
Can I submit questions? If so, how?
Stockholders who wish to submit a question to the Company for the meeting may do so live during the meeting at www.virtualshareholdermeeting.com/AIR2026. If you have questions, you may type them into the “Ask a Question” field, and click “Submit” at any point during the meeting until the floor is closed to questions. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.
Questions pertinent to the annual meeting that comply with the meeting Rules of Conduct will be answered during the annual meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the annual meeting and related Rules of Conduct will be available at www.virtualshareholdermeeting.com/AIR2026.
How will the votes at the annual meeting be tabulated?
Inspectors of election appointed for the annual meeting will tabulate all votes cast virtually or by proxy at the annual meeting. In the event a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.
Who is the Company’s proxy solicitor?
The Company has engaged D. F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist the Company in soliciting proxies at a total estimated cost of $15,100, plus reasonable out-of-pocket expenses. The cost of soliciting proxies will be paid by the Company. D. F. King & Co., Inc. may solicit proxies by mail, telephone, facsimile, e-mail or in person. Directors, officers and employees of the Company also may solicit proxies for no additional compensation.
Where will I find the voting results on the proposals presented at the annual meeting?
We intend to announce the preliminary voting results at the annual meeting. We will publish the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the annual meeting.

2026 Proxy Statement | A-3

Appendix B
Non-GAAP financial measure
Non-GAAP financial measure
Adjusted diluted earnings per share is a “non-GAAP financial measure” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe this non-GAAP financial measure is relevant and useful for investors as it illustrates our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliation, we believe this non-GAAP financial measure provides additional information that is useful to gain an understanding of the factors and trends affecting our business and provides a means by which to compare our operating performance against that of other companies in the industries in which we compete. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measure calculated in accordance with GAAP. This non-GAAP measure excludes items of an unusual nature including but not limited to business divestitures and acquisitions, workforce actions, COVID-related subsidies and costs, impairment and exit charges, headquarters relocation activity, investigation and remediation compliance costs, equity investment gains and losses, pension settlement charges, legal settlements and judgments, acquisition, integration and amortization expenses from recent acquisition activity, and significant customer events such as early terminations and contract restructurings.
Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following table that reconciles the above-mentioned non-GAAP financial measure to the most directly comparable GAAP financial measure:
Adjusted diluted earnings per share

(unaudited)	FY 2024	FY 2025	FY 2026
Diluted earnings per share	$1.29	$0.35	4.86
Losses related to sale and exit of business/joint venture, net	0.07	1.97	(0.02)
FCPA settlement and investigation costs	—	1.84	—
Acquisition, integration and amortization expenses	1.21	0.74	1.40
Bargain purchase gain	—	—	(0.77)
Gain on sale of headquarters building	—	—	(0.26)
Government COVID-related subsidy liability (reversal)	—	0.02	(0.02)
Impairment charge related to product line exit	—	—	0.13
Russian bankruptcy court judgment (reversal)	0.32	(0.31)	—
Pension settlement charge	0.76	—	—
Investigation and remediation compliance costs	0.29	—	—
Contract termination/restructuring costs and loss provisions, net	0.14	—	—
Severance charges	0.01	—	0.03
Impairment charges and loss on sale of equity investments	—	—	0.02
Tax effect on adjustments(a)	(0.76)	(0.70)	(0.32)
Adjusted diluted earnings per share	3.33	3.91	5.05

(a)
Calculation uses estimated statutory tax rates on non-GAAP adjustments except for the impact from non-deductible items including the bargain purchase gain and the FCPA settlement charge, and the tax effect of the pension settlement charge, which includes income taxes previously recognized in accumulated other comprehensive loss.

2026 Proxy Statement | B-1

Appendix C
Our new stock plan
AAR CORP. 2026 Stock Plan
1. Purpose
The purpose of the AAR CORP. 2026 Stock Plan is to encourage employees, non-employee directors and certain other service providers of the Company to increase their investment in the Company and to provide additional opportunities to such persons to share in the success of the Company. These opportunities are intended to foster in such individuals a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future.
2. Definitions
For purposes of this Plan, the following terms shall have the meanings set forth below:
2.1 “Award” means an Option, a Stock Award, a Stock Unit, or an SAR. Subject to applicable law and the applicable limits set forth in Section 4 of the Plan, an “Award” may also include other award types authorized by the Committee that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, (i) Shares, or factors that may influence the value of such Shares or (ii) cash. The terms and conditions of such other awards shall be determined by the Committee (provided that to the extent any such other awards provide for dividends or other distributions, such amounts shall be paid to the Participant only upon the lapse of the restrictions to which such award is subject, and any such amounts attributable to the portion of an award for which the restrictions do not lapse shall be forfeited).
2.2 “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence as approved by the Committee evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
2.3 “Board” means the Board of Directors of the Company.
2.4 “Change in Control” means the earliest of:
(a) any person (as such term is used in the Exchange Act) has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act) of more than 35% of the outstanding capital stock of the Company entitled to vote for the election of directors;
(b) the effective time of (i) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or
(c) the election, over any period of time, to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors of the Company, of directors constituting a majority of the number of directors of the Company then in office.
2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.6 “Committee” means the Board’s Human Capital and Compensation Committee, or such other committee designated by the Board comprised of not less than two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

2026 Proxy Statement | C-1

2.7 “Company” means AAR CORP., a Delaware corporation.
2.8 “Effective Date” has the meaning set forth in Section 21.1 of the Plan.
2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
2.10 “Fair Market Value” means, as of any date, the closing price of a Share on the New York Stock Exchange on such date, or if no trading occurred on the New York Stock Exchange on such date, the trading day immediately preceding such date.
2.11 “Incentive Stock Option” or “ISO” means an Option meeting the requirements of Section 422 of the Code.
2.12 “Key Employee” means an employee of the Company or a Subsidiary selected to participate in the Plan in accordance with Section 3.2.
2.13 “Non-Employee Director” means a member of the Board who is not an employee of the Company or a Subsidiary.
2.14 “Non-Qualified Stock Option” or “NSO” means an Option other than an Incentive Stock Option.
2.15 “Option” means the grant of a right to purchase Shares under Section 6 of the Plan and will be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.16 “Participant” means any person who is selected to receive an Award under the Plan and who is at the time of receipt of such Award (a) a Key Employee, (b) a Non-Employee Director or (c) any other person, including a consultant, who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee (provided such person satisfies the Form S-8 definition of “employee”).
2.17 “Plan” means the AAR CORP. 2026 Stock Plan as reflected in the provisions contained herein, and as it may be amended or amended and restated from time to time.
2.18 “Shares” means the shares of the Company’s $1.00 par value common stock.
2.19 “Stock Award” means the grant of Shares under Section 7 of the Plan.
2.20 “Stock Unit” means the grant of a right to receive Shares or cash under Section 8 of the Plan.
2.21 “Stock Appreciation Right” or “SAR” means the grant of a right to receive Shares or cash under Section 9 of the Plan.
2.22 “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest.
3. Administration
3.1 The Plan shall be administered by the Committee; provided, that, at the discretion of the Board, the Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
3.2 Authority of the Committee.
(a) The Committee shall have plenary authority, subject to the provisions of the Plan, to determine the Participants to whom Awards shall be granted, the time at which Awards shall be granted, the term of each Award, the number of Shares covered by it, the effect of participation by a Participant in other plans and any other terms or conditions of each such Award. The number of Shares and other terms and conditions of a particular Award need not be the same even as to Awards made at the same time. The Committee’s actions in making Awards and fixing their size and other terms and conditions shall be conclusive on all persons.
(b) The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and

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effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Participants and any other person, whether that person is claiming under or through any Participant or otherwise.
(c) To the extent permitted by applicable law, regulation and rules of a stock exchange on which the Shares are listed or traded, the Committee may delegate to one or more officers of the Company its authority to grant Awards to Participants other than himself or herself, and to determine the terms and conditions thereof; provided that (i) such Awards shall not be granted to officers subject to Section 16 of the Exchange Act, (ii) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant and such terms as required by applicable law, and (iii) the officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the such delegated authority.
(d) No member of the Committee or any officer to whom authority is delegated in accordance with subsection 3.2(c) above shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee or with respect to his or her service performed in accordance with subsection 3.2(c) above.
3.3 Performance-Based Awards.
(a) The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of performance goals.
(b) Performance goals may be based on one or more business criteria, including, but not limited to: earnings, earnings per share or earnings per share growth; earnings before interest and taxes, or earnings before interest, taxes, depreciation and/or amortization; Share price; total stockholder return, return on assets; net asset turnover; inventory turnover; return on capital or return on invested capital; return on equity; cash flow; net or pre-tax income; profit margin; working capital turns; market share; expense management; revenue; revenue growth; stockholder equity; leverage ratio; investment rating; and debt coverage. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee, and may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole. In addition, the Committee may adjust performance goals (or actual level of achievement with respect to such performance goals) for any events that occur during a performance period, including, but not limited to, significant acquisitions or dispositions of businesses or assets by the Company; litigation, judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; unusual and/or nonrecurring items; and fluctuations in foreign exchange rates.
(c) With respect to each performance period established by the Committee, the Committee shall establish performance goals (which may but need not include one or more of the business criteria identified above) and shall establish targets for Participants for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among Participants. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved, and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Award Agreement.
4. Shares Subject to the Plan
4.1 Total Number of Shares.
(a) The total number of Shares that may be available for Awards under the Plan shall be 2,943,000 Shares plus the total number of Shares remaining available for future grant under the AAR CORP. 2013 Stock Plan, as amended and restated and amended (the “2013 Plan”) as of the Effective Date, as adjusted in accordance with the provisions of Section 4.3 hereof. The Shares so issued may be Shares held in the treasury or Shares that are authorized but unissued, as elected by the Committee.

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(b) Stock Options and SAR Awards shall reduce the number of Shares available for Awards by one Share for every Share subject to the Stock Option or SAR Award; provided that SARs that may be settled only in cash shall not reduce the number of Shares available for Awards. Stock Awards and Stock Unit Awards settled in Shares shall reduce the number of Shares available for Awards by 1.87 Shares for each Share delivered.
(c) Any Shares subject to an Award (or an award granted under the 2013 Plan) but that are not issued because of a lapse, expiration, cancellation or termination of any such Award, or that have been issued in connection with a Stock Award (or an award under the 2013 Plan) that is subsequently cancelled or forfeited, or any Shares subject to an Award (or an award under the 2013 Plan) that is settled in cash, shall once again be available for issuance pursuant to subsequent Awards, added back in the same multiple as they were awarded pursuant to Section 4.1(b) (or, with respect to awards granted under the 2013 Plan, added back as follows: one Share for every share subject to a stock option or SAR award and 1.65 Shares for every share subject to any other award type). The number of Shares delivered by the Participant or withheld by the Company on the Participant’s behalf as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes with respect to any Award, shall not again be available for issuance pursuant to subsequent Awards and shall count against the aggregate number of Shares that may be issued under the Plan. The following Shares shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of Shares that may be issued under the Plan and shall not increase the number of Shares available under the Plan: (i) any Shares reacquired or purchased by the Company (on the open market or otherwise) with proceeds from an Option exercise and (ii) Shares subject to a stock-settled SAR that are not actually issued in connection with the settlement of such SAR on the exercise thereof.
4.2 Certain Limits.
(a) Notwithstanding anything to the contrary contained in the Plan, the maximum number of Shares that actually issued or transferred by the Company upon the exercise of ISOs is 2,517,000, subject to adjustment as provided in Section 4.3 hereof.
(b) Notwithstanding anything to the contrary contained in the Plan, in no event will any Non-Employee Director in any calendar year be granted compensation, including cash compensation, for such service having an aggregate maximum value (calculating the value of any Awards based on the Fair Market Value of the Shares underlying such Award on the date of grant), in excess of $750,000.
4.3 Adjustment. Any increase or decrease in the number of outstanding Shares of the Company occurring through stock splits, stock dividends, stock consolidations, spin-offs, other distributions of assets to stockholders, or assumptions or conversions of outstanding Awards due to an acquisition after the adoption of the Plan shall be reflected proportionately in an increase or decrease in the aggregate number of Shares then available for the grant of Awards under the Plan or becoming available through the lapse, expiration, cancellation or termination of Awards previously granted but unexercised, and in the number of Shares subject to Awards then outstanding; and a proportionate reduction or increase shall be made in the per Share exercise price of any outstanding Options or SARs. Any fractional Shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Committee shall make such adjustment in the number or class of Shares as to which Awards may thereafter be granted, in the number and class of Shares remaining subject to Awards then outstanding and in the per Share exercise price as the Committee in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons. Moreover, in the event of any such transaction or event as described above or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and will require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option or SAR with exercise price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR.
5. Awards and Award Agreements; Minimum Vesting
5.1 Subject to the terms of the Plan, the Committee from time to time may grant Awards to selected Participants. Each Award shall be evidenced by a written Award Agreement, which shall specify the terms and conditions of the Award. An Award Agreement shall contain a vesting schedule as determined in the sole

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discretion of the Committee (subject to Section 5.2 hereof). An Award Agreement may, in the sole discretion of the Committee, contain a non-competition agreement, a confidentiality provision, provisions for forfeiture and such restrictions, conditions and other terms as the Committee shall determine in its sole discretion.
5.2 Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the applicable date of grant, provided that the following awards shall not be subject to the foregoing minimum vesting requirement: any (a) awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the applicable date of grant and the next annual meeting of the Company’s stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s stockholders; (b) Shares delivered in lieu of currently payable cash obligations; (c) any additional awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.3); and (d) Awards granted pursuant to Section 18.1 of the Plan. Nothing in this Section 5.2 or otherwise in the Plan, however, shall preclude the Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under the Plan upon certain events, including in connection with or following a Participant’s retirement, death, disability, or termination of service, or in the event of a Change in Control or (y) exercising its authority under Section 16.2 at any time following the grant of an award.
6. Grants of Options
6.1 Grants. Subject to the terms of the Plan, the Committee may grant Options, which may be NSOs or ISOs if granted to Key Employees and must be NSOs if granted Participants other than Key Employees. Unless otherwise expressly provided at the time of the grant, Options granted to Key Employees will be NSOs.
6.2 Terms and Conditions of Options.
(a) Each Option shall be evidenced by a written Option Agreement specifying the terms and conditions of the Option as the Committee may determine, including the type of Option granted, the Option exercise price, the terms for payment of the exercise price, the duration of the Option and the number of Shares to which the Option pertains; provided, however, that no Option shall be credited with any amounts equal to dividends or other distributions that a Participant would have received had the Participant held the Shares subject to an unexercised Option.
(b) The per Share exercise price of each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.
(c) Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee in the Option Agreement, provided that the Committee, in its discretion, shall have the power at any time to accelerate the dates for exercise of any or all Options granted to a Participant under the Plan.
(d) Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee in the Option Agreement, which shall not be later than the tenth anniversary of the date on which the Option was granted, except as otherwise required under subsection 6.3 of the Plan; provided however, if a Participant is unable to exercise an Option because trading in the Shares is prohibited by law or the Company’s insider-trading policy, the Option exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.
6.3 Required Terms and Conditions of ISOs.
In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following rules:
(a) The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this subsection, so much of the ISO that does not exceed the applicable dollar limit shall be an ISO, and the remainder shall be an NSO, but in all other respects, the original Option Agreement shall remain in full force and effect.
(b) Notwithstanding anything herein to the contrary, if an ISO is granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, (i) the

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purchase price of each Share subject to the ISO shall be not less than 110% of the Fair Market Value of a Share on the date the ISO is granted, and (ii) the ISO shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date the Option is granted.
(c) No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or the date the Plan is approved by stockholders of the Company.
6.4 Exercise of Options.
(a) A person entitled to exercise an Option may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.
(b) Except as otherwise provided in the Plan or in any Option Agreement, the Participant shall pay the purchase price of the Shares upon exercise of any Option (i) in cash, (ii) in cash received from a broker-dealer to whom the Participant has submitted a notice together with instructions to deliver promptly to the Company the amount of sales proceeds from the sale of Shares subject to the Option to pay the exercise price, (iii) by delivering Shares having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (iv) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or (vi) by any combination of the foregoing. In the case of payment pursuant to (ii), (iii) or (iv) above, the Participant’s election must be made on or prior to the date of exercise and must be irrevocable.
(c) The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any Shares purchased by a Participant through a broker-dealer pursuant to subsection (ii) above shall be delivered to such broker-dealer in accordance with applicable law.
7. Stock Awards
7.1 Grants of Stock Awards. Subject to the terms of the Plan, the Committee may grant Stock Awards to Participants. The terms and conditions of any such Award shall be determined by the Committee at the time of grant.
7.2 Terms and Conditions of Stock Awards.
(a) Each Stock Award shall be evidenced by a written Stock Award Agreement specifying the terms and conditions of the Award as the Committee may determine, including the number of Shares issuable under the Stock Award and the restrictions on transfer. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates the restrictions lapse on any or all of the Shares subject to the Stock Award.
(b) If dividends are paid on Stock Awards, the Company shall accumulate and hold such amounts. To the extent dividends are held by the Company, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such amounts attributable to the portion of the Stock Award for which the restrictions do not lapse shall be forfeited.
(c) Subject to the restrictions set forth herein and in the related Stock Award Agreement, upon grant of a Stock Award to a Participant, the Participant shall be a stockholder with respect to all the Shares subject to such Stock Award and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. The Company shall issue the number of Shares granted under a Stock Award on an uncertificated basis, with the Participant’s ownership of such Shares evidenced by book entry in the records of the Company’s transfer agent. Following the lapse of all restrictions on the Stock Award, upon the Participant’s request, the Company shall issue, in the name of the Participant, stock certificates representing the Shares subject to the Stock Award.

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8. Grants of Stock Units
8.1 Grants. Subject to the terms of the Plan, the Committee may grant Stock Units to Participants. Each Stock Unit shall entitle the Participant to receive, on the date or upon the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Agreement, one Share or cash equal to the Fair Market Value of one Share on the date of such event, as provided in the Stock Unit Agreement. The terms and conditions of any such Award shall be determined by the Committee at the time of grant.
8.2 Terms and Conditions of Stock Unit Awards.
(a) Each Stock Unit Award shall be evidenced by a written Stock Unit Award Agreement specifying the terms and conditions of the Award as the Committee may determine, including the number of Shares issuable under the Stock Unit Award, the restrictions on transfer and the form of settlement. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates the restrictions lapse on any or all of the Stock Units.
(b) A Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in Shares. A Stock Unit Agreement may provide that, until the Stock Units are settled in Shares or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Shares, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual Shares, in which case the Company shall accumulate and hold such amounts. To the extent such amounts are held by the Company, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject, and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.
(c) Upon settlement of Stock Units in Shares, the Company shall issue, in the name of the Participant, stock certificates representing a number of Shares equal to the number of Stock Units being settled.
9. Grants of SARs
9.1 Grants. Subject to the terms of the Plan, the Committee may grant SARs to Participants. Upon exercise, an SAR entitles the Participant to receive from the Company the number of Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of Shares with respect to which the SAR is being exercised. Cash shall be delivered in lieu of any fractional Shares. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such Shares on the date of exercise. The terms and conditions of any such Award shall be determined at the time of grant.
9.2 Terms and Conditions of SARs.
(a) Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains and the form of settlement; provided, however, that no SAR shall be credited with any amounts equal to dividends or other distributions that a Participant would have received had the Participant held the Shares subject to an unexercised SAR. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates for exercise of any or all SARs.
(b) The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a Share on the date the SAR is granted.
(c) Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the SAR Agreement, which shall not be later than the tenth anniversary of the date on which the SAR was granted; provided however, if a Participant is unable to exercise an SAR because trading in the Shares is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.
(d) A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of Shares with respect to which the SAR is

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being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue, in the name of the Participant, stock certificates representing the total number of full Shares to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, or any resulting fractional Share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the Shares it would otherwise be obligated to deliver.
10. Non-Transferability of Awards
10.1 No Award or rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution, and the rights and the benefits of any such Award may be exercised and received, respectively, during the lifetime of the Participant only by him or her.
10.2 Notwithstanding the provisions of the preceding paragraph, a Participant, at any time prior to his or her death, may assign all or any portion of an Option granted to him or her (other than an ISO) to (a) his or her spouse or lineal descendant, (b) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (c) a partnership of which his or her spouse and lineal descendants are the only partners, or (d) a tax exempt organization as described in Section 50l(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein, and in the related Option Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if the Participant does not receive any consideration therefor, and the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.
11. Change in Control
In addition to the Committee’s authority set forth in Section 3, upon a Change in Control of the Company, the Committee is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (a) provide that (i) all outstanding Awards shall become fully vested and exercisable, and (ii) all restrictions applicable to all Awards shall terminate or lapse; (b) provide for the purchase of any outstanding Stock Option or SAR for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby; (c) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (d) cause any such Award then outstanding to be assumed or replaced by the acquiring or surviving entity after such Change in Control.
12. Book Entry Form
Notwithstanding the foregoing provisions of the Plan, the Company, in lieu of issuing stock certificates pursuant to an Award, may reflect the issuance of Shares to a Participant on a non-certificated basis, with the ownership of such Shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however, that upon the written request of the Participant, the Company shall issue, in the name of the Participant, stock certificates representing such Shares.
13. Taxes
In connection with any Award, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all minimum federal, state, local and foreign withholding tax requirements prior to the delivery by the Company of cash or any certificates for Shares, provided that the Company in its discretion may permit a Participant to pay up to the maximum individual statutory withholding rate. The Company in its discretion may permit the Participant to satisfy his or her tax withholding obligation by (a) cash payment, (b) directing the Company to withhold a portion of the Shares otherwise distributable to the Participant, (c) by transferring to the Company a certain number of Shares (either subject to such Award or previously owned) with an aggregate Fair Market Value equal to the amount required to be withheld, (d) in cash from a broker-dealer to whom the Participant has submitted a notice together with instructions to deliver

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promptly to the Company the amount of sales proceeds from the sale of Shares subject to the Award to pay the withholding taxes, or (e) by any combination thereof. In the case of payment pursuant to (b), (c) or (d) above, the Participant’s election must be made on or prior to the date of exercise and must be irrevocable. If the Participant’s benefit is to be received in the form of Shares, and the Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Shares having a value equal to the amount required to be withheld. The Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Shares on the date the benefit is to be included in the Participant’s income. In no event will the fair market value of the Shares to be withheld and delivered pursuant to this Section 13 exceed the maximum amount required to be withheld.
14. Postponement
The Committee may postpone any grant, exercise or settlement of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (a) to effect, amend or maintain any necessary registration of the Plan or the Shares issuable pursuant to an Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (b) to permit any action to be taken in order to (i) list such Shares on a stock exchange if Shares are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for the Shares, including any rules or regulations of any stock exchange on which the Shares are listed, or (c) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue Shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the term of an Award and neither the Company nor its directors or officers shall have any obligation or liability to a Participant, the Participant’s successor, or any other person with respect to any Shares as to which the Award shall expire because of such postponement or as to which issuance under an Award is delayed.
15. Stockholder Status
No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.
16. Termination or Amendment of Plan and Award Agreements
16.1 Termination or Amendment of Plan.
(a) The Board may at any time terminate, suspend, or modify the Plan without approval of stockholders unless such approval is required by applicable law, regulation, or rule of any stock exchange on which the Shares are listed. No termination, suspension, or modification of the Plan shall adversely affect in any material way any right of any Participant or any successor under an Award granted before the date of such termination, suspension or modification, without the written consent of the Participant or successor; provided that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 4.3 does not adversely affect any such right.
(b) Any member of the Board who is an officer or employee of the Company shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member’s individual interest under the Plan.
16.2 Amendment of Award Agreements. The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant or successor under any outstanding Award Agreement in any material way without the written consent of the Participant or successor, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed.
16.3 Repricing of Stock Options and SARs. Notwithstanding the foregoing, there shall be no amendment to the Plan or any Award Agreement that results in the repricing of Options or SARs without stockholder approval. For this purpose, repricing includes a reduction in the exercise price of the Option or SAR, the cancellation of an Option or SAR in exchange for cash, Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, Stock Awards, Stock Units or any other consideration provided by the Company but does not include any adjustment described in Section 4.3.

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17. Tenure
Nothing contained in the Plan shall be construed as a contract of employment between the Company or a Subsidiary and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ or service of the Company or a Subsidiary or as a Non-Employee Director of the Board or to limit the right of the Company or a Subsidiary to discharge any person with or without cause.
18. Substitute Awards; Other Actions
18.1 Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
18.2 In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
18.3 Any Shares issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 18.1 or 18.2 will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 4 of the Plan, except as otherwise provided in this Plan. In addition, no Shares subject to an award that is granted by, or becomes an obligation of, the Company under Section 18.1 or 18.2 will be added to the aggregate limit contained in Section 4.1.
19. Loan Agreements
Each Award shall be subject to the condition that the Company shall not be obligated to issue or transfer its Shares or to pay an amount in cash to the Participant thereof on its exercise, or otherwise, if the Committee or the Board determines that such issuance, transfer, or payment would violate any covenant in any loan agreement, any other contract to which the Company or a Subsidiary is a party or any applicable laws.
20. Governing Law
The Plan, and all Awards and agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois and, in the case of ISOs, Code Section 422 and regulations issued thereunder.
21. Effective Date and Term of Plan
21.1 Effective Date. The Plan was adopted by the Board on July 15, 2026, to be effective upon the approval of the Plan by the stockholders of the Company at the Company’s annual meeting of stockholders held on September 23, 2026 (the “Effective Date”), and any adjournment or postponement thereof. No grants will be made on or after the Effective Date under the 2013 Plan, provided that outstanding awards granted under the 2013 Plan will continue following the Effective Date in accordance with their terms.
21.2 Term of Plan. Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

C-10 |

22. Acknowledgments.
Notwithstanding anything in the Plan or an Award Agreement to the contrary, nothing in the Plan or in an Award Agreement (or otherwise) (a) limits a Participant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Sarbanes-Oxley Act of 2002) or (b) prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
23. Clawback.
Any Award Agreement (or any part thereof) may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain or earnings related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee in accordance with (a) the Company’s Compensation Recoupment Policy, Effective October 2, 2023 or any other Company clawback or recoupment policy or policies as adopted from time to time, including any policy that is adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise (in each case, the “Clawback Policy”), or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting awards under the Plan, the Participants consent to be bound by the terms of the Clawback Policy, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any award, any gains or earnings related to any award, or any other amount paid under the Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participant’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

2026 Proxy Statement | C-11

SCAN TO
VIEW MATERIALS & VOTE

*AAR CORP.*
*1100 NORTH WOOD DALE ROAD*
*WOOD DALE, IL 60191*

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 22, 2026 for shares held directly and by 11:59 P.M. Eastern Time on September 18, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/AIR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 22, 2026 for shares held directly and by 11:59 P.M. Eastern Time on September 18, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01825-P55179

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**AAR CORP.**

**The Board of Directors recommends you vote FOR the following:**

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. John W. Dietrich | ☐ | ☐ | ☐ |
| 1b. Robert F. Leduc | ☐ | ☐ | ☐ |
| 1c. Peter Pace | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR proposals 2, 3 and 4.** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Advisory proposal to approve our Fiscal Year 2026 executive compensation | ☐ | ☐ | ☐ |
| 3. Approve our new stock plan | ☐ | ☐ | ☐ |
| 4. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal Year 2027 | ☐ | ☐ | ☐ |

**NOTE:** As to any other business as may properly come before the meeting or any adjournment or postponement thereof, the Proxy will be voted in the discretion of the proxies.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice & Proxy Statement, Annual Report on Form 10-K and Annual Report to Stockholders are available at www.proxyvote.com.

T01826-P55179

**AAR CORP.**
**This proxy is solicited by the Board of Directors**
**Annual Meeting of Stockholders**

The undersigned hereby appoints JOHN M. HOLMES and JESSICA A. GARASCIA, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2026 Annual Meeting of Stockholders of AAR CORP. to be held at 9:00 A.M. Central Time on September 23, 2026, or any adjournment or postponement thereof, and to vote, as designated on the reverse side of this Proxy, all shares of AAR CORP. Common Stock that the undersigned is entitled to vote. Such meeting will be held via the Internet at www.virtualshareholdermeeting.com/AIR2026.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on the reverse side.**

**Continued and to be signed on reverse side**